UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Pool Corporation

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POOL CORPORATION
_____________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2016 annual meeting of stockholders (the Annual Meeting) of Pool Corporation (the Company, we, us or our) will be held on Wednesday, May 4, 2016, at 9:00 a.m., Central Time, at our corporate headquarters, located at 109 Northpark Boulevard, Covington, Louisiana 70433.

At the Annual Meeting, you will be asked to:

1.	elect eight directors, each to serve a one-year term or until their successors have been elected and qualified;

2.	ratify the retention of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the 2016 fiscal year;

3.	cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement (the say-on-pay vote);

4.	reapprove the Pool Corporation Strategic Plan Incentive Program;

5.	approve the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan;

6.	approve the Pool Corporation Executive Officer Annual Incentive Plan;

7.	approve the Pool Corporation Amended and Restated Employee Stock Purchase Plan; and

8.	consider any other business which may properly arise at the Annual Meeting.

The accompanying Proxy Statement describes the matters being voted on and contains other information relating to Pool Corporation.

The Board of Directors has set March 16, 2016 as the record date for the Annual Meeting. This means that only record owners of the Company’s common stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

By Order of the Board of Directors,
Jennifer M. Neil
Corporate Secretary
Covington, Louisiana
March 30, 2016

We urge each stockholder to promptly sign and return the enclosed proxy card or if applicable, to use telephone or internet voting. See “Frequently Asked Questions Regarding Attendance and Voting” for information about voting by telephone or internet.

POOL CORPORATION

POOL CORPORATION

109 Northpark Boulevard
Covington, Louisiana 70433

PROXY STATEMENT

Frequently Asked Questions Regarding Attendance and Voting
Q: Why am I receiving these materials?
A: The Board of Directors (the Board) of Pool Corporation (the Company, we, us or our) is providing these proxy materials to you in connection with its solicitation of proxies for use at the 2016 annual meeting of our stockholders (the Annual Meeting). Stockholders at the close of business on March 16, 2016, the record date, are entitled to vote at the Annual Meeting.
Q: Who may vote?
A: With respect to the election of directors, each stockholder is entitled to one vote for every share of common stock, $0.001 par value (Common Stock) owned on the record date for each position to be filled. For all other matters, each stockholder is entitled to one vote on each matter presented for each share of our Common Stock owned on the record date. On March 16, 2016, there were approximately 42,024,738 shares of our Common Stock outstanding. This Proxy Statement is being mailed to stockholders on or about March 30, 2016.
Q: When and where will the Annual Meeting be held?
A: The Annual Meeting will be held on Wednesday, May 4, 2016, at 9:00 a.m., Central Time, at our corporate headquarters, located at 109 Northpark Boulevard, Covington, Louisiana 70433.
Q: How can I obtain directions to the Annual Meeting?
A: To obtain directions to the Annual Meeting, please contact Investor Relations at (985) 892-5521.
Q: What proposals will be voted upon at the Annual Meeting?
A: At the Annual Meeting, you will be asked to:

(1)	elect eight directors to the Board of Directors, each to serve a one-year term or until their successors have been elected and qualified;

(2)	ratify the retention of Ernst &Young LLP as our independent registered public accounting firm for the 2016 fiscal year;

(3)	cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the say-on-pay vote);

(4)	reapprove the Pool Corporation Strategic Plan Incentive Program;

(5)	approve the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan;

(6)	approve the Pool Corporation Executive Officer Annual Incentive Plan; and

(7)	approve the Pool Corporation Amended and Restated Employee Stock Purchase Plan.
The Board does not know of any additional matters to be presented at our Annual Meeting other than those described in this Proxy Statement.
Q: What are the Board’s voting recommendations?
A: The Board unanimously recommends that you vote your shares FOR each of the seven proposals described above.

Q: How do I vote?
A: If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. You can also vote by telephone or the internet. Voting instructions are provided on the proxy card included in the proxy materials.
If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or internet voting will depend upon the voting process of your bank, broker or other holder of record.
If you come to the Annual Meeting, you can, of course, vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.
Q: How many votes must be represented to hold the Annual Meeting?
A: In order to carry on the business of the Annual Meeting, a quorum must be present. This means at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. If you submit your proxy instructions or if you attend the Annual Meeting in person, your shares will be counted for the purpose of determining a quorum, even if you abstain from voting on some or all matters introduced at the Annual Meeting. Also, if you hold your shares in street name, your shares will be counted in determining a quorum if your broker, bank or other holder of record votes your shares on any matter.
Q: Could other matters be decided at the Annual Meeting?
A: We are not aware of any matters to be presented other than those described in this Proxy Statement. By signing and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such matter in accordance with their best judgment.
Q: What if I do not indicate my voting instructions for one or more of the matters on my proxy card?
A: If you execute and return your proxy but do not give voting instructions, your shares will be voted as recommended by the Board. This means that unless your proxy is otherwise marked, properly executed proxies will be voted FOR the election of each of the director nominees, and FOR each of the other proposals.
Q: What happens if I do not return my proxy? What is discretionary voting authority, and what is a broker non-vote?
A: If you are a holder of record and do not return a proxy, your shares will not be voted.
If you are a street name holder and do not provide voting instructions to your broker, your shares may be voted on any matter on which your broker has discretionary authority to vote. Under the rules of the New York Stock Exchange (NYSE), brokers generally have discretionary authority to vote on “routine” matters but not on “non-routine” matters. A “broker non-vote” occurs when a broker holding shares for a street name holder returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares. Broker non‑votes will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting.
The ratification of the appointment of the independent registered public accounting firm is considered a routine matter; the remaining proposals listed in this Proxy Statement are classified as non-routine matters under the NYSE rules. Therefore, if you are a street name holder and do not provide voting instructions to your broker, your broker may only cast a vote with regard to the ratification of the appointment of the independent registered public accounting firm.

Q: What is the vote required, and how will my vote be counted, to elect the director nominees and to approve each of the other proposals discussed in this proxy statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1 - Election of eight director nominees	For, against or abstain on each director nominee	Affirmative vote of a majority of the votes cast	N/A	No effect

No. 2 - Ratification of the appointment of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	N/A

No. 3 - Approval, on an advisory basis, of the compensation of our executive officers	For, against, or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

No. 4 - Reapproval of the Company’s Strategic Plan Incentive Program	For, against, or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

No. 5 - Approval of the Company’s Amended and Restated 2007 Long‑Term Incentive Plan	For, against, or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

No. 6 - Approval of the Company’s Executive Officer Annual Incentive Plan	For, against, or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

No. 7 - Approval of the Company’s Amended and Restated Employee Stock Purchase Plan	For, against, or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	No effect
In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the shares of our Common Stock voted. In contested elections (where the number of nominees exceeds the number of directors to be elected), our directors are elected by a plurality of shares of our Common Stock voted. Under our Bylaws, all other matters require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our Certificate of Incorporation or our Bylaws.

Q: Can I change or revoke my proxy?
A: Yes. To change or revoke your proxy at any time before the shares are voted at the Annual Meeting, you must either:

a)	mail (i) a new proxy card with a later date or (ii) a written revocation addressed to:
Pool Corporation
Jennifer M. Neil, Corporate Secretary
109 Northpark Boulevard
Covington, LA 70433-5001
or

b)	attend the Annual Meeting and vote in person.
Q: Who will pay the expenses incurred in connection with the solicitation of my vote?
A: We pay the cost of preparing proxy materials and soliciting your vote. We will, upon request, reimburse brokers and other nominees for the cost of mailing materials to beneficial owners. Some of our employees, who will receive no additional compensation, may solicit proxies by telephone, facsimile or electronic mail. We also pay all Annual Meeting expenses.
Q: What happens if the Annual Meeting is postponed or adjourned?
A: Unless a new record date is fixed, your proxy will still be good and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 4, 2016:
The Company’s Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2015 are available at http://ir.poolcorp.com/Proxy.

ELECTION OF DIRECTORS
(Proposal 1)

General

Our Bylaws provide that the size of our Board may be increased or decreased from time to time by resolution of the Board.  On October 28, 2015, James J. Gaffney and George T. Haymaker, Jr. notified the Board that they each intended to retire at the end of their terms, and as such, did not intend to stand for re-election at our 2016 Annual Meeting.  At that time, the Board increased its size from eight members to ten members and, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Timothy M. Graven and David G. Whalen.

The Board has nominated eight of our current directors to serve a one-year term and currently intends to reduce its size to eight members following the Annual Meeting.  Other than Messrs. Graven and Whalen, each of the nominees was previously elected a director of the Company by our stockholders, and each has indicated his intention to serve if elected.  However, if any director nominee is unable or unwilling to take office at the Annual Meeting, your proxy may be voted in favor of another person or other persons nominated by the Board.  Once elected, each director will hold office until his successor has been elected and qualified or until the director’s earlier resignation or removal.

In December 2012, the Board amended our Bylaws to implement a majority voting standard in uncontested director elections.  As a result of this amendment, if the number of shares voted for any sitting director does not exceed the number of votes withheld with respect to that director, that director must submit a letter to the Board offering to resign.  The Board, after considering the recommendation of the Nominating and Corporate Governance Committee, must make a decision whether to accept, reject or take other action with respect to the resignation within 90 days from certification of the election results.

Information about our Director Nominees

Below is biographical information about each of our director nominees including information regarding his tenure as a director, his business experience and qualifications, his education and other company directorships.  The summaries are not comprehensive, but describe the primary experiences, attributes and skills that led the Nominating and Corporate Governance Committee and our Board to determine that these individuals should serve as directors of our Company.  In addition to the qualifications referred to below, we believe each individual has a reputation for integrity, honesty, and high ethical standards and has demonstrated sound business judgment.

Wilson B. Sexton (79)
Chairman and director since: 1993

Business experience: Our chief executive officer (CEO) from 1999 to 2001.

Other directorships: Director of Houston Wire and Cable Company, a wholesale distributor of electrical wire and cable, and serves on its audit and compensation committees; previously a director of Beacon Roofing Supply, Inc., a wholesale distributor of roofing and complementary building products.

Other qualifications: Bachelor of Business Administration, Southern Methodist University; Certified Public Accountant; among other qualifications, Mr. Sexton brings to the Board strong financial acumen along with extensive managerial experience and industry knowledge.

Areas of experience include:

▪	Industry knowledge

▪	Operations

▪	Strategic planning

▪	Distribution

▪	International operations

Andrew W. Code (57)
Director since: 1993

Business experience: A founding partner in Promus Capital, a wealth management, private equity, alternative investments and multi-family office with over $900 million under management; a founding partner of CHS Capital, a Chicago-based private equity firm since 1988, with five funds totaling over $2.7 billion in assets under management and having purchased over 300 companies with total revenue exceeding $15 billion.

Other directorships: Serves as a member of various private, profit and non-profit boards of directors, including the boards of directors of the University of Iowa Foundation, where he serves as chair of the investment committee, Resource Land Holdings, Creation Investments, CAPX Partners, LaSalle Capital, Quality Control Corporation, Boat House Holdings and ProSteel Security Products; previously a director of ARC Document Solutions (ARC), a leading reprographics company providing document management services to the architectural, engineering and construction industry and The Hillman Companies, Inc., a distributor of hardware items, key duplication and engraving equipment.

Other qualifications: Bachelor of Arts and Master of Business Administration, University of Iowa; among other qualifications, Mr. Code brings to the Board extensive financial expertise, many years of senior leadership and business development experience, and significant acquisition and initial public offering experience.

Areas of experience include:

▪	Finance

▪	Mergers and acquisitions

▪	Strategic opportunities

▪	Management

▪	Compensation

Timothy M. Graven (64)
Director since: October 28, 2015

Business experience: Co-founder and managing member of Triad Investment Company, LLC, a private investment company, since 1994; president, chief operating officer and director of Steel Technologies, Inc., a former NASDAQ‑listed steel processing company, from 1990-1994, as well as serving in various positions including executive vice president, chief financial officer, vice president finance and corporate controller from 1979-1990.

Other directorships: Previously a director of Performance Food Group Company (PFG), a foodservice distribution company, from 1993-2008, serving on its audit, compensation, and corporate governance committees; director of Processing Technologies, Inc., a joint venture of LTV Steel, Mitsui Steel Development Company and Steel Technologies, Inc. from 1988‑1994; and director of Soltec, Inc., a Kentucky manufacturing company, from 1988-1992.

Other qualifications: Bachelor of Science, Murray State University; Certified Public Accountant; among other qualifications, Mr. Graven brings to the Board broad leadership and corporate governance experience as well as comprehensive experience in financial and risk management matters.

Areas of experience include:

▪	Finance

▪	Management

▪	Compensation

▪	Corporate governance

▪	Audit

Manuel J. Perez de la Mesa (59)
Director and chief executive officer since: 2001

Business experience: Our president since 1999 and our chief operating officer from 1999-2001; previous general, financial and operations management experience with Watsco, Inc. from 1994 to 1999, Fresh Del Monte Produce B.V. from 1987 to 1994, International Business Machines Corp. from 1982 to 1987, and Sea‑Land Service Inc./R.J. Reynolds, Inc. from 1977 to 1982.

Other directorships: Director of ARC and serves on its compensation and audit committees; director of Patriot Holdings LLC.

Other qualifications: Bachelor of Business Administration, Florida International University; Master of Business Administration, St. John’s University; among other qualifications, Mr. Perez de la Mesa brings to the Board extensive management experience, over 15 years of industry knowledge, a broad strategic vision for the Company, and a strong financial acumen.

Areas of experience include:

▪	Management

▪	Strategic planning

▪	International operations

▪	Finance

▪	Industry knowledge

Harlan F. Seymour (66)
Director since: 2003

Business experience: From 2000 to present, conducts personal investments in both public and private companies and business advisory services through HFS LLC, particularly in the area of strategic planning services for companies in a wide variety of industries; previously served as executive vice president of Envoy Corporation, a publicly traded provider of EDI and transaction processing services for the healthcare market, from 1997 to 1999 when it merged with Quintiles Transnational; previous general, financial and operations management experience with Jefferson Capital Partners from 1996 to 1997, Trigon Blue Cross Blue Shield from 1994 to 1996, and First Financial Management Corporation from 1983 to 1994, serving from 1990 to 1994 as president and CEO of its subsidiary, First Health Services Corporation and previously as senior vice president, corporate development.

Other directorships: Serves as a member of various private boards of directors, including Rx Innovation, a company that provides technology solutions to pharmacies and utilizes pharmacy transactions data to improve patient outcomes and the advisory board of Calvert Street Capital Partners, a private equity firm; previously a director of Envoy Corporation and chairman of ACI Worldwide, Inc. (ACI), a global provider of software for electronic payments and electronic commerce.

Other qualifications: Bachelor of Arts, University of Missouri; Master of Business Administration, Keller Graduate School of Management; among other qualifications, Mr. Seymour brings to the Board senior leadership experience, information technology knowledge, strategic planning, operating and acquisition expertise.

Areas of experience include:

▪	Strategic planning

▪	Business development

▪	Operations

▪	Information technology

▪	Finance

Robert C. Sledd (63)
Director since: 1996

Business experience: Managing partner of Pinnacle Ventures, LLC, a venture capital firm, and Sledd Properties, LLC, an investment company, from 2001 to present; previously CEO of PFG from 1987 to 2001 and from 2004 to 2006.

Other directorships: Director of Owens and Minor, Inc., a distributor of medical and surgical supplies, chairs its compensation and benefits committee, and serves on its governance and nominating committee and its executive committee; director of Universal Corporation, a leaf tobacco merchant and processor, and serves on its audit, finance and pension investment committees; chairman of PFG from 1995 to 2008 and director from 1987 to 2008.

Other qualifications: Bachelor of Science, Business Administration, University of Tennessee; among other qualifications, Mr. Sledd brings to the Board executive leadership experience, including his past service as a CEO of a public company, along with extensive strategic planning, brand marketing experience and financial expertise.

Areas of experience include:

▪	Finance

▪	Operations

▪	Marketing

▪	Business development

▪	Strategic planning

John E. Stokely (63)
Director since: 2000

Business experience: Our lead independent director; from 1996 to 1999, president, CEO and chairman of Richfood Holdings, Inc., a regional Fortune 500 wholesale food distributor and operator of retail grocery stores prior to its acquisition by SuperValu Inc.

Other directorships: Director of Malibu Boats, Inc., a manufacturer of performance sports boats, and serves on its audit committee and nominating and governance committee; previously a director of O’Charley’s Inc., a national restaurant chain, Nash Finch Company, a wholesale food distributor, PFG, Imperial Sugar Company, and ACI.

Other qualifications: Bachelor of Arts, University of Tennessee; among other qualifications, Mr. Stokely brings to the Board experience in providing strategic, financial, and risk management advice to companies engaged in a variety of industries, unique strategic insight, distribution and retail expertise and extensive senior leadership experience; additionally, Mr. Stokely’s previous experience as CEO of Richfood Holdings, Inc. afforded him with significant acquisition experience.

Areas of experience include:

▪	Finance

▪	Management

▪	Operations

▪	Corporate governance

▪	Distribution

David G. Whalen (58)
Director since: October 28, 2015

Business experience: President and CEO of A.T. Cross Company (subsequently Costa Inc.) from 1999-2014, a global manufacturer of personal accessories including writing instruments under the Cross brand name and premium sunglasses under the Costa brand name; general, marketing, acquisition, operations and international management experience with Bausch & Lomb, Inc. from 1991-1999 serving in various positions including corporate vice president, president North American eyewear division and president Europe, Middle East, Africa division; general, marketing, strategic and finance experience with G. Heileman Brewing Company from 1989-1991 serving as vice president business development and with Booz Allen Hamilton as a marketing associate from 1986-1988.

Other directorships: Director of Phoenix Footwear Group, Inc.; and director of Bowrail Corp., the parent company of JN Phillips Auto Glass; previously director of A.T. Cross Company

Other qualifications: Bachelor of Arts, with Honors, Trinity College; Master of Business Administration, University of Chicago; among other qualifications, Mr. Whalen brings to the Board background in implementing marketing, operations and finance strategies for global companies engaged in a variety of industries, distribution and retail expertise and extensive senior leadership experience in the United States and abroad. Additionally, Mr. Whalen’s previous success engineering a major restructuring as well as identifying and integrating a number of acquisitions afford him with unique strategic and operational insight.

Areas of experience include:

▪	Management

▪	Marketing

▪	Finance

▪	Mergers and acquisitions

▪	International operations

▪	Strategic planning

The Board of Directors unanimously recommends that our stockholders vote FOR the election of each of the director nominees.

Our Nominating and Corporate Governance Committee recommended to our full Board of Directors the foregoing nominees, and our Board has nominated them for election by our stockholders. At least annually, our Nominating and Corporate Governance Committee evaluates the effectiveness of the operation of our Board and Board committees and reviews the appropriateness of the composition and size of our Board and Board committees. In considering potential nominees, our Nominating and Corporate Governance Committee looks for persons with the highest personal and professional ethics, integrity and values, who can commit themselves to representing the long-term interests of our stockholders. Nominees must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on our Board for an extended period of time.

In reviewing the composition of our Board and potential nominees, our Nominating and Corporate Governance Committee also considers the director independence and committee requirements of The NASDAQ Stock Market LLC (NASDAQ) listing rules and all legal requirements. Our Board seeks independent directors with a broad diversity of experience, professions, skills, geographic representation and backgrounds that will enhance the quality of the Board’s deliberations and decisions. Our Nominating and Corporate Governance Committee does not assign specific weights to particular criterion and no particular criterion is necessarily applicable to all prospective nominees. Prospective nominees are not discriminated against on the basis of age, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Our Nominating and Corporate Governance Committee and Board believe the nominees fulfill the criteria described above. In addition, the Board has determined that three-fourths of the nominees (including all committee members) are independent under NASDAQ listing rules. All five current members of our Audit Committee are “audit committee financial experts,” as defined by SEC rules. In addition to these attributes, each of the nominees has a strong and unique background and experience which led our Nominating and Corporate Governance Committee and Board to conclude that he should serve as a director of our Company. These qualifications are described individually for each nominee above.

Our Company has grown rapidly through internal growth and acquisitions to become the world’s largest wholesale distributor of swimming pool supplies, equipment and related leisure products and one of the top three distributors of irrigation and landscape products in the United States. We currently operate in 39 states, one U.S. territory and 11 foreign countries. Accordingly, our nominees have experience in a variety of areas important to our Company, such as managing and overseeing large public and private companies, corporate governance and executive compensation, strategic planning, mergers and acquisitions, financing growing businesses, international operations, information technology and marketing, and experience in our industry. Our Nominating and Corporate Governance Committee and Board believe that these nominees together provide us with the range and depth of experience and capabilities needed to oversee the management of our Company.

Director Independence

To be considered independent under the listing rules of NASDAQ, directors must be free from any relationship with management or the Company, which, in the opinion of the Board, would interfere with the exercise of independent judgment. The Board has determined that eight of our ten current directors - Messrs. Code, Gaffney, Graven, Haymaker, Seymour, Sledd, Stokely and Whalen - meet the definition of an independent director as defined by NASDAQ listing rules. The Board’s independent directors regularly meet in executive session (without management present) at each Board and committee meeting.

Board Leadership Structure and Lead Independent Director

The positions of Chief Executive Officer (CEO) and Chairman of the Board (Chairman) are presently held by two different individuals, and the Board continues to believe that this is the most appropriate leadership structure for our Company. The principal responsibility of the CEO is to manage the business. The principal responsibilities of the Chairman are to manage the operations of the Board and its committees and provide counsel to the CEO on behalf of the Board.

However, because our Chairman is not considered an independent director, our Board has elected a Lead Independent Director. Mr. Stokely currently serves as the Board’s Lead Independent Director. Our Lead Independent Director’s responsibilities include the following:

▪	assign tasks to the Board’s committees;

▪	determine the appropriate schedule of Board meetings after consultation with our CEO, Chairman, and other Board members;

▪	consult with our CEO, Chairman and other Board members on the agenda of the Board;

▪	assess the quality, quantity, and timeliness of the flow of information from management to the Board;

▪	direct the retention of consultants who report directly to the Board;

▪	coordinate with the Chairman of the Nominating and Corporate Governance Committee to oversee compliance with and implementation of corporate governance policies;

▪	coordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors;

▪	assist the Chairman of the Compensation Committee in his evaluation of our CEO’s performance; and

▪	perform such other functions as the Board may direct.

Director Attendance at Meetings

Our Board held seven meetings in the 2015 fiscal year. As stated in our Corporate Governance Guidelines, we expect directors to attend Board meetings and meetings of the Board committees on which they serve. In the 2015 fiscal year, each of our incumbent directors attended 75% or more of the total number of Board meetings and meetings of the Board committees on which he served.

We encourage each member of our Board to attend the annual meeting and all of our directors then in office attended the 2015 annual meeting.

Board’s Role in Risk Oversight and Assessment
Our employees, managers and officers conduct our business under the direction of our CEO and the oversight of our Board to enhance our long-term value for our stockholders. The core responsibility of our Board is to exercise its fiduciary duty to act in the best interest of our Company and our stockholders. In discharging this obligation, our Board and committees perform a number of specific functions, including risk assessment, review and oversight. While management is responsible for the day-to-day management of risk, our Board is responsible for oversight of our risk management programs, ensuring that an appropriate culture of risk management exists within the Company and assisting management in addressing specific risks, such as strategic risks, financial risks, regulatory risks and operational risks.

Our Board’s goal is to have systems and processes in place to bring to its attention the material risks facing our Company and to permit the Board to effectively oversee the management of these risks. As reflected in our Code of Business Conduct and Ethics, our

Board seeks to establish a “tone at the top” communicating our Board’s strong commitment to ethical behavior and compliance with the law. In furtherance of these goals, our Board regularly includes agenda items at its meetings relating to its risk oversight obligations and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, disaster recovery and business continuity planning, succession planning, safety and risk management, insurance, and operations. Our Board also sets and regularly reviews quantitative and qualitative authority levels for management. Further, our Board oversees the strategic direction of our Company, and in doing so considers the potential rewards and risks of our Company’s business opportunities and challenges, and monitors the development and management of risks that may impact our strategic goals.

While risk oversight is a full Board responsibility, we also empower our various Board committees to address risk oversight in their respective areas and regularly report on their activities to our full Board. For example, our Strategic Planning Committee routinely reviews with management external and internal risks that may impact our strategic goals and our Compensation Committee assesses risks related to compensation. Our Audit Committee regularly reviews our disclosure controls and procedures and internal control over financial reporting, our Code of Business Conduct and Ethics, and other legal and regulatory matters affecting our Company, including compliance policies. Our Audit Committee also discusses our major financial risk exposures and steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Our Director of Internal Audit reports to and regularly meets in executive session with our Audit Committee.

Compensation-Related Risk
Our Compensation Committee assesses risks associated with our compensation policies and practices. We do not believe that our compensation policies or practices are reasonably likely to have a material adverse effect on our Company. While risk taking is a necessary part of growing a business, our compensation philosophy is focused on aligning compensation with the long-term interests of our stockholders as opposed to rewarding short-term management decisions that could pose long-term risks. For example:

▪	our annual cash incentive programs are capped for all members of senior management, including our Named Executive Officers;

▪	our Share Ownership Guidelines require our Named Executive Officers to hold Company stock;

▪	we maintain a clawback policy for executive compensation;

▪	our Insider Trading Policy prohibits hedging, pledging or monetization transactions involving our stock; and

▪	our equity-based long-term incentive compensation cliff vests over a period of three to five years for all management recipients, including our Named Executive Officers.
Moreover, equity awards are granted annually, so executives always have unvested awards that could significantly decrease in value if our business is not managed for the long-term.
Access to Management and Employees
Directors have full and unrestricted access to our management and employees. Additionally, key members of management attend Board meetings from time to time to present information about the results, plans and operations within their areas of responsibility.
Communications with the Board
Stockholders and other interested parties may communicate with the members of our Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 109 Northpark Boulevard, Covington, Louisiana 70433. Communications are distributed to the Board, or to a specific member of the Board, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as junk mail, mass mailings, resumes and other forms of job inquiries and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable may be excluded.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer) and directors. Our Code of Business Conduct and Ethics is posted on our website at www.poolcorp.com and can also be obtained free of charge by sending a request to our Corporate Secretary at 109 Northpark Boulevard, Covington, Louisiana 70433. As permitted by SEC and NASDAQ rules, we intend to satisfy the disclosure requirement regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website.

Board Committees
Board committees work on key issues in greater detail than would be possible at full Board meetings. The Board has appointed four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee. Each of these Board committees is comprised entirely of independent directors and operates under a written charter, which sets forth the committees’ authorities and responsibilities. The charters are posted on our website at www.poolcorp.com under the “Governance” link in the “Investors” section.

The following table shows the membership of each of our Board committees during the 2015 fiscal year and the number of meetings each committee held during that year.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning Committee
Andrew W. Code		✓
James J. Gaffney	✓		Chair
George T. Haymaker, Jr.		Chair		✓
Harlan F. Seymour	✓		✓	Chair
Robert C. Sledd	✓	✓
John E. Stokely	Chair		✓
No. of Meetings in 2015	8	5	3	2

In 2016, Mr. Graven was appointed to the Audit Committee and the Nominating and Corporate Governance Committee, and Mr. Whalen was appointed to the Audit Committee and the Strategic Planning Committee. Additionally, Mr. Seymour stepped down from the Audit Committee and was appointed to the Compensation Committee.

The following sections briefly describe our Board committees and outline certain of their principal functions. These descriptions are qualified in their entirety by the full text of the Board committee charters.

Audit Committee

The Audit Committee assists the Board in monitoring:

▪	management’s process for ensuring the integrity of our financial statements;

▪	the independent registered public accounting firm’s qualifications and independence;

▪	the performance of our internal audit function and independent registered public accounting firm;

▪	information technology security and risk, including cyber security; and

▪	management’s process for ensuring our compliance with legal and regulatory requirements.

The Board has determined that each Audit Committee member meets the requirements for independence, experience and expertise, including financial literacy, as set forth in the applicable SEC and NASDAQ rules. The Board has further determined that Messrs. Stokely, Gaffney, Graven, Sledd and Whalen are “audit committee financial experts” as defined in the SEC rules.

Compensation Committee

Our Compensation Committee is responsible for oversight of our executive compensation and makes recommendations to our entire Board with respect to director compensation, incentive compensation plans for senior management and equity-based plans for all employees. All members of the Compensation Committee are independent based on the applicable definition of independence for compensation committee members in NASDAQ listing standards, Rule 16b-3 of the Exchange Act, as amended, and Internal Revenue Code Section 162(m). The Compensation Committee’s specific responsibilities and duties are outlined in detail in our Compensation Committee Charter. The Compensation Committee has full and final authority in connection with the administration of our stock plans and, in its sole discretion, may grant options and make awards of shares under such plans.

The Compensation Committee has the authority to engage the services of outside advisers, experts and others. Specifically, the Compensation Committee may periodically retain compensation consultants to review the overall structure and design of our compensation programs and their suitability in meeting our compensation objectives. In addition, when changes to specific compensation programs are considered, the Compensation Committee may use an outside consultant to review the design and suitability of that specific program.

In 2015, the Compensation Committee engaged Lyons, Benenson & Company Inc. (Lyons), a compensation consultant, to conduct a review of non‑employee director and chairman compensation. Lyons reported directly to the Compensation Committee Chairman and was advised by the Compensation Committee to compare our director compensation program against our peer group. Also in 2015, in an effort to continue to ensure that our executive compensation properly aligns with the interests of our stockholders and remains comparable with the market, the Compensation Committee engaged Lyons to review our 2016 executive compensation program and peer group composition. As required by SEC and NASDAQ rules, the Compensation Committee has assessed the independence of Lyons, determined that Lyons is independent from management and concluded that Lyons’ work did not raise any conflict of interest.

For more information regarding the processes used by the Compensation Committee to determine executive compensation, see the section titled “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including:

▪	identifying qualified individuals to be considered for nomination as a director;

▪	recommending to the Board director nominees for the next annual meeting of stockholders;

▪	assisting the Board in committee member selection;

▪	evaluating the overall effectiveness of the Board and committees of the Board; and

▪	reviewing and considering corporate governance practices.

The Nominating and Corporate Governance Committee has the authority to recommend to the Board candidates for Board membership. Stockholders may also make recommendations for director nominations by sending a letter to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 109 Northpark Boulevard, Covington, Louisiana 70433. Stockholders making nominations must also comply with the notice procedures set forth in our Bylaws. The Nominating and Corporate Governance Committee evaluates such candidates in the same manner as other candidates.

Strategic Planning Committee

The Strategic Planning Committee assists senior management in the analysis and preparation of our strategic plan, and then reports and makes recommendations regarding our strategic plan to the Board. Our strategic planning process involves defining the Company’s strategy and making decisions on allocating resources, including capital and people, to pursue this strategy. Our strategic plan, which we update and review with the Board periodically, incorporates specific goals for growth and business development over the next three to five years.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, George T. Haymaker, Jr., Andrew W. Code, and Robert C. Sledd served on the Compensation Committee and none of them served at any time as officers or employees of the Company or any of its subsidiaries. None of our executive officers served in the last fiscal year as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

Information about our Executive Officers

The following table presents, as of March 16, 2016, certain information about our current executive officers (other than Mr. Perez de la Mesa, our President and Chief Executive Officer, whose biographical information appears under “Election of Directors”). We expect that each of these officers will remain in his or her current position following the Annual Meeting.

Name and age	Positions and recent business experience
A. David Cook (60)	Group Vice President ▪ Group Vice President since 2007 ▪ Vice President from 1997 to 2007 ▪ Director of National Sales Development of our principal operating subsidiary from 1993 to 1997
Mark W. Joslin (56)
Senior Vice President, Chief Financial Officer
▪    Vice President, Chief Financial Officer since 2004
▪    Vice President of Corporate Development of Eastman Chemical Company (Eastman) from 2002 to 2004
▪    Vice President and Controller of Eastman from 1999 to 2002

Kenneth G. St. Romain (53)	Group Vice President ▪ Group Vice President since 2007 ▪ General Manager from 2001 to 2007 ▪ Regional Manager from 1987 to 2001
Jennifer M. Neil (42)	Corporate Secretary, General Counsel ▪ Corporate Secretary since 2005 ▪ General Counsel since 2003
Melanie M. Housey Hart (43)
Corporate Controller, Chief Accounting Officer
▪    Chief Accounting Officer since 2008
▪    Corporate Controller since 2007
▪    Senior Director of Corporate Accounting from 2006 to 2007
▪    Senior Manager at Ernst & Young LLP from 2001 to 2006

PRINCIPAL STOCKHOLDERS

In accordance with Rule 13d-3 under the Exchange Act, the table below sets forth, as of March 16, 2016, certain information regarding beneficial ownership of Common Stock by (i) each of our directors, (ii) each of the executive officers listed in the Summary Compensation Table included in “Executive Compensation” (Named Executive Officers), (iii) all of our directors and executive officers as a group and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock. Based on information furnished to us by such stockholders, unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power. On February 26, 2015, the Board adopted a policy that prohibits executive officers and directors from pledging the Company’s Common Stock as collateral for a loan, including through the use of traditional margin accounts with a broker.

Name of Beneficial Owner	Number of Shares Beneficially Owned	(1)	Percentage of Outstanding Common Stock
Directors
Wilson B. Sexton	389,107	(2)	*
Andrew W. Code	112,846	(3)	*
James J. Gaffney	42,466		*
Timothy M. Graven	1,000		*
George T. Haymaker, Jr.	4,141		*
Manuel J. Perez de la Mesa	1,646,243	(4)	4%
Harlan F. Seymour	43,255	(5)	*
Robert C. Sledd	47,616	(6)	*
John E. Stokely	28,397		*
David G. Whalen	1,000		*
Named Executive Officers (7)
A. David Cook	191,906	(8)	*
Mark W. Joslin	214,359	(9)	*
Jennifer M. Neil	20,796	(10)	*
Stephen C. Nelson	208,737	(11)	*
Kenneth G. St. Romain	372,117	(12)	*

All executive officers and directors as a group (16 persons)	3,346,151	(13)	8%
Greater than 5% Beneficial Owners
BlackRock, Inc.	3,994,946	(14)	9%
Neuberger Berman Group LLC	2,956,411	(15)	7%
The Vanguard Group, Inc.	3,130,964	(16)	7%
_______________
*    Less than one percent.

(1)	Includes shares of unvested restricted stock for executive officers and directors as these shares convey the right to vote and receive dividends.

(2)
Includes (i) 19,929 shares that may be acquired upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016, all of which are held by a trust for which Mr. Sexton serves as trustee; (ii) 34,079 shares held directly by a charitable foundation over which Mr. Sexton has voting and investment power with respect to such shares; and (iii) 327,090 shares held by a trust for which Mr. Sexton serves as trustee.

(3)
Includes 80,000 shares held by a family trust for which Mr. Code serves as co‑trustee and 30,000 held directly by a charitable foundation of which Mr. Code is a director and president (although neither Mr. Code nor any members of his immediate family have a pecuniary interest in such shares).

(4)
Includes (i) 757,500 shares that Mr. Perez de la Mesa has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016; (ii) 5,000 shares beneficially owned by Mr. Perez de la Mesa’s wife; (iii) 187,232 shares held by a trust for which Mr. Perez de la Mesa serves as a trustee; and (iv) 666,000 shares held in three irrevocable trusts for the benefit of Mr. Perez de la Mesa’s adult children.

(5)	Includes 14,118 shares that Mr. Seymour has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016.

(6)	Includes 21,662 shares that Mr. Sledd has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016.

(7)
Information regarding shares beneficially owned by Mr. Perez de la Mesa, our Chief Executive Officer, who is a Named Executive Officer in addition to Ms. Neil and Messrs. Cook, Joslin, Nelson and St. Romain, appears above under the caption “Directors.”

(8)	Includes 96,000 shares that Mr. Cook has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016.

(9)	Includes 94,000 shares that Mr. Joslin has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016.

(10)	Includes 2,000 shares that Ms. Neil has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016.

(11)
Includes (i) 147,625 shares that Mr. Nelson has the right to acquire upon exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016; (ii) 400 shares that Mr. Nelson’s adult daughter has the right to acquire upon exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016; (iii) 815 shares held by Mr. Nelson’s adult daughter; (iv) 84 shares held by Mr. Nelson’s grandson; and(v) 5,218 shares held by a family trust, over which Mr. Nelson serves as a co-trustee and of which his wife is a beneficiary.

(12)
Includes 248,500 shares that Mr. St. Romain has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016.

(13)
Includes 1,416,209 shares that such persons have the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before May 15, 2016. Also includes 1,265,540 shares held in family trusts, 64,079 shares held in charitable foundations and 6,299 shares held by family members of such persons.

(14)
Based upon such holder’s Schedule 13G/A filed with the SEC on January 22, 2016. BlackRock, Inc. has sole voting power over 3,897,992 shares and sole dispositive power with respect to all shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(15)
Based upon such holder’s Schedule 13G/A filed with the SEC on February 10, 2016. Neuberger Berman Group LLC (Neuberger) has shared voting power and shared dispositive power with Neuberger Berman Investment Advisers LLC with respect to all shares. Neuberger Berman Equity Funds has shared voting and dispositive power with respect to 2,506,608 shares. The business address of Neuberger is 605 Third Avenue, New York, New York 10158.

(16)
Based upon such holder’s Schedule 13G/A filed with the SEC on February 10, 2016. The Vanguard Group, Inc. (Vanguard), an investment advisor, has sole voting power over 95,302 shares, sole dispositive power over 3,035,862 shares and shared dispositive power over 92,602 shares beneficially owned by its wholly‑owned subsidiary, Vanguard Fiduciary Trust Company. Vanguard Investments Australia, Ltd, a wholly-owned subsidiary of Vanguard is the beneficial owner of 5,200 shares. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section of the proxy statement (the CD&A) describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers (collectively, our Named Executive Officers or NEOs). This list includes our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and our next three most highly-compensated executives as of December 31, 2015. Additionally, under applicable SEC rules, our NEOs for fiscal 2015 include Mr. Nelson, our former Vice President, who retired in June 2015.

For fiscal 2015, our Named Executive Officers were:

▪	Manuel J. Perez de la Mesa, President, Chief Executive Officer and Director;

▪	Mark W. Joslin, Senior Vice President and Chief Financial Officer;

▪	A. David Cook, Group Vice President;

▪	Kenneth G. St. Romain, Group Vice President;

▪	Jennifer M. Neil, Corporate Secretary and General Counsel; and

▪	Stephen C. Nelson, former Vice President (retired June 30, 2015).

In this CD&A, we first provide an Executive Summary of our actions and highlights from 2015. We next explain the principles that guide our Compensation Committee’s executive compensation decisions, our Compensation Philosophy and Objectives. We then describe the Compensation Committee’s Process of Setting Compensation, including any supporting role played by the NEOs themselves. Finally, we discuss in detail each of the Components of Compensation, which includes, for each component, a design overview as well as the actual results yielded for each NEO in 2015.
Executive Summary

Our Company is the world’s largest wholesale distributor of swimming pool supplies, equipment and related leisure products, with approximately 100,000 wholesale customers around the world. We operate 336 locations worldwide with approximately 3,800 employees. For more information about our business, please see Item 1, “Business,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Over the past five years, the pool industry has continued to show signs of recovery, mostly due to the gradual improvement in remodeling and replacement activity. Our base business sales growth has rebounded since 2010, reflecting increased spending on consumer discretionary expenditures and higher replacement activities. Improvements in general external market factors in the United States including consumer confidence, employment, housing, consumer access to credit and economic expansion, largely complements our base business growth, which has been spurred by strong operational execution and market share gains. We feel these positive external trends have promoted increased consumer spending on products that enhance swimming pools and outdoor living spaces, such as building materials and energy-efficient equipment.

Overview of Fiscal 2015

Our Company’s financial and operational accomplishments for fiscal 2015 included the following:

▪	Sales growth of 5% to a record $2.36 billion;

▪	Operating income improvement of 14%, or $27.3 million;

▪	2015 diluted EPS up 19% to a record $2.90; and

▪	Net cash provided by operating activities that was 114% of net income.

We had a record-setting year in 2015, topped off with favorable, warmer weather in the fourth quarter, which contributed to record fourth quarter sales and our first profitable fourth quarter ever. Annual sales benefited from increased consumer spending on discretionary products, particularly related to replacement and remodel activity as pool owners are investing to upgrade existing pools and outdoor systems that increase energy efficiency and incorporate more technologically advanced products. Execution of our business plans, a continued gradual recovery of demand for discretionary replacement and remodel products and increased market share were the primary contributors to our sales growth in 2015.

Return to Stockholders

We have delivered consistent positive returns to stockholders over time, and in 2015 we continued our long history of increasing dividends and conducting share repurchases.

2015 Executive Compensation Program Highlights

▪
Our executive compensation program is designed and implemented by the Compensation Committee, which strives to incorporate compensation “best practices” into our program design. The following summary highlights our commitment to executive compensation practices that align the interests of our executives and stockholders:

	What we do:		What we don’t do:

✓	Our executive pay is predominantly performance-based and not guaranteed.	✗	We do not provide excessive perquisites to our executives.
✓	All of our variable compensation plans have caps on plan formulas.	✗	Directors and NEOs are prohibited from pledging their shares of company stock.
✓	Our equity plans contain “double trigger” change of control vesting provisions.	✗	Our equity plans prohibit the repricing of underwater stock options.
✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis.	✗	We do not have any related party transactions.
✓	We maintain share ownership guidelines.	✗	We do not provide any cash change of control payments to our executive officers.
✓	We maintain executive compensation clawback provisions.	✗	We do not provide excise tax gross-ups.
✓	The Compensation Committee, like all of our Board committees, is comprised solely of independent directors.
✓	Our Compensation Committee retains its own independent compensation consultant.
✓	Beginning in 2016, restricted stock awards include performance-based vesting criteria.

▪	A majority of each NEO’s target compensation has been and continues to be at-risk. The charts below show the 2015 plan design, or target, compensation mix by component:

▪
The Compensation Committee approved only a marginal increase in base salaries for each NEO (less than 3% on average), consistent with its long-standing policy of placing greater emphasis on the performance-based components of compensation.

▪
The Compensation Committee approved the same annual cash performance potential as the prior year for each NEO, with plan design targeted at 100% of base salary for our CEO and 75% of base salary for our other NEOs. Actual 2015 annual cash performance awards were 125% of base salary for our CEO and averaged 96% of base salary for our other NEOs based primarily on our attainment of the target level of the diluted earnings per share (EPS) component of the annual performance award.

▪
The Compensation Committee continued to emphasize the importance of our long-term growth by providing substantial pay‑for‑performance compensation opportunities through the medium-term Strategic Plan Incentive Program (SPIP) and long-term equity components. For the 2015 SPIP grant, which is based on the EPS growth in the three-year cumulative period from 2015 to 2017, the Compensation Committee established the diluted earnings per share baseline at $2.44, which was our 2014 diluted EPS. The minimum threshold to qualify for an incentive is $3.25 (representing 10% compounded annual growth) and the maximum threshold is $4.22 (representing 20% compounded annual growth). The Compensation Committee believes that while the targets are aggressive, they are reasonable and provide both a fair reward and strong upside potential for our executives. Actual 2015 cash payments under the SPIP were 123% of base salary (out of a possible 200% for maximum performance) for our NEOs as the Company’s 2015 diluted EPS of $2.90 fell around the middle of the 2013 SPIP grant (2013-2015 performance years) performance range of $2.46 - $3.20.

▪
Beginning with grants in 2015, our equity awards are subject to “double trigger” accelerated vesting upon a change of control; this means our unvested equity awards accelerate only if there is both a change of control and a diminution of an NEO’s compensation or responsibilities, or a relocation.

▪	The Compensation Committee determined the 2015 equity grants for all NEOs based on total compensation targets approximating the peer group median for total compensation.

▪
With regard to our CEO’s 2015 compensation in particular, the Compensation Committee kept the same compensation plan design intact with a very modest salary increase (2.2%), the same annual cash performance program potential, as well as the same medium-term SPIP and long-term equity components. The annual performance award continued to use EPS as the principal factor (140% of salary maximum potential), complemented with cash flow from operations (30% of salary maximum potential), and other specific objectives (30% of salary maximum potential). Mr. Perez de la Mesa’s equity grant of stock options and restricted shares had an estimated grant date fair value of $2,007,188 and cliff vests 50% after three years and 50% after five years.

Results Compared to Peers

Our total compensation is designed to target or approximate the peer median for total compensation (sometimes referred to as compensation by design) and ultimately varies depending on our performance. Our peer group is comprised of public companies primarily engaged in distribution,with similar size as reflected in both revenues and market capitalization. See “Process of Setting Compensation - Establishment of Peer Group” for further information on our peer group.

For perspective, the table below presents compounded annual growth rates (CAGR) for our EPS and stock price performance as well as our total stockholder return (TSR) performance compared to our peer group median as of December 31, 2015. In addition to our peer group, we believe that our performance should also be measured against the S&P MidCap 400 Index because (a) it is comprised of more similar-sized public companies that represent the most likely alternative investments for investors and (b) we have no direct public company peers given the niche nature of our industry. Given that our compensation philosophy stresses the long-term growth of stockholder value, we believe that longer-term performance data provides the most appropriate comparisons.

	POOL Corporation
	Adjusted (1) Diluted EPS CAGR	Stock Price CAGR	TSR CAGR	Peer Group Median TSR (2) CAGR	S&P MidCap 400 Index CAGR (3)
1-year	18.9%	27.3%	28.9%	(9.3)%	(3.7)%
3-year	16.2%	24.0%	25.4%	5.5%	11.1%
5-year	20.3%	29.1%	30.3%	9.5%	9.0%
10-year	7.3%	8.1%	8.9%	6.8%	6.4%

(1)	The 3-year CAGR is based on adjusted 2012 diluted EPS, which excludes a non-cash goodwill impairment charge of $6.9 million, or $0.14 per diluted share.

(2)
We calculated TSR based on changes in the market price of each company’s common stock plus dividends paid during the respective periods, if applicable, using information from company financial statements and various financial websites including www.nasdaq.com. In calculating TSR, we used stock-split adjusted amounts for both historical market prices and dividends paid.

(3)	As reported by NASDAQ.

As reflected in the table below, 2015 actual total compensation for our NEOs was 14% higher than the peer group median amount. This difference largely reflects our performance over the one-and three-year time frames during which our total stockholder return CAGR was 28.9% and 25.4% compared to our peer group median total stockholder return CAGR of (9.3)% and 5.5%, respectively. Moreover, our stock price CAGR also exceeds that of the S&P MidCap 400 Index for all periods presented above. As such, our higher-than-peer pay was based on our exceptional performance and, as discussed in the footnote below, the fact that the peer group compensation data used in our comparison is generally a year or more old.

Total Compensation Above (Below) Peer Group Medians (1)
Position	2015 Actual	2015 Plan Design
CEO	(4)%	(18)%
All Other NEOs (2)	31%	13%
Total NEOs (2)	14%	(1)%

(1)
Our Compensation Committee set our compensation plan design for the year in February 2015. At this time, peer group compensation data for 2014 was not available. Therefore, the peer group median amounts used for comparison in the above table were calculated primarily using 2013 compensation data.

(2)
We included Ms. Neil’s compensation amounts but excluded Mr. Nelson’s compensation amounts in these calculations. We feel this methodology provides the most appropriate comparisons to the peer group medians as Mr. Nelson was only employed for half of the year.

The actual amounts in the table above reflect the reported amounts per the Summary Compensation Table, except for the value of stock options. For both our stock options and our peer group’s stock options, rather than use the estimated grant date fair values as reported in the proxy statements, we estimated stock option values by multiplying the number of stock options awarded by 40% of the stock’s closing price on the grant date. We believe this eliminates potential differences related to fair value assumptions for expected term, volatility and dividend yield, thus improving the comparability to our peer group.

After review of all existing programs, consideration of current market and competitive conditions, and alignment with our overall compensation objectives and philosophy, we believe that the total compensation program for our executives is appropriately focused on increasing value for stockholders and enhancing corporate performance. We believe that a significant part of our executive pay is properly tied to stock appreciation or stockholder value through stock options, restricted stock awards and incentive performance measures.
Results of 2015 Say-on-Pay Vote
At our 2015 annual meeting of stockholders in May, our stockholders approved our executive compensation by 98.2% (excluding broker non-votes). Because our NEO compensation is principally established in February of each year, the results of the 2015 say‑on‑pay vote were not taken into consideration in setting the 2015 executive officer compensation. However, the Compensation Committee did consider the strong support we received on the 2014 say-on-pay vote, which was approved by 99.2% (excluding broker non-votes). Our Compensation Committee is mindful of the strong support our stockholders expressed and as a result continues to believe that our general approach to and design of executive compensation properly align the interests of our stockholders and our performance. Going forward, the Compensation Committee will continue to review stockholder advisory votes on executive compensation and take them into consideration when making future executive compensation decisions.

Compensation Philosophy and Objectives
We believe our employees are our most important asset. The primary objectives of our compensation program are to attract, motivate, reward and retain talented executives who are critical to our success. The overriding principle of our executive compensation philosophy is that compensation must be linked to continuous improvements in corporate performance and sustained increases in stockholder value. We believe that a substantial portion of executive compensation should be at-risk based on performance and that the majority of the at-risk compensation opportunity should be predicated on medium- and long-term rather than short-term results. We strive to develop our executives’ capabilities and focus them on achieving superior long-term returns for our stockholders, while assuring that our programs do not lead to unnecessary risk taking.
Our executive compensation philosophy applies to all employees, with increasingly greater proportions of total compensation being at-risk as an employee’s responsibility increases. While we place great value on long-term performance and the congruent improvement in stockholder value, we seek to balance the relationship between total stockholder return and short-term and long-term compensation in order to complement our annual and long-term business objectives and encourage the fulfillment of those objectives through executive performance.
In pursuing these objectives, we seek to design and maintain a program that will accomplish the following:

•	align total compensation by design to our peer group median total compensation;

•	vary compensation with our performance in achieving financial and non-financial objectives;

•	tie compensation to individual and group performance;

•	closely align incentive compensation with stockholders’ interests; and

•	promote equity ownership by executives through long-term performance compensation.

While we have not established specific target percentages of total compensation for short-term and long-term compensation, we do take into consideration the individual components in relation to the total opportunity we seek to provide. Under our program, our performance impacts both short-term and long-term compensation, as superior performance will result in additional annual compensation through our annual cash performance program and additional long-term compensation, consisting of the increased value of our equity grants and through our medium-term SPIP.  Our goal is for the portion of compensation that is at-risk (both short-term and long-term) to constitute a substantial and meaningful portion of total compensation and for sustained long-term growth to result in the greatest compensation opportunities.

Process of Setting Compensation

Our Compensation Committee is responsible for oversight of our executive compensation. The Compensation Committee approves compensation plans for senior management and equity-based plans for all employees. In its evaluation of executive compensation, the Compensation Committee considers many factors, including the Company’s overall performance; each individual executive’s role and responsibilities, performance, tenure, and experience; internal pay equity; and peer group performance.

The Compensation Committee normally meets in February of each year to set executive compensation plans for that fiscal year. To do this, it uses the most current data available for peer group compensation, although this data is generally a year or more old.

Role of Management

The Compensation Committee also relies upon data, analysis and recommendations from our CEO. Our Company’s management assists the Compensation Committee with developing the peer group analysis. While the CEO provides recommendations with respect to potential senior management compensation and the Compensation Committee reviews such recommendations, the Compensation Committee ultimately uses its collective judgment to determine senior management compensation. The CEO does not provide recommendations for his own compensation as the Compensation Committee independently determines and approves his compensation. Although the CEO attends Compensation Committee meetings at which executive compensation matters are considered, he is not present when the Compensation Committee deliberates or votes on his compensation.

Role of Compensation Consultant

Our Compensation Committee periodically engages a compensation consultant to review and comment upon director and executive compensation. In 2015, the Compensation Committee engaged Lyons, Benenson & Company Inc. (Lyons) to conduct a review of non‑employee director and chairman compensation. Lyons reported directly to the Compensation Committee Chairman and was advised by the Compensation Committee to compare our director compensation program against our peer group. Also in 2015, in an effort to continue to ensure that our executive compensation properly aligns with the interests of our stockholders and remains comparable with the market, the Compensation Committee engaged Lyons to review our 2016 executive compensation program and peer group composition.

Establishment of Peer Group

As noted above, we believe that the total target compensation should be closely aligned to our peer group median total compensation. We establish compensation targets for each executive position in the aggregate and by component based on a design that we believe will best achieve our strategic and financial objectives. The Compensation Committee compares our main compensation components – base salary, annual bonus, medium-term cash performance opportunity (SPIP) and equity awards – individually and in the aggregate to the compensation of the top five most highly compensated executive officers of companies it uses as its senior management “peer group” (the peer group is sometimes referred to as the “market”). These comparisons are based on compensation information published in the peer group’s annual proxy statements, except for stock options. Rather than use the estimated grant date fair values as reported in the proxy statements, we estimated stock option values by multiplying the number of stock options awarded by 40% of the stock’s closing price on the grant date (assuming this price equals the exercise price). We believe this adjustment makes the estimated compensation amounts for stock options more comparable between companies by eliminating potential differences related to fair value assumptions for expected term, volatility and dividend yield.

The Compensation Committee reviews management’s evaluation of potential peer companies, approves the annual peer group and also reviews the annual executive compensation analysis that is prepared by management and, in some years, by the compensation consultant. In developing our peer group, we evaluate the following criteria:

▪	organizational structure (public companies);

▪	type of business (primarily distribution);

▪	company size (based on revenue and market capitalization); and

▪	peer group size (number of peer companies).

In performing our evaluation, we focus on public companies that we believe would provide a comparable cross-industry subset of distributors. While we evaluate companies that may have some manufacturing or retail operations, we generally exclude companies from consideration if the majority of the business is not distribution. Since our Global Industry Classification Standard (GICS) industry group (2520 - Consumer Durables & Apparel) is very broad and our GICS industry (252020 - Leisure Equipment & Products) would not provide an adequate peer group size, we believe that using a cross-industry subset of distributors for our peer group provides a more meaningful executive compensation benchmarking analysis than using companies based on one of our industry sectors. We established our 2015 peer group in the fall of 2014. The table below presents our revenue and market capitalization compared to the peer group median at that time.

(in millions)	Revenue	Market capitalization
POOL (1)	$2,080.0	$2,540.0
Peer group median (2)	2,692.0	1,935.0

(1)	POOL’s revenue reflects our most recent annual net sales (fiscal year 2013) at the time of our analysis and our market capitalization is as of October 22, 2014.

(2)	The peer group’s revenue represents the median annual net sales based on annual public filings available as of October 2014 and the group’s median market capitalization is as of October 22, 2014.
No changes were made in 2015 to the peer group, which consisted of the following:

• Applied Industrial Technologies, Inc.	• LKQ Corporation	• ScanSource, Inc.
• Beacon Roofing Supply, Inc.	• MRC Global Inc.	• Steelcase Inc.
• Boise Cascade Company	• MSC Industrial Direct Company, Inc.	• United Stationers Inc.
• Builders FirstSource, Inc.	• MWIV Veterinary Supply, Inc.	• Universal Forest Products, Inc.
• DXP Enterprises, Inc.	• Nu Skin Enterprises, Inc.	• Watsco, Inc.
• Helen of Troy Limited	• Patterson Companies, Inc.	• Wesco International, Inc.
• Kaman Corporation	• Sally Beauty Holdings, Inc.
The Compensation Committee reviews each component of compensation compared to the peer group and the prior year’s total compensation for our NEOs versus the peer group. However, the Compensation Committee ultimately focuses on whether total compensation by design aligns closely with the peer group median total compensation amounts. While we compare our CEO position to the CEO positions for our peer group, we compare our other NEOs to the peer group in the aggregate as opposed to by position because we believe it affords a better comparison overall as the positions and responsibilities for this group vary from company to company.

The Compensation Committee also reviews the total annual compensation that each executive could potentially receive and, for perspective, reviews the previous year’s compensation value for each executive and the relationship to other employees at the Company.

The Compensation Committee has considered the impact that paying below the median of our peers might have on attracting, retaining and motivating senior management. Despite the impact of the 2007-2009 industry downturn on our executives’ compensation, the Compensation Committee believes that the fundamental philosophy of emphasizing pay-for-performance is the right one for our Company, and that our core compensation program as currently designed (base salary, annual bonus, SPIP, and equity awards) can provide competitive or superior total compensation for senior management compared to our peer group given a reasonable economic environment. The Compensation Committee continues to believe that the design of our compensation program reflects a greater weighting to performance-based and at-risk compensation than the peer group median, as evidenced by the comparisons of our compensation components to the related peer group median amounts (see tables included in the “Components of Compensation” section below). Provided that our performance meets or exceeds expectations in future years, the Compensation Committee expects our NEOs will realize total compensation comparable or superior to the peer group median over time.

Components of Compensation

Our annual executive compensation program is relatively simple in format and includes four primary components:

Compensation Component	Key Characteristics	Purpose
Base salary	Conservative level of fixed cash compensation based on responsibility, experience and tenure	Provide a fixed, baseline level of cash compensation
Annual cash performance opportunity (bonus)	Annual cash payment tied to performance during the fiscal year	Reward for achieving our annual business and financial goals
Strategic Plan Incentive Program (SPIP)	Medium-term cash performance opportunity	Provide a three-year, performance-based award subject to the achievement of specified earnings objectives, signifying achievement of strategic initiatives
Long-term equity awards	Variable compensation comprised of restricted stock, stock options, or a combination of the two	Align executive performance with stockholder interests

As discussed in “Compensation Philosophy and Objectives” above, we believe that employees at senior levels should have a larger proportion of total compensation delivered through pay-for-performance cash incentives and long-term equity compensation. As a result, their compensation will be more significantly impacted, both upward and downward, by our financial performance and stockholder return. Because of this correlation, the Compensation Committee believes our executives have a greater percentage of their compensation at-risk than the executives in our peer group. Each compensation component is discussed in more detail below.

Base Salary
(Summary Compensation Table, Column 3)

Salaries provide executives with a base level of income and help achieve the objectives outlined above by attracting and retaining strong talent. Our plan design is for total executive compensation at comparable performance levels to be at the peer group’s median total compensation. However, our base salary is more conservative by design and thus consistent with our overall philosophy of focusing on at-risk or performance-based pay. We compare executive base salary with other employees’ compensation for internal pay equity purposes. In determining an executive’s base salary, the Compensation Committee reviews Company and individual performance information and peer group executive compensation information.

Changes in our NEOs’ base salaries from year to year reflect general changes in market pay for executive talent, changes in responsibility for individual NEOs from time to time and, to a lesser extent, the individual’s job performance over time. Additionally, base salary levels for all NEOs have been deemed to be substantially below market historically as compared to our peers. We do not generally provide our NEOs with automatic annual salary increases or other cost of living adjustments.

The 2015 base salary levels for our NEOs continued to remain low by design as compared to our peer group. The following table presents the percentage variances between our 2015 actual base salary amounts (excluding Mr. Nelson) and the peer group median base salary amounts:

Base Salary Below Peer Group Medians
Position	2015 Actual
CEO	(39)%
All Other NEOs	(32)%
Total NEOs	(34)%

In 2015, the Compensation Committee approved a marginal increase in base salaries for each NEO. The average salary increase for the NEOs was less than 3%. Mr. Perez de la Mesa received a modest 2.2% increase, and Mr. St. Romain received the greatest percentage increase, 3.7%, to place him more in line with the target market and his fellow NEOs given his responsibilities and performance. Mr. Perez de la Mesa, as our CEO, receives the highest base salary as compared to our other NEOs in recognition of his substantially greater responsibilities. Mr. Perez de la Mesa’s duties and responsibilities encompass all aspects of our management and operations and are greater in scope and collectively more significant in nature than those of any other NEO. Even with these increases, our NEOs’ 2015 base salaries as a group were 34% below the peer group median as shown in the table above.

Annual Cash Performance Award
(Summary Compensation Table, Column 6)
(Grants of Plan-Based Awards, Columns 3-4)

We use an annual cash performance award (annual bonus) to focus corporate behavior on short-term goals for growth, financial performance and other specific financial and business improvement metrics. We offer executives the opportunity to earn goal-oriented awards that are responsive to changing internal and external business conditions from year to year. Each year, objectives are set for the Company, our business units and individual executives. Actual performance is later measured against these objectives. At the first Compensation Committee meeting each year, which is generally held in February, the Committee approves annual bonus payments for the prior year’s performance and reviews and approves goals for each NEO for the current year. Annual bonus payments, if any, are normally made in late February or early March after the end of the performance period in which the bonuses were earned.

2015 Plan Design

In 2015, our NEOs’ annual bonus targets, with the exception of Ms. Neil as described below, were based on the following two objective performance criteria categories:

▪	specific Company financial measures (EPS and operational cash flow); and

▪	specific business objectives applicable to each NEO.

In 2015, as in prior years, the Compensation Committee used diluted EPS as the primary Company performance financial metric for annual bonuses. We believe EPS is the best medium-term and long-term stockholder value indicator as it has had the strongest long‑term correlation with our share price over time of any objective measurement, it is performance-based, and its use in our incentive plans supports our business goal of providing a superior return to our stockholders. The Compensation Committee has evaluated whether our reliance on EPS creates unnecessary risk and does not believe that it does. Indeed, as reflected in the “Executive Summary” above, the correlation between our 10-year compounded annual growth rate for adjusted diluted EPS (7.3%) and stock price (8.1%) further underscores why we believe our reliance on EPS is appropriate. For each NEO other than Ms. Neil, the Company financial measures are supplemented by individualized business performance metrics tailored to that officer’s unique area of responsibility. Ms. Neil, who was not an NEO at the time the Compensation Committee set 2015 compensation plans, has an annual bonus plan that is based solely on the completion of specific business performance metrics, which are subject to a diluted EPS overlay that is applicable to all NEOs. Under this overlay, the Compensation Committee may eliminate or limit bonus payments depending on our EPS results for the year. The metrics for all NEOs are designed to be challenging and encourage improvement over the status quo.

The annual bonus provides our CEO an up to 200% of salary opportunity (with plan design of 100%) and our other NEOs an up to 150% of salary opportunity (with 75% being the design), except that Ms. Neil’s maximum annual bonus opportunity is 100% of her base salary. As evidence of our commitment to pay for performance, the table below presents the average annual incentive payout as a percentage of salary for our NEOs as a group over the past five years.

Fiscal Year End	Average Annual Incentive Payout as a Percentage of Salary	EPS Growth Over the Prior Year (1)
2015	104%	19%
2014	94%	19%
2013(2)	61%	11%
2012(2)	124%	23%
2011	156%	28%

(1)
While EPS is the primary component of our average annual incentive payout, operational cash flow results and the achievement of other specific business objectives also impact our NEOs’ annual bonus payouts.

(2)
The 2013 and 2012 EPS growth is based on adjusted 2012 diluted EPS, which excludes a non-cash goodwill impairment charge of $6.9 million, or $0.14 per diluted share. The 2012 EPS growth is also based on adjusted 2011 diluted EPS, which excludes a non-cash goodwill impairment charge of $1.6 million, or $0.03 per diluted share.

The table below details compensation opportunities available to each of our NEOs under various 2015 performance scenarios. The extent to which objectives are achieved determines the incentive earned.

Annual Cash Performance Opportunity
(expressed as a percentage of base salary)

	Diluted EPS (1)						Operational Cash Flow (2)			Other Specific Business Objectives (3)	Maximum Opportunity
	$2.57	$2.67	$2.77	$2.87	$2.97	$3.07	80%	100%	110%
Mr. Perez de la Mesa	15.0%	30%	45.0%	60%	100%	140%	—%	10%	30%	30%	200%
Mr. Joslin	12.5%	25%	37.5%	50%	75%	100%	—%	5%	10%	40%	150%
Mr. Cook	10.0%	20%	30.0%	40%	60%	80%	—%	5%	10%	60%	150%
Mr. St. Romain	10.0%	20%	30.0%	40%	60%	80%	—%	5%	10%	60%	150%
Ms. Neil (4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100%	100%
Mr. Nelson (5)	12.5%	25%	37.5%	50%	75%	100%	N/A	N/A	N/A	50%	150%

(1)	Based on our potential diluted EPS for the year ended December 31, 2015. The cash award earned is prorated based on diluted earnings per share between $2.57 and $3.07.

(2)
Based on our net cash provided by operating activities as a percentage of net income for the year ended December 31, 2015. The cash award earned is prorated based on cash provided by operating activities as a percentage of net income between 80% and 110%.

(3)
Each executive’s respective business objectives reflects operational improvements related to his or her specific responsibilities. Certain subjective business objectives, such as organizational planning and development, are also subject to the diluted EPS overlay set forth in the table above.

(4)	In 2015, Ms. Neil’s annual cash incentive is subject to the diluted EPS overlay set forth in the table above and further dependent on the completion of her other specific business objectives.

(5)	Following Mr. Nelson’s retirement effective June 30, 2015, he remained entitled to receive a pro-rata portion of his annual cash incentive.

We believe the 2015 actual payouts reflected our strong performance in 2015, including 19% growth in EPS and a 28.9% one-year total stockholder return. These payouts also reflect the variability of our annual cash award based on performance, which is by design given that our NEOs’ base salaries are significantly below our peer group median base salary amounts. The total payouts under the annual bonus ranged from 87.5% to 125% of each NEO’s base salary and consisted of a calculated award of approximately 23% to 90% of base salary for the achievement of specific individual business objectives.  All of the 2015 annual cash awards were based on actual objectives achieved and the Compensation Committee did not include any additional discretionary award amounts. The table below presents the actual bonus payouts to our NEOs for the fiscal year ended December 31, 2015.

			Components as a % of Base Salary
	Annual Bonus Earned	Bonus as a Percentage of Base Salary	Diluted EPS (1)	Operational Cash Flow (2)	Other Specific Business Objectives (3)
Mr. Perez de la Mesa	$587,500	125.0%	72.0%	30.0%	23.0%
Mr. Joslin	285,600	105.0%	57.5%	10.0%	37.5%
Mr. Cook	281,430	95.4%	46.0%	10.0%	39.4%
Mr. St. Romain	265,160	94.7%	46.0%	10.0%	38.7%
Ms. Neil	166,500	90.0%	N/A	N/A	90.0%
Mr. Nelson	106,750	87.5%	57.5%	N/A	30.0%

(1)	We achieved diluted EPS of $2.90 for the year ended December 31, 2015.

(2)	Net cash provided by operations was 114% of net income for the year ended December 31, 2015.

(3)
Each of the NEO’s respective business objectives reflects our focus on continued growth and improvement in execution over our past performance. In each case, these objectives represent stretch goals that each executive may or may not be able to achieve. The table below describes each NEO’s other specific business objectives, the bonus opportunity as a percentage of base salary for each, and the payout level achieved as a percentage of base salary for each.

Objective	Opportunity	Achievement
Mr. Perez de la Mesa
▪ return on invested capital	10.0%	10.0%
▪ organizational planning and development	10.0%	8.0%
▪ strategic projects	10.0%	5.0%

Mr. Joslin
▪ expense management and profitability improvement	15.0%	15.0%
▪ strategic projects	15.0%	12.5%
▪ credit and collections initiatives	10.0%	10.0%

Mr. Cook
▪ group profit	40.0%	27.9%
▪ working capital management	10.0%	7.5%
▪ strategic sourcing	5.0%	4.0%
▪ gross margin	5.0%	—%

Mr. St. Romain
▪ group profit	40.0%	31.2%
▪ working capital management	10.0%	7.5%
▪ packaged pool product management	5.0%	—%
▪ gross margin	5.0%	—%

Ms. Neil
▪ strategic projects and organizational support	50.0%	40.0%
▪ corporate governance and compliance	35.0%	35.0%
▪ litigation management	10.0%	10.0%
▪ training	5.0%	5.0%

Mr. Nelson
▪ gross margin	20.0%	—%
▪ freight management	20.0%	20.0%
▪ management transition	10.0%	10.0%

The following table presents the percentage variances between our NEOs’ (excluding Mr. Nelson) annual cash award amounts (2015 actual and 2015 plan design) and the peer group median annual cash incentive amounts, which reflect 2013 or 2014 annual cash incentives based on publicly available information as of February 2015 when the Compensation Committee set our 2015 compensation:

Annual Cash Award Above (Below) Peer Group Medians
Position	2015 Actual	2015 Plan Design
CEO	(30)%	(44)%
All Other NEOs	7%	(17)%
Total NEOs	(10)%	(30)%

Medium-Term Cash Award
(Summary Compensation Table, Column 6)
(Grants of Plan-Based Awards, Columns 3-4)

The Compensation Committee adopted the SPIP, which was last approved by stockholders in 2013, to provide senior management with an additional performance-based award based upon the achievement of specified earnings objectives.  The SPIP is a cash-based, pay-for-performance award program that links our medium-term financial performance with the total cash compensation paid to senior management. The SPIP serves to complement our annual bonus program and the longer-term value creation potential provided by stock option or restricted stock awards. Since the SPIP ties a large percentage of total potential compensation directly to our business results, the Compensation Committee believes this program underscores our pay‑for‑performance philosophy and helps focus executive attention on longer-term strategic goals.

Payouts through the SPIP are based on three-year compounded annual growth rates (CAGRs) in our diluted EPS. As previously noted, we believe EPS growth is the metric that has shown the greatest correlation with our share price growth over the long term. The Compensation Committee believes that the SPIP targets are set at aggressive but achievable levels, with minimum targets based on a three-year EPS CAGR of 10%. The Compensation Committee may authorize EPS adjustments as specified by the SPIP and consistent with the requirements of Section 162(m) of the Internal Revenue Code.

Under the terms of the SPIP, our NEOs are eligible to earn a maximum cash award of up to 200% of their base salary.  By way of example, the following table presents the award, expressed as a percentage of an NEO’s salary, to be earned for the three-year performance period beginning January 1, 2015 and ending December 31, 2017, with a baseline EPS of $2.44, which was our diluted EPS for 2014:

CAGR	2017 EPS	Salary %	CAGR	2017 EPS	Salary %
10%	$3.25	50%	16%	$3.81	120%
11%	3.34	60%	17%	3.91	140%
12%	3.43	70%	18%	4.01	160%
13%	3.52	80%	19%	4.11	180%
14%	3.61	90%	20%	4.22	200%
15%	3.71	100%

In 2012, we made our first SPIP payout since the inception of this program in 2006. Consistent with the annual bonus payout, the Compensation Committee authorized the use of adjusted EPS in measuring performance. The following table presents our three-year EPS CAGRs and corresponding payouts as a percentage of salaries for each of the last three fiscal years.

Three-Year Performance Period	Three-Year EPS CAGR	SPIP Payout as a Percentage of NEO Salaries
January 1, 2013 - December 31, 2015 (1)	16.2%	123.3%
January 1, 2012 - December 31, 2014 (2)	17.6%	168.0%
January 1, 2011 - December 31, 2013	21.3%	200.0%

(1)	The 3-year CAGR is based on adjusted 2012 diluted EPS, which excludes a non-cash goodwill impairment charge of $6.9 million, or $0.14 per diluted share.

(2)	The 3-year CAGR is based on adjusted 2011 diluted EPS, which excludes a non-cash goodwill impairment charge of $1.6 million, or $0.03 per diluted share.

The following table presents SPIP awards with open performance periods as of January 1, 2016:

Grant Year	Three-Year Performance Period	Baseline EPS	Minimum EPS for Payout (10% CAGR)	Maximum EPS for Payout (20% CAGR)
2014	January 1, 2014 - December 31, 2016	$2.05	$2.73	$3.54
2015	January 1, 2015 - December 31, 2017	$2.44	$3.25	$4.22
2016	January 1, 2016 - December 31, 2018	$2.90	$3.86	$5.01

Long-Term Equity Award
(Summary Compensation Table, Columns 4-5)
(Grants of Plan-Based Awards, Columns 5-8)
(Outstanding Equity Awards at Fiscal Year-End)

Equity grants are a key element of our total compensation package. Our approach to long-term equity awards in 2015 consisted of stock options and restricted shares, both of which provide retention value through the imposition of cliff vesting conditions. We determine individual equity grant levels based on relevant market data and each respective employee’s responsibility and performance.

We believe that long-term equity awards in the form of stock options align executive performance with stockholder interests because employees have a vested interest in our stock performance and the option’s value only appreciates from stock price improvement after the grant date. Similarly, we believe that restricted shares reward performance because the ultimate value of the shares depends upon our Company’s long-term performance. Restricted shares convey all the rights of a stockholder, including the right to vote and receive dividends, but recipients may not sell or transfer the shares during the vesting period. The Compensation Committee believes that in times of economic volatility, restricted shares can play an important role in retention and motivation that stock options alone cannot.

We use the following equity vesting schedules to encourage employee equity holding and employment retention:

Length of Service to the Company	Vesting Schedule
Less than five years	100% vest five years after the grant date
More than five years	50% vest three years after the grant date 50% vest five years after the grant date

In 2015, the Compensation Committee allowed each of the NEOs to elect to receive his or her equity grant in the form of restricted shares, stock options, or some reasonable combination of the two. The Compensation Committee believes that both stock options and restricted shares are closely aligned with the interests of stockholders and by offering our NEOs this choice, it serves our objectives of retention and motivation. Mr. Perez de la Mesa and Ms. Neil each elected to receive 50% of their equity awards in restricted shares and 50% in stock options. Messrs. Cook, Joslin and Nelson each elected to receive 100% of their respective equity awards in the form of restricted shares. Mr. St. Romain elected to receive 75% of his equity award in restricted shares and 25% in stock options.

In determining the above awards, we used a ratio of 2.5 stock options to 1.0 restricted share. By way of example, Mr. St. Romain was entitled to receive 25,000 stock option equivalents. He could have elected to receive either 25,000 stock options, 10,000 restricted shares, or a combination of the two forms of equity. Mr. St. Romain chose to receive his 2015 equity grant in the form of 25% stock options and 75% restricted shares, which resulted in an award of 6,250 stock options and 7,500 restricted shares. This 2.5 to 1.0 ratio reflects the Compensation Committee’s estimate of equivalent fair value amounts for stock options and restricted stock awards. This estimate is based on the average of a range of fair value estimates for stock option awards, assuming that the stock options would have an expected term of 10 years (held for the full contractual term) and an estimated dividend yield rate of 1.5%.

Based on the total grant date fair value of equity-based awards granted in 2015, the equity-based awards granted to our CEO, Mr. Perez de la Mesa, were slightly more than 3.5 times the average total fair value of the equity-based awards to our other NEOs (excluding Mr. Nelson) in recognition of his substantially greater responsibilities. Mr. Perez de la Mesa’s duties and responsibilities encompass all aspects of our management and operations and are greater in scope and collectively more significant in nature than those of our other NEOs. Based on the 2015 equity grants and as noted in the table below, our CEO’s 2015 total equity compensation was in line with the peer group median for the most recent fiscal year reported.

The table below presents the percentage variances between our 2015 actual total equity compensation amounts (excluding Mr. Nelson) and the peer group median total equity compensation amounts. As previously discussed, all stock option awards are valued based on the number of stock options awarded multiplied by 40% of the closing stock price on the grant date.

Total Equity Compensation Above Peer Group Medians
Position	2015 Actual
CEO	6%
All Other NEOs	8%
Total NEOs	7%

Currently, we grant equity awards at the year’s first Compensation Committee meeting, which is normally held in February. This annual grant coincides with the annual performance review and compensation adjustment cycle. Stock options are granted at an exercise price equal to our stock’s closing price on the grant date. The Compensation Committee may also grant equity awards to employees hired during the year. As an employee’s responsibility increases, equity grants become a greater percentage of his or her total compensation, equating to more at-risk compensation for higher level employees.

In February 2016, in an effort to place an even greater emphasis on performance, the Compensation Committee granted performance‑based restricted stock awards to our NEOs, with the exception of Mr. Perez de la Mesa who will be granted his restricted stock award after the Annual Meeting, dependent upon stockholder approval of the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan.

Stock Ownership Guidelines

The Compensation Committee believes that our executives and directors should have a significant equity interest in the Company to create an owner’s perspective in managing our Company and to further align their interests and actions with the interests of our stockholders. Since 2009, our Board has maintained stock ownership guidelines that generally require within five years of adoption or appointment, our NEOs and directors hold shares of Common Stock or stock equivalents with a market value as follows:

Position	Equity Ownership Guidelines
CEO	5x base salary
Vice presidents	2x base salary
Directors (other than the CEO)	3x annual cash retainer

The Compensation Committee reviews compliance with the stock ownership guidelines annually, and everyone is presently in compliance with the guidelines.

Retirement and Savings Plans
(Summary Compensation Table, Column 7)
(Nonqualified Deferred Compensation)

The Pool Corporation 401(k) Plan (the 401(k) Plan), which is generally available to both management and non-management personnel, permits eligible employees to defer eligible compensation up to the Internal Revenue Code limit. For 2015, the limit was $18,000, or $24,000 for participants who attained the age of 50 during the plan year. We contribute a 100% match on the first 3% of eligible compensation deferred, a 50% match on deferrals between 3% and 5% and no match on deferrals over 5%.

The PoolCorp Nonqualified Deferred Compensation Plan (the Deferred Compensation Plan) allows certain employees who occupy key management positions (including all of the NEOs) to defer eligible cash compensation and enables participants to receive matching contributions on the same percentage of eligible compensation as offered under the 401(k) Plan. Our total Company matching contributions given to a participant under the 401(k) Plan and the Deferred Compensation Plan during any one year may not exceed 4% of a participant’s eligible cash compensation. The purpose of the Deferred Compensation Plan is to make total retirement benefits for our employees who earn over the qualified plan limits commensurate with those available to other employees as a percentage of pay.

We do not provide any defined benefit pension arrangements nor do we provide any other compensation arrangements to our NEOs other than those discussed herein or available to all Company employees.

Perquisites
(Summary Compensation Table, Column 7)

Our philosophy is that perquisites should be limited. In line with this philosophy, our executives are offered few benefits that are not generally available to all of our employees. We provide certain employees, including the NEOs, with their choice of either a company vehicle (including maintenance, insurance and fuel) or an auto allowance. We allow these employees to use their vehicles for personal and business reasons. Officers may choose to purchase their company vehicle at book value at any point. Additionally, we waive medical and dental monthly premiums for officers, including each of the NEOs. The Company does not own any aircraft or have any contract for air charter service and does not reimburse NEOs for club or like memberships. Excluding benefits available to all full time employees, NEO benefits and other compensation represents less than 3% of the NEO total compensation in the aggregate.

Other Compensation Matters

Post-Employment Matters

Under Mr. Perez de la Mesa’s employment agreement, if the Company terminates his employment other than for cause, he will receive his base salary for a period of six months. The agreement also provides that Mr. Perez de la Mesa may not compete with the Company for two years following the termination of his employment. The other NEOs have also signed employment agreements, which entitle them to receive their respective base salaries for a period of three months if terminated for reasons other than cause, and which prevent them from competing with the Company for one year following such termination. The Compensation Committee believes these provisions are necessary to recruit highly talented executives and are conservative considering current market conditions and competing businesses. Further, the Compensation Committee believes that these post-employment payment levels are below the general practice among comparable companies. Our NEOs are not entitled to any change of control or “parachute” payments or benefits other than accelerated vesting of their outstanding equity awards in the case of a qualifying termination within two years of a change of control as further described in the “Potential Payments Upon Termination of Employment or Change of Control” section of our Executive Compensation discussion.

Certain Tax Considerations

Under Section 162(m) of the Internal Revenue Code (Section 162(m)), public companies may generally not take a tax deduction for compensation in excess of $1.0 million paid to certain executive officers, including a company’s chief executive officer or any of the next three most highly compensated officers other than the chief financial officer. If compensation qualifies as “performance-based” under Section 162(m), it does not count against the $1.0 million deduction limit.

Our policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting our ability to attract and retain qualified executives. The Compensation Committee has not adopted a policy that all compensation must be deductible, believing in the importance of retaining flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible. Our Compensation Committee intends to monitor compensation levels and the deduction limitation. In part to support the Compensation Committee’s ability to structure compensation programs that qualify as “performance-based” compensation, we are submitting certain incentive plans to our stockholders for approval at the Annual Meeting (see Proposals 4, 5 and 6 in this Proxy Statement.)

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF POOL CORPORATION
FOR THE YEAR ENDED DECEMBER 31, 2015

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Company’s Compensation Discussion and Analysis set forth above and based on that review and discussion has recommended to the Board of Directors that such Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this Proxy Statement.

COMPENSATION COMMITTEE
George T. Haymaker, Jr., Chairman
Andrew W. Code
Robert C. Sledd

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

EXECUTIVE COMPENSATION

The Summary Compensation Table below summarizes the total compensation of our NEOs in 2015.  Based on the totals of the amounts included in the 2015 Summary Compensation Table, base salary accounted for approximately 15% of the total compensation for the NEOs while our annual and medium-term cash awards accounted for approximately 35% of the total compensation for the NEOs.  As discussed in our “Compensation Philosophy and Objectives” in the CD&A above, our NEOs have a larger proportion of their total compensation opportunity delivered through pay-for-performance cash awards and long-term equity.  For example, our CEO, Mr. Perez de la Mesa, had the largest proportion of total compensation delivered through pay-for-performance cash awards and long-term equity compensation.

FISCAL 2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Manuel J. Perez de la Mesa	2015	$470,000	$1,047,750	$959,438	$1,167,013	$91,238	$3,735,439
President and Chief	2014	460,000	873,900	835,500	1,274,345	122,737	3,566,482
Executive Officer	2013	450,000	—	1,517,400	1,197,473	47,348	3,212,221
Mark W. Joslin	2015	272,000	698,500	—	620,978	60,237	1,651,715
Senior Vice President and	2014	265,000	582,600	—	689,879	59,796	1,597,275
Chief Financial Officer	2013	258,000	547,320	—	691,601	33,681	1,530,602
A. David Cook	2015	295,000	698,500	—	645,167	67,829	1,706,496
Group Vice President	2014	289,000	582,600	—	769,120	90,330	1,731,050
	2013	283,000	547,320	—	762,827	45,102	1,638,249
Kenneth G. St. Romain	2015	280,000	523,875	159,906	610,402	70,373	1,644,556
Group Vice President	2014	270,000	436,950	139,250	652,945	64,181	1,563,326
	2013	260,000	273,660	252,900	647,244	47,573	1,481,377
Jennifer M. Neil	2015	185,000	125,730	96,345	394,606	52,419	854,100
Corporate Secretary and
General Counsel
Stephen C. Nelson	2015	122,000	251,460	—	257,177	21,405	652,042
Former Vice President (1)	2014	244,000	419,472	—	611,541	53,787	1,328,800
	2013	238,000	196,123	181,245	594,033	56,493	1,265,894

(1)	Mr. Nelson retired effective June 30, 2015.

(2)
Amounts shown do not reflect compensation actually received by the NEOs. Instead, these amounts reflect the total estimated grant date fair value for the stock awards, which is based on the closing price of our Common Stock on the date of grant in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC)

Topic 718. For more information on the stock grants awarded to our NEOs in 2015, please see the Fiscal 2015 Grants of Plan-Based Awards table below.

(3)
Amounts shown do not reflect compensation actually received by the NEOs. Instead, these amounts reflect the total estimated grant date fair value for option awards, determined using the Black-Scholes option valuation method in accordance with FASB ASC Topic 718. Information related to assumptions used in the calculation of the estimated fair value of option awards granted in 2013, 2014 and 2015 are included in footnote 6 to our audited financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016.

(4)	The amounts for each NEO consist of payouts under our annual cash performance award program and our SPIP, as set forth below:

Name	Year	Annual Cash Performance Award	SPIP Payout
Mr. Perez de la Mesa	2015	$587,500	$579,513
	2014	501,400	772,945
	2013	297,473	900,000
Mr. Joslin	2015	285,600	335,378
	2014	244,595	445,284
	2013	175,601	516,000
Mr. Cook	2015	281,430	363,737
	2014	283,509	485,611
	2013	196,827	566,000
Mr. St. Romain	2015	265,160	345,242
	2014	199,260	453,685
	2013	127,244	520,000
Ms. Neil	2015	166,500	228,106
Mr. Nelson	2015	106,750	150,427
	2014	201,544	409,997
	2013	118,033	476,000

(5)	For details of the components of this category, please see the following All Other Compensation Table.

ALL OTHER COMPENSATION TABLE

The following table describes the components of the All Other Compensation column of the Summary Compensation Table.

Name	Year	Company Matching Contributions to Defined Contribution Plans	Vehicle (1)	Other
Mr. Perez de la Mesa	2015	$70,485	$14,535	$6,218
	2014	75,288	41,134	6,315
	2013	27,000	15,177	5,171
Mr. Joslin	2015	38,885	12,935	8,417
	2014	38,256	15,236	6,304
	2013	14,288	13,375	6,018
Mr. Cook	2015	43,011	17,845	6,973
	2014	42,067	42,808	5,455
	2013	10,200	29,707	5,195
Mr. St. Romain	2015	37,736	20,527	12,110
	2014	36,679	20,052	7,450
	2013	12,934	27,735	6,904
Ms. Neil	2015	26,257	17,316	8,846
Mr. Nelson	2015	10,600	7,200	3,605
	2014	33,515	14,400	5,872
	2013	12,502	38,287	5,704

(1)
Reflects (i) amounts related to vehicle lease, maintenance and insurance expenses for vehicles provided to the NEOs, which may be used for both business and personal purposes, or (ii) automobile allowances. Mr. Perez de la Mesa’s 2014 total includes $26,000 in other compensation related to his purchase of a company vehicle, and Mr. Cook’s 2014 total includes $20,161 in other compensation related to the sale of his company vehicle.

The Grants of Plan-Based Awards Table below sets forth information about the cash award plans and equity plan awards to our NEOs in 2015.

FISCAL 2015 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Target ($)	Maximum ($)
Manuel J. Perez de la Mesa	02/26/2015	(1)	N/A	N/A	N/A		37,500	(4)	69.85	959,438
	02/26/2015	(1)	N/A	N/A	15,000	(4)	N/A		N/A	1,047,750
	02/26/2015	(2)	470,000	940,000	N/A		N/A		N/A	N/A
	02/26/2015	(3)	470,000	940,000	N/A		N/A		N/A	N/A
Mark W. Joslin	02/26/2015	(1)	N/A	N/A	10,000	(4)	N/A		N/A	698,500
	02/26/2015	(2)	204,000	408,000	N/A		N/A		N/A	N/A
	02/26/2015	(3)	272,000	544,000	N/A		N/A		N/A	N/A
A. David Cook	02/26/2015	(1)	N/A	N/A	10,000	(4)	N/A		N/A	698,500
	02/26/2015	(2)	221,250	442,500	N/A		N/A		N/A	N/A
	02/26/2015	(3)	295,000	590,000	N/A		N/A		N/A	N/A
Kenneth G. St. Romain	02/26/2015	(1)	N/A	N/A	N/A		6,250	(4)	69.85	159,906
	02/26/2015	(1)	N/A	N/A	7,500	(4)	N/A		N/A	523,875
	02/26/2015	(2)	210,000	420,000	N/A		N/A		N/A	N/A
	02/26/2015	(3)	280,000	560,000	N/A		N/A		N/A	N/A
Jennifer M. Neil	02/26/2015	(1)	N/A	N/A	N/A		4,500	(4)	69.85	96,345
	02/26/2015	(1)	N/A	N/A	1,800	(4)	N/A		N/A	125,730
	02/26/2015	(2)	138,750	185,000	N/A		N/A		N/A	N/A
	02/26/2015	(3)	185,000	370,000	N/A		N/A		N/A	N/A
Stephen C. Nelson	02/26/2015	(1)	N/A	N/A	3,600	(4)	N/A		N/A	251,460
	02/26/2015	(2)	183,000	366,000	N/A		N/A		N/A	N/A
	02/26/2015	(3)	244,000	488,000	N/A		N/A		N/A	N/A

(1)	Granted under our 2007 LTIP.

(2)
Reflects grants under our Annual Cash Performance Program. See Compensation Discussion and Analysis, “Annual Cash Performance Award.” The target and maximum amounts included in this table reflect the potential payments based on 2015 performance; the actual annual performance award payment amounts for 2015 are disclosed in the “Non‑Equity Incentive Plan Compensation” column in the Summary Compensation Table. The target payouts included in this table reflect 100% of the 2015 base salary amount for Mr. Perez de la Mesa and 75% of the 2015 base salary amounts for each of the other NEOs. The maximum potential payouts are 200% for Mr. Perez de la Mesa, 150% for Messrs. Joslin, Cook, St. Romain and Nelson, and 100% for Ms. Neil.

(3)
Reflects grants under our SPIP for the three-year performance period that commenced January 1, 2015 and will end December 31, 2017. Target SPIP payout amounts are based on 100% of 2015 base salaries for each NEO. The maximum potential SPIP payouts reflect 200% of 2015 base salaries. Mr. Nelson will not receive any future payouts under our SPIP program.

(4)
Each of these stock option and restricted stock grants cliff vests 50% after three years and 50% after five years, but would fully vest upon both (a) a change of control and (b) a diminution of an NEO’s compensation or responsibilities, or a relocation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)
Manuel J. Perez de la Mesa	05/08/2007	60,000	-		37.85	05/08/2017	N/A		N/A
	02/26/2008	120,000	-		20.34	02/26/2018	N/A		N/A
	05/05/2009	160,000	-		18.44	05/05/2019	N/A		N/A
	02/23/2010	160,000	-		20.32	02/23/2020	N/A		N/A
	03/02/2011	80,000	80,000	(1)	24.50	03/02/2021	N/A		N/A
	02/28/2012	52,500	52,500	(2)	37.13	02/28/2022	N/A		N/A
	02/27/2013	-	90,000	(3)	45.61	02/27/2023	N/A		N/A
	02/27/2014	-	37,500	(4)	58.26	02/27/2024	15,000	(9)	1,211,700	(11)
	02/26/2015	-	37,500	(5)	69.85	02/26/2025	15,000	(10)	1,211,700	(11)
Mark W. Joslin	05/08/2007	15,000	-		37.85	05/08/2017	N/A		N/A
	02/26/2008	40,000	-		20.34	02/26/2018	N/A		N/A
	05/05/2009	39,000	-		18.44	05/05/2019	N/A		N/A
	03/02/2011	N/A	N/A		N/A	N/A	10,400	(6)	840,112	(11)
	02/28/2012	N/A	N/A		N/A	N/A	7,200	(7)	581,616	(11)
	02/27/2013	N/A	N/A		N/A	N/A	12,000	(8)	969,360	(11)
	02/27/2014	N/A	N/A		N/A	N/A	10,000	(9)	807,800	(11)
	02/26/2015	N/A	N/A		N/A	N/A	10,000	(10)	807,800	(11)
A. David Cook	05/08/2007	18,000	-		37.85	05/08/2017	N/A		N/A
	02/26/2008	48,000	-		20.34	02/26/2018	N/A		N/A
	05/05/2009	30,000	-		18.44	05/05/2019	N/A		N/A
	03/02/2011	N/A	N/A		N/A	N/A	12,000	(6)	969,360	(11)
	02/28/2012	N/A	N/A		N/A	N/A	7,200	(7)	581,616	(11)
	02/27/2013	N/A	N/A		N/A	N/A	12,000	(8)	969,360	(11)
	02/27/2014	N/A	N/A		N/A	N/A	10,000	(9)	807,800	(11)
	02/26/2015	N/A	N/A		N/A	N/A	10,000	(10)	807,800	(11)

Note: Table continues on next page.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)
Kenneth G. St. Romain	02/08/2006	9,000	-		38.79	02/08/2016	N/A		N/A
	05/08/2007	7,500	-		37.85	05/08/2017	N/A		N/A
	02/26/2008	40,000	-		20.34	02/26/2018	N/A		N/A
	05/05/2009	60,000	-		18.44	05/05/2019	N/A		N/A
	02/23/2010	60,000	-		20.32	02/23/2020	N/A		N/A
	03/02/2011	30,000	30,000	(1)	24.50	03/02/2021	N/A		N/A
	02/28/2012	13,500	13,500	(2)	37.13	02/28/2022	1,800	(7)	145,404	(11)
	02/27/2013	-	15,000	(3)	45.61	02/27/2023	6,000	(8)	484,680	(11)
	02/27/2014	-	6,250	(4)	58.26	02/27/2024	7,500	(9)	605,850	(11)
	02/26/2015	-	6,250	(5)	69.85	02/26/2025	7,500	(10)	605,850	(11)
Jennifer M. Neil	03/02/2011	N/A	N/A		N/A	N/A	3,000	(6)	242,340	(11)
	02/28/2012	2,000	2,000	(2)	37.13	02/28/2022	800	(7)	64,624	(11)
	02/27/2013	N/A	N/A		N/A	N/A	3,200	(8)	258,496	(11)
	02/27/2014	N/A	N/A		N/A	N/A	3,200	(9)	258,496	(11)
	02/26/2015	-	4,500	(5)	69.85	02/26/2025	1,800	(10)	145,404	(11)
Stephen C. Nelson	05/08/2007	11,250	-		37.85	05/08/2017	N/A		N/A
	02/26/2008	30,000	-		20.34	02/26/2018	N/A		N/A
	05/05/2009	31,500	-		18.44	05/05/2019	N/A		N/A
	02/23/2010	31,500	-		20.32	02/23/2020	N/A		N/A
	03/02/2011	15,750	15,750	(1)	24.50	03/02/2021	2,100	(6)	169,638	(11)
	02/28/2012	6,500	6,500	(2)	37.13	02/28/2022	2,600	(7)	210,028	(11)
	02/27/2013	-	10,750	(3)	45.61	02/27/2023	4,300	(8)	347,354	(11)
	02/27/2014	N/A	N/A		N/A	N/A	7,200	(9)	581,616	(11)
	02/26/2015	N/A	N/A		N/A	N/A	3,600	(10)	290,808	(11)

(1)	These options vested on March 2, 2016.

(2)	These options will vest on February 28, 2017.

(3)	These options vested 50% on February 27, 2016 and 50% will vest on February 27, 2018.

(4)	These options will vest 50% on February 27, 2017 and 50% on February 27, 2019.

(5)	These options will vest 50% on February 26, 2018 and 50% on February 26, 2020.

(6)	These shares vested on March 2, 2016.

(7)	These shares will vest on February 28, 2017.

(8)	These shares vested 50% on February 27, 2016 and 50% will vest on February 27, 2018.

(9)	These shares will vest 50% on February 27, 2017 and 50% on February 27, 2019.

(10)	These shares will vest 50% on February 26, 2018 and 50% on February 26, 2020.

(11)	Based on the market value of $80.78 per share of our Common Stock on December 31, 2015.

The table below summarizes the number of shares acquired and the dollar amounts realized by NEOs from the exercise of stock options and vesting of restricted stock in 2015.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Manuel J. Perez de la Mesa	60,000	$2,558,793	—	$—
Mark W. Joslin	42,500	1,569,125	17,600	1,220,304
A. David Cook	36,000	1,370,520	19,200	1,331,424
Kenneth G. St. Romain	7,500	233,475	1,800	124,506
Jennifer M. Neil	5,000	229,277	1,800	124,786
Stephen C. Nelson	12,000	390,973	4,700	325,687

NONQUALIFIED DEFERRED COMPENSATION

Under our Deferred Compensation Plan, certain executives, including our NEOs, may elect to defer all or a portion of their base salary and annual non-equity incentive compensation. Participants choose to invest their deferrals in one or more specified investment funds. Participants may change their fund selection at any time, subject to certain limitations. The table below shows the funds available and their annual rates of return for the calendar year ended December 31, 2015 as reported by T. Rowe Price. Earnings are determined by the results of the individual investments.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Artisan International Fund	(3.47)%	TRP Retirement Balanced Fund	(0.75)%
Goldman Sachs Small Cap Value Fund	(5.07)%	TRP Retirement 2005 Fund	(0.75)%
MSIF U.S. Real Estate Fund	0.66%	TRP Retirement 2010 Fund	(0.82)%
TRP Equity Income Fund	(6.66)%	TRP Retirement 2015 Fund	(0.58)%
TRP Growth Stock Fund	10.96%	TRP Retirement 2020 Fund	(0.36)%
TRP Mid-Cap Growth Fund	6.62%	TRP Retirement 2025 Fund	(0.17)%
TRP Prime Reserve Fund	0.01%	TRP Retirement 2030 Fund	(0.02)%
Vanguard 500 Index Fund	1.38%	TRP Retirement 2035 Fund	0.13%
TRP Small Cap Stock Fund	(2.77)%	TRP Retirement 2040 Fund	0.21%
JP Morgan Mid-Cap Value	(2.24)%	TRP Retirement 2045 Fund	0.24%
Dodge & Cox Income Fund	(0.73)%	TRP Value Fund	(1.82)%

Benefits under our Deferred Compensation Plan will be paid to our NEOs as each executive elects, but no earlier than one full year after the end of the plan year for which compensation is deferred or six months after termination of employment. However, upon a showing of financial hardship and certain other requirements, an NEO may be allowed to access funds in his deferred compensation account earlier than the beginning of the year following the executive’s retirement or termination. In the event of a change of control, all vested accrued benefits will automatically be accelerated and payable in full. The time and schedule of payments may also be accelerated if the participant becomes disabled, to fulfill a qualified domestic relations order, if the amount is less than $10,000 or to pay employment taxes. Benefits can be received either as a lump sum payment or installments.

The following table summarizes the nonqualified deferred compensation earned by our NEOs in 2015. All amounts relate to our Deferred Compensation Plan.

Name	Executive Contributions in Last FY	Company Contributions in Last FY (1)	Aggregate Gains (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Manuel J. Perez de la Mesa	$88,106	$59,885	$21,992	$—	$1,204,427	(2)
Mark W. Joslin	359,052	28,285	(5,003)	—	1,355,049	(3)
A. David Cook	261,352	32,411	3,846	(469,042)	194,836	(4)
Kenneth G. St. Romain	47,170	27,136	(5,071)	—	417,242	(5)
Jennifer M. Neil	56,044	15,657	478	(64,189)	152,191
Stephen C. Nelson	—	—	9,146	—	639,296	(6)

(1)	These amounts are included in the Summary Compensation Table (All Other Compensation).

(2)	Includes Company contributions of $64,888 for 2014 and $16,800 for 2013 disclosed in the Summary Compensation Table (All Other Compensation).

(3)	Includes Company contributions of $27,856 for 2014 and $4,763 for 2013 disclosed in the Summary Compensation Table (All Other Compensation).

(4)	Includes Company contributions of $31,667 for 2014 disclosed in the Summary Compensation Table (All Other Compensation).

(5)	Includes Company contributions of $26,279 for 2014 and $2,734 for 2013 disclosed in the Summary Compensation Table (All Other Compensation).

(6)	Includes Company contributions of $23,115 for 2014 and $3,039 for 2013 disclosed in the Summary Compensation Table (All Other Compensation).
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Effect of Termination of Employment or Change of Control upon Outstanding Equity Awards

Stock options granted to NEOs (prior to 2015), subject to certain limitations,

▪	immediately vest and become fully exercisable upon a change of control, death or disability;

▪
remain exercisable and continue to vest in accordance with the original vesting schedule upon retirement (which is defined as attainment of the age of 55 years or more and continuous service to us for a period of at least ten years);

▪	are immediately forfeited, whether or not then exercisable, upon termination for cause; and

▪	remain exercisable and, subject to the Compensation Committee’s discretion, continue to vest in accordance with their original schedule upon termination without cause.

For grants in 2015 and beyond, the provisions above are generally applicable, except that in connection with a change of control, the stock options will only vest and become fully exercisable if the executive experiences a qualifying termination within two years after the change of control. A qualifying termination includes a termination by the Company without cause or a termination by the executive for good reason (which is defined as a diminution of the executive’s compensation or responsibilities, or a relocation of more than 50 miles).

Shares of restricted stock granted to NEOs (prior to 2015), subject to certain limitations,

▪	fully vest upon a change of control, death or disability;

▪	continue to vest in accordance with the original vesting schedule upon retirement; and

▪	are immediately forfeited upon termination, whether voluntary or involuntary, or subject to the Compensation Committee’s discretion, continue to vest in accordance with the original vesting schedule.

For grants in 2015 and beyond, the provisions above are generally applicable, except that in connection with a change of control, the shares of restricted stock will only fully vest if the executive experiences a qualifying termination (as described above) within two years after the change of control.

Assuming a change of control occurred on December 31, 2015, the following table sets forth the value of all unvested stock options and shares of restricted stock granted prior to 2015 and held by the NEOs at December 31, 2015 that would immediately vest upon a change of control.

	Number of Shares Underlying Unvested Awards		Unrealized Value of Unvested Awards
Name	Option Awards	Stock Awards	Option Awards (1)	Stock Awards (2)	Total Awards
Manuel J. Perez de la Mesa	260,000	15,000	$10,803,825	$1,211,700	$12,015,525
Mark W. Joslin	—	39,600	—	3,198,888	3,198,888
A. David Cook	—	41,200	—	3,328,136	3,328,136
Kenneth G. St. Romain	64,750	15,300	2,945,975	1,235,934	4,181,909
Jennifer M. Neil	2,000	10,200	87,300	823,956	911,256
Stephen C. Nelson	33,000	16,200	1,548,213	1,308,636	2,856,849

Assuming a change of control occurred on December 31, 2015, the following table sets forth the value of all unvested stock options and shares of restricted stock granted in 2015 and held by the NEOs at December 31, 2015 that would immediately vest upon an executive’s qualifying termination following a change of control (amounts do not include shares referenced in the table above).

	Number of Shares Underlying Unvested Awards		Unrealized Value of Unvested Awards
Name	Option Awards	Stock Awards	Option Awards (1)	Stock Awards (2)	Total Awards
Manuel J. Perez de la Mesa	37,500	15,000	$409,875	$1,211,700	$1,621,575
Mark W. Joslin	—	10,000	—	807,800	807,800
A. David Cook	—	10,000	—	807,800	807,800
Kenneth G. St. Romain	6,250	7,500	68,313	605,850	674,163
Jennifer M. Neil	4,500	1,800	49,185	145,404	194,589
Stephen C. Nelson	—	3,600	—	290,808	290,808

(1)
We calculated by multiplying the number of unvested in-the-money stock options by the closing price of our Common Stock as of December 31, 2015 and then deducting the aggregate exercise price for these options.

(2)	We calculated by multiplying the number of shares of unvested restricted stock by the closing price of our Common Stock as of December 31, 2015.

Severance Payments upon Termination without Cause

Upon termination other than for cause, Mr. Perez de la Mesa is entitled to receive his base salary for a period of six months after termination and the other executive officers are entitled to receive their respective base salaries for a period of three months. The table below presents the amounts we would pay to each NEO upon termination without cause as of December 31, 2015.

Name	Maximum Cash Payout upon Termination Without Cause
Manuel J. Perez de la Mesa	$235,000
Mark W. Joslin	68,000
A. David Cook	73,750
Kenneth G. St. Romain	70,000
Jennifer M. Neil	46,250

Executive officers are not entitled to any additional compensation, perquisites or other personal benefits upon a change of control, retirement or termination, except for future payments under our 401(k) Plan and Deferred Compensation Plan.

DIRECTOR COMPENSATION

The many responsibilities and risks of serving as a director of a public company require that we provide adequate compensation in order to attract and retain qualified and productive directors. Our directors play an important role in guiding our strategic direction and overseeing our management.

In 2015, the Board conducted a review of non-employee director and chairman compensation. The Compensation Committee retained the compensation consulting firm of Lyons, Benenson & Company Inc. (Lyons) to assist with its review. Lyons reported directly to the Compensation Committee Chairman and was advised by the Compensation Committee to compare our director compensation program against our peer group. Upon conclusion of its review and analysis, the Board adopted the following cash compensation structure effective immediately following the annual stockholder meeting in May 2015:

▪	Lead independent director annual retainer - $90,000

▪	Non-employee director annual retainer - $55,000

▪	Audit Committee Chairman - $20,000

▪	Audit Committee membership - $10,000

▪	Compensation Committee Chairman - $15,000

▪	Compensation Committee membership - $10,500

▪	Nominating and Corporate Governance Committee Chairman - $15,000

▪	Nominating and Corporate Governance Committee membership - $7,500

▪	Strategic Planning Committee Chairman - $15,000

▪	Strategic Planning Committee membership - $7,500

We reimburse our directors for reasonable out-of-pocket expenses they incur to attend Board and committee meetings and director education programs.

Directors receive annual equity awards and may also elect to receive equity grants in lieu of their cash compensation. In 2015, each non-employee director was permitted to elect to receive his annual equity compensation in (i) 4,603 stock options with an exercise price equal to our Common Stock’s closing price on the grant date; or (ii) 1,841 shares of restricted stock. The annual equity awards are granted on the date of the annual meeting of stockholders and except under certain limited circumstances, the options and restricted stock vest no earlier than one year after the grant date, and any options granted are exercisable for up to ten years after the grant date. Each of our non-employee directors elected to receive their 2015 equity compensation in the form of restricted stock. Excluding our two directors that joined the Board in October 2015, total non-employee Board annual compensation for 2015 was $1,204,614 or an average of $200,769 per non-employee director.

The table below summarizes the compensation we paid to our non-employee directors and our Chairman during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash		Stock Awards (1)	All Other Compensation	Total
Andrew W. Code	$65,496	(2)	$119,978	$—	$185,474
James J. Gaffney	76,250		119,978	—	196,228
Timothy M. Graven	9,116		—	—	9,116
George T. Haymaker, Jr.	73,750		119,978	—	193,728
Harlan F. Seymour	83,750		119,978	—	203,728
Robert C. Sledd	71,750		119,978	—	191,728
John E. Stokely	113,750		119,978	—	233,728
Wilson B. Sexton (3)	90,000		169,377	5,688	265,065
David G. Whalen	9,116		—	—	9,116

(1)
Amounts shown do not reflect compensation actually received by the directors. Instead, these amounts reflect the total estimated grant date fair value of the stock awards, which is based on the closing price of our Common Stock on the date of grant in accordance with FASB ASC Topic 718.

(2)
Upon re-election to the Board in May 2015, Mr. Code opted to receive an equity grant in lieu of cash compensation. Thus, the amount reported in this column represents the grant date fair value of the stock award received in May 2015 in lieu of his Board fees for the second quarter of 2015 through the first quarter 2016.

(3)	Our Chairman, Mr. Sexton, is eligible to participate in our 401(k) Plan, Deferred Compensation Plan and medical, dental and long-term disability programs on the same basis as our officers.

As of December 31, 2015, options outstanding, options exercisable and stock awards outstanding for each director included the following:

Director (1)	Options Outstanding and Exercisable	Stock Awards Outstanding
Mr. Code	—	2,846
Mr. Gaffney	—	1,841
Mr. Haymaker	—	1,841
Mr. Seymour	14,118	1,841
Mr. Sledd	39,707	1,841
Mr. Stokely	—	1,841
Mr. Sexton	31,929	2,599

(1)	Messrs. Graven and Whalen were appointed to the Board in October 2015, and as such, they had not received equity grants as of December 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy for transactions with related persons is included within our Audit Committee Charter. Our Audit Committee Charter requires that the Audit Committee review and approve all related person transactions of the type that would be required to be disclosed in this proxy statement and as may otherwise be required by NASDAQ.

The Audit Committee was not requested to, and did not approve, any transactions required to be reported under SEC rules in fiscal year 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons owning more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our Common Stock.  Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of these reports furnished, management believes that the directors, executive officers and greater than 10% stockholders complied with these requirements in a timely manner during the fiscal year 2015.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF POOL CORPORATION
FOR THE YEAR ENDED DECEMBER 31, 2015
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.

In this context, the Audit Committee has met and held discussions with management, the Company’s internal auditors and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA Professional Standards Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm the firm’s independence from the Company and management and has received the written disclosures and letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee has discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has determined there was one permissible tax service rendered by the Company’s independent registered public accounting firm to the Company during the year ended December 31, 2014.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. The Audit Committee has also approved the selection of the Company’s independent registered public accounting firm for the 2016 fiscal year.

AUDIT COMMITTEE
John E. Stokely, Chairman
James J. Gaffney
Harlan F. Seymour
Robert C. Sledd

The Audit Committee Report set forth above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Audit Committee has approved the retention of Ernst & Young LLP (E&Y) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and recommends the ratification of such retention by the stockholders. The Audit Committee reviews the performance of the independent registered public accounting firm annually. If the stockholders do not ratify the selection of E&Y, the Audit Committee will reconsider the selection. Even if our stockholders ratify the appointment, the Audit Committee, may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

Representatives of E&Y are expected to be present at the Annual Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification of the retention of E&Y as the Company’s independent registered public accounting firm.

The Board of Directors unanimously recommends that our stockholders vote FOR the ratification of the retention of E&Y as our independent registered public accounting firm for fiscal year 2016.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by E&Y.

	2015	2014
Audit fees (1)	$940,731	$922,953
Audit-related fees	—	—
Tax fees (2)	—	50,000
Total	$940,731	$972,953

(1)
Audit fees pertain to the audit of the financial statements included in our Annual Report on Form 10‑K, the audit of our internal control over financial reporting and review of the financial statements included in our Quarterly Reports on Form 10‑Q.

(2)	Tax fees relate to tax advisory services engaged in 2014.
The Audit Committee preapproves all audit and permissible non-audit services before such services begin. Mr. Stokely, Audit Committee Chairman, has the delegated authority to preapprove such services and these preapproval decisions are presented to the full Audit Committee at the next scheduled meeting. During fiscal years 2015 and 2014, the Audit Committee and/or the Audit Committee Chairman preapproved 100% of the services performed by E&Y. A copy of our Procedure for Preapproval of Services by our Independent Audit Firm is posted on our website at www.poolcorp.com.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 3)

We are asking stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. As described above in detail under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers in a way that rewards performance and is aligned with our stockholders’ long-term interests. We believe that our executive compensation program reflects an overall pay-for-performance culture, which is strongly aligned with the long-term interests of our stockholders. In 2015, we realized 19% growth in diluted earnings per share over 2014. Our total stockholder return over the prior 1, 3, 5, and 10 year periods was 28.9%, 97.0%, 275.0% and 133.6%, respectively.

By design, our compensation is significantly more performance-weighted than the market, which we believe more closely aligns executive management’s interests with our stockholders, such that above market stockholder returns correlate with above market compensation and below market stockholder returns correlate with below market compensation. In this regard, the primary fixed component of compensation, base salary, is below market for our Named Executive Officers. As noted previously, our Chief Executive Officer’s base salary represents 61% of the median salary of our peer group and our other Named Executive Officers’ salaries represent on average 68% of the median of peer group salaries.

The annual objectives under our annual cash award program are designed to be challenging and encompass improvement over the status quo with earnings per share being the single most important objective for most of our NEOs.

At our 2015 annual meeting of stockholders, our stockholders overwhelmingly approved our executive compensation by over 98%. The final votes were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
37,817,362	652,264	32,377	2,412,461

We believe that performance-based compensation with annual, medium-term and long-term components serve to align executive interests with long-term stockholder interests while mitigating the motivation to take undue risk in the management of the business.

We are asking stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Named Executive Officers as disclosed in the proxy statement for the Company’s 2016 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission is hereby APPROVED.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

The vote on this proposal is advisory, and therefore not binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors unanimously recommends that our stockholders vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement by voting FOR this say-on-pay proposal.

PROPOSAL TO REAPPROVE THE POOL CORPORATION
STRATEGIC PLAN INCENTIVE PROGRAM
(Proposal 4)
The purpose of the Strategic Plan Incentive Program (SPIP) is to promote the interests of the Company and its stockholders by providing senior management with a cash award upon achievement of specified diluted earnings per share (EPS) growth as EPS has proven to have the strongest long-term correlation with total stockholder return. The SPIP is a cash-based, medium term pay-for-performance program that effectively links the Company’s medium-term financial performance with the total cash compensation paid to senior management. The SPIP serves to complement the Company’s annual cash award program and the long-term value creation opportunity provided by our annual equity awards.
The principal features of the SPIP are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the SPIP, which is attached to this proxy statement as Appendix A.
Purpose of the Proposal
We first introduced our SPIP program in 2006, and it was most recently reapproved by our stockholders at the 2013 annual meeting. Following the 2013 approval, awards under the SPIP could be structured to be deductible as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)).
Given that the Company is submitting two other plan proposals for stockholder approval for purposes of Section 162(m), the Compensation Committee has determined that it is in the best interests of the Company and its stockholders to also submit the SPIP for reapproval at the same time. To further this goal, the material terms of the SPIP, including the employees eligible to receive compensation under the SPIP, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that could be paid to any employee under the SPIP, must be approved by the stockholders.
Terms of the SPIP
Administration. The SPIP is administered by the Compensation Committee (the Committee) of the Board of Directors, which currently consists of four members, each of whom qualifies as an “outside director” under Section 162(m). The Committee has the power to adopt rules and regulations relating to the SPIP, to interpret the SPIP and to make all determinations, including the setting of performance targets and the certifying of performance results, necessary for compliance with Section 162(m).
Participation. Senior management of the Company designated by the Compensation Committee. We have six executive officers and 20 additional members of senior management who currently participate in the SPIP. The Plan provides that the Committee will designate the participants in the SPIP on an annual basis within the first 90 days of each year.
Awards. Under the SPIP, each senior manager is eligible to earn an award either in an amount equal to up to (i) 200% of his or her base salary (Group I), (ii) 100% of his or her base salary (Group II), or 50% of his or her base salary (Group III), based on the Company’s EPS compounded annual growth rate (CAGR) over a three year period. Thus, for example, the performance period for awards to be paid in 2019 shall be from January 1, 2016 through December 31, 2018 and the baseline EPS shall be the 2015 diluted EPS ($2.90). A CAGR of EPS over 10% up to 20% of the baseline established by the Compensation Committee shall result in a pro rata increase in the award based on the following criteria: (1) Group I: a 10% EPS growth rate will result in an award to a participant equal to 50% of the participant’s base salary; 15% EPS growth rate will result in an award to a participant equal to 100% of the participant’s base salary; and a 20% EPS growth rate will result in an award to a participant equal to 200% of the participant’s base salary; (2) Group II: 10% EPS growth rate will result in an award to a participant equal to 25% of the participant’s base salary; 15% EPS growth rate will result in an award to a participant equal to 50% of the participant’s base salary; and a 20% EPS growth rate will result in an award to a participant equal to 100% of the participant’s base salary; and (3) Group III: 10% EPS growth rate will result in an award to a participant equal to 12.5% of the participant’s base salary; 15% EPS growth rate will result in an award to a participant equal to 25% of the participant’s base salary; and a 20% EPS growth rate will result in an award to a participant equal to 50% of the participant’s base salary.
Payments of awards will be made by February 28 following the end of the performance period and the Compensation Committee’s certification of the results. Under the SPIP, the Compensation Committee has discretion to decrease, but not to increase, an individual’s payout.
Limits and Adjustments. No participant may be paid an award under the SPIP of more than $1,500,000 for any fiscal year. The SPIP specifies the events or changes that will result in adjustments to the calculation of the Company’s diluted EPS. The Committee may also specify, within the first 90 days of a performance period, other events or changes that will result in adjustments for that period.
Termination of Employment. No participant will be entitled to be paid an award under the SPIP unless he or she is employed by the Company on the last day of the performance period. The Committee may choose to make exceptions in the case of retirement, death or disability.

Amendments to the SPIP. The Compensation Committee or the Board may amend or terminate the SPIP at any time. Stockholder approval of amendments is required only if necessary under Section 162(m). The SPIP will be presented to stockholders for reapproval at least every five years.
Certain Federal Income Tax Consequences. Amounts received by participants are required to be recognized as ordinary income by such participants (subject to withholding), and the Company is generally entitled to a corresponding deduction at that time; however, as noted previously, Section 162(m) limits the company’s tax deductions for executive compensation to $1 million per executive under certain circumstances.
Under Section 162(m), certain performance-based compensation will be tax deductible without regard to the Section 162(m) limit if the compensation is paid upon the achievement of pre-established, objective performance goals and the material terms of the arrangements are approved by the company’s stockholders.
However, nothing in the SPIP precludes the Board of Directors or its committees from making additional payments or special awards in their discretion outside of the SPIP that may not qualify as performance-based compensation under Section 162(m). Further, Section 162(m) is a highly technical and complex provision of the federal tax code, which means that even when we structure compensation arrangements to qualify as performance-based under Section 162(m), we can provide no assurances that our tax position will prevail.
Awards to be Made. If the SPIP is not approved at the Annual Meeting, the Compensation Committee still expects to make awards to the Named Executive Officers and senior management under the program, and such awards will continue to be eligible for treatment as performance-based awards under Section 162(m) through 2018.
Plan Benefits
Grants of awards under the SPIP will be made in the future at the discretion of the Compensation Committee, as necessary to attract and retain key personnel. The following table provides information on the awards made under the SPIP on February 26, 2016, for the performance period beginning January 1, 2016 and ending December 31, 2018.

Name and Position	Maximum Dollar Value
Manuel J. Perez de la Mesa President and Chief Executive Officer	$960,000
Mark W. Joslin Senior Vice President and Chief Financial Officer	558,000
A. David Cook Group Vice President	602,000
Kenneth G. St. Romain Group Vice President	580,000
Jennifer M. Neil Corporate Secretary and General Counsel	380,000
Executive Officer Group (1)	3,240,000
Non-Executive Officer Director Group	N/A
Non-Executive Officer Employee Group (2)	2,967,350

(1)	Includes one additional executive officer.
(2)	Represents 20 non-executive officer employees who participate in the Plan.
Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to reapprove the SPIP.
The Board of Directors unanimously recommends that the Company’s stockholders vote FOR Reapproval of the Pool Corporation Strategic Plan Incentive Program.

PROPOSAL TO APPROVE THE POOL CORPORATION
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN
(Proposal 5)

Our Board believes that our growth depends upon the efforts of our key employees, officers, directors, consultants, and advisors and that the proposed Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan (the LTIP) will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing stockholder value. The LTIP has been adopted by the Board, upon the recommendation of the Compensation Committee (the Committee), subject to approval by our stockholders at the Annual Meeting.

The principal features of the LTIP are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the LTIP, which is attached to this proxy statement as Appendix B.

Purpose of the Proposal

We believe that providing key employees, officers, directors, consultants and advisors with a proprietary interest in the growth and performance of our Company is crucial to stimulating individual performance while at the same time enhancing stockholder value. We currently grant annual long-term incentive awards to our key employees under the current LTIP. As of March 16, 2016, approximately 932,536 shares of Common Stock remained available for grant under the current LTIP, 301,809 of which may be issued as restricted stock awards.

We are seeking your approval of an amendment and restatement of the plan to (i) permit performance-based awards under the LTIP to be structured to be deductible as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and (ii) incorporate the following principal changes:

•	increase the aggregate number of shares available for issuance pursuant to awards under the LTIP by 3.9 million;

•	increase the sublimit applicable to the number of shares that may be granted as restricted stock by 1.0 million shares; and

•	provide that awards granted under the Plan will only accelerate in connection with a change of control if the participant experiences a qualifying termination.

We believe that adoption of the LTIP at the Annual Meeting is necessary to provide the Company with the continued ability to attract, retain, and motivate key personnel in a manner tied to the interests of stockholders.

While we believe that employee equity ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under the plan may potentially dilute the equity ownership of our current stockholders. We strive to maintain an appropriate balance between our equity incentive program and stockholder concerns regarding dilution. Accordingly, the shares available for grant under the proposed LTIP, along with the shares that could be issued pursuant to our employee stock purchase plan and outstanding awards, amount to approximately 17% of our fully-diluted Common Stock outstanding (assuming issuance of all shares available under outstanding incentives). We believe that the LTIP will be integral to our continued ability to attract, retain, and motivate key personnel and Board members in a manner aligned with the interests of stockholders.

Best Practice Provisions in the LTIP

The LTIP has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•	the LTIP prohibits granting stock options with an exercise price less than the fair market value of a share of stock on the date of grant, or repricing such incentives without stockholder approval;

•	time-based restricted stock awards are subject to a minimum three-year vesting requirement with incremental vesting permitted;

•	the LTIP contains limitations on grants to individual participants (including directors) in a given calendar year;

•
the LTIP prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, shares delivered or withheld to satisfy a tax withholding obligation, or shares repurchased on the open market with option proceeds);

•	participants holding stock options do not receive dividend equivalents for any period prior to the exercise of the award;

•	awards granted under the LTIP will not automatically vest upon a change of control under the terms of the plan;

•	material amendments to the LTIP require stockholder approval; and

•	awards under the LTIP are administered by the Compensation Committee, an independent committee of our Board.

Terms of the LTIP

Administration of the LTIP. The Committee will generally administer the LTIP, and has the authority to make awards under the LTIP, including setting the terms of the awards. The Committee will also generally have the authority to interpret the LTIP, to establish any rules or regulations relating to the LTIP that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the LTIP. Subject to the limitations specified in the LTIP, the Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of Securities Exchange Act of 1934 or Section 162(m) of the Code.

Eligibility. Key employees, officers, and directors of the Company and our consultants or advisors will be eligible to receive awards (Incentives) under the LTIP. Currently, six executive officers and approximately 150 employees are eligible to receive Incentives under the LTIP. In addition, following the Annual Meeting, we expect to have seven non-employee directors who are eligible to receive awards under the LTIP. Incentives under the LTIP may be granted in any one or a combination of the following forms: non‑qualified stock options and restricted stock, each of which is discussed in more detail in “Types of Incentives” below.

Shares Issuable through the LTIP. If the LTIP is approved by our stockholders, a total of 9,315,000 shares of our Common Stock will be authorized for issuance under the LTIP, representing an increase of 3,900,000 shares. Of this amount, only 2,300,000 shares may be issued as restricted stock. The closing price of a share of our Common Stock, as quoted on NASDAQ on March 16, 2016, was $82.71.

Limitations and Adjustments to Shares Issuable under the LTIP. A single participant in any fiscal year may not be granted Incentives relating to the lesser of 400,000 non-qualified stock options or 150,000 shares of restricted stock, except that non-employee directors may be granted Incentives with respect to no more than 10,000 shares per fiscal year. Restricted stock granted under the LTIP must be made subject to the following minimum vesting periods. For time-based awards, except for awards to directors, a three‑year vesting period is required, with incremental vesting of portions of the award permitted. For performance-based awards and awards to directors, a one-year vesting period is permitted.

For purposes of determining the maximum number of shares of Common Stock available for delivery under the LTIP, shares that are not delivered because an Incentive is forfeited, canceled, or settled in cash will not be deemed to have been delivered under the LTIP. In the event of a “net exercise” of a stock option, all shares to which the option relates will be deemed delivered under the LTIP. Finally, shares awarded under the LTIP that are tendered in payment of the exercise of a stock option or in payment of taxes due in connection with an Incentive, as well as shares purchased on the open market with option proceeds, will not be available again for issuance or delivery under the LTIP.

Proportionate adjustments will be made to all of the share limitations provided in the LTIP, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other change in the shares of Common Stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the LTIP. The Board may amend or discontinue the LTIP at any time. However, no amendment or discontinuance of the LTIP may materially impair previously granted Incentives without the consent of the participant, and our stockholders must approve any amendment to the LTIP that would:

•	materially increase the benefits accruing to participants;

•	materially increase the number of shares of Common Stock that may be issued through the LTIP;

•	materially expand the classes of persons eligible to participate in the LTIP;

•	expand the types of awards that may be granted;

•	materially reduce the price at which Common Stock may be offered through the LTIP; or

•	permit the repricing of a stock option.

Types of Incentives. The types of Incentives that may be granted under the LTIP are described below:

Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the Committee will determine the time or times that the options become exercisable. The term of an option will also be determined by the Committee, but may not exceed ten years. As noted above, the Committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Common Stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment, or shares of common stock, unless approved by our stockholders.

The option exercise price may be paid in cash; by check; in shares of Common Stock; through a “cashless” exercise arrangement with a broker approved by our Company; through a net exercise procedure; or in any other manner authorized by the Committee. Subject to the restrictions provided in the agreement and the LTIP, a participant receiving options has no rights of a stockholder, including the right to receive dividends, until shares of Common Stock are issued to the participant as a result of the participant’s exercise of his options.

Restricted Stock. The Committee may grant shares of Common Stock subject to restrictions on transfer by the recipient for a certain restricted period. Restricted stock awards are subject to the minimum vesting requirements and exceptions described above. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to restrictions provided in the participant’s incentive agreement and the LTIP, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares, including the right to receive dividends if provided for in the agreement.

Performance Goals for Section 162(m) Awards. Performance-based compensation does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to certain highly compensated executive officers. Grants of Incentives that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals, as provided in the LTIP, will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions or subsidiaries:

Earnings per share	Return on assets
An economic value added measure	Shareholder return
Earnings	Stock price
Return on equity	Return on total capital
Return on invested capital	Return on investments
Reduction of expenses	Increase in cash flow
Increase in revenues or customer growth	Net income

For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the LTIP.

Our Committee has authority to use different targets from time to time within the realm of the LTIP’s performance goals as listed above. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our stockholders every five years. To qualify as performance-based compensation, grants of Incentives will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest, or shall expire at such times as may be determined by the Committee and as provided in the applicable incentive agreement.

Change of Control. If there has been a change of control of our Company, as defined in the LTIP, and within two years following the change of control a participant’s employment is terminated by the Company without cause or by the participant with good reason, as defined in the LTIP or in an incentive agreement, all outstanding Incentives granted to the participant pursuant to the LTIP shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse, and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived at the target level by the Company without the necessity of action by any person.

In addition, upon a change of control our Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods and under certain conditions, our Committee may:

•	require that all exercisable Incentives be exercised by a certain date;

•
require the surrender to our Company of some or all exercisable Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the LTIP, over the exercise price;

•	make any equitable adjustment to outstanding Incentives as the Committee deems necessary to reflect our corporate changes; or

•
provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives. No Incentives granted under the LTIP may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, to a charitable organization, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Tax Withholding. We may withhold from any payments or stock issuances under the LTIP, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock, or to have our Company withhold from the shares the participant would otherwise receive, shares, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Purchase of Incentives. The Committee may approve the purchase by our Company of an unexercised or unvested stock option from the holder by mutual agreement, provided that the repurchase does not constitute a repricing without stockholder approval.

Federal Income Tax Consequences.

The federal income tax consequences related to the issuance of Incentives under the LTIP are summarized below. Participants who are granted Incentives under the LTIP should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted a stock option normally will not realize any income, nor will our Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income. If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the Common Stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Section 409A. If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, in connection with a termination following a change of control of our company, the exercisability, vesting or payout of an Incentive is accelerated, the value of the acceleration, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the LTIP based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Plan Benefits
Grants of awards under the LTIP will be made in the future discretion of the Committee, as necessary to attract and retain key personnel.

EQUITY COMPENSATION PLAN INFORMATION

All of the Company’s existing equity compensation plans were approved by stockholders. The following table provides information about shares of Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2015.

Plan description	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Stockholders:
2007 Long-Term Incentive Plan (2007 LTIP)	2,639,621	$31.27	1,140,981	(1)
2002 Long-Term Incentive Plan (2002 LTIP)	102,124	37.45	—
Employee Stock Purchase Plan	—	—	143,800
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	2,741,745	$31.50	1,284,781
(1) Includes 357,029 shares that may be issued as restricted stock.

As of December 31, 2015, the weighted-average remaining contractual term of outstanding stock options is approximately 4.58 years. Of the outstanding options, 1,820,919 are vested and exercisable and these shares have a weighted-average exercise price of approximately $23.86 per share. The 920,826 unvested options have a weighted-average exercise price of approximately $46.62 per share.

For a complete description of the Company’s equity compensation plans, see Note 6 to the Company’s 2015 Annual Report on Form 10-K.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the LTIP.
The Board of Directors unanimously recommends that the Company’s stockholders vote FOR Approval of the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan.

PROPOSAL TO APPROVE THE POOL CORPORATION
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN
(Proposal 6)

Our Board has adopted the Pool Corporation Executive Officer Annual Incentive Plan (the AIP), subject to stockholder approval at the Annual Meeting. The AIP is designed to provide financial incentives to executive officers to make significant, objectively measurable contributions to our overall performance and growth. As a key component of our executive compensation program, the AIP is intended to strengthen our ability to attract and retain members of the executive officer group. We propose to pay annual incentive bonuses to our executive officers for 2016 and future years under the AIP.
The principal features of the AIP are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the AIP, which is attached to this proxy statement as Appendix C.
Purpose of the Proposal
The Compensation Committee (the Committee) of our Board of Directors has historically structured our executive annual bonus program to focus corporate behavior on pre-established short-term goals for growth, financial performance and other specific financial and business improvement metrics. See discussion in “Compensation Discussion & Analysis.” While the program has historically been performance‑oriented, with payouts determined based on actual performance relative to the pre-established goals, the program has not previously been structured to be deductible as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). Under Section 162(m), we may not deduct more than $1 million per year for compensation paid to our chief executive officer or our next three most highly-compensated executive officers (other than our chief financial officer). However, Section 162(m) provides an exclusion from the $1 million per officer tax-deductible limitation for qualified “performance-based compensation” that satisfies certain requirements. In particular, under Section 162(m), in order to qualify as performance-based compensation, the material terms of the plan under which the compensation is paid, including the employees eligible to receive compensation under the plan, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that could be paid to any employee under the plan, must be approved by the stockholders.
The Board, after recommendation of the Committee, adopted the AIP in order to provide a framework under which the annual bonus program may be structured each year. We are submitting the AIP for stockholder approval in order that, beginning with the annual bonus program for 2016, the bonus payments to each participating executive officer under the AIP may be structured to be deductible under Section 162(m).
Terms of the AIP
Administration. If approved at the Annual Meeting, the AIP will be administered by the Committee, which currently consists of four members, each of whom qualifies as an “outside director” under Section 162(m). The Committee has the power to designate participants, establish performance goals and objectives, adopt appropriate regulations, certify as to the achievement of performance goals, and make all determinations necessary for the administration of the AIP.
Eligibility. Any executive officer may be designated by the Committee as a participant in the AIP for any year. We currently have six executive officers eligible to be designated as participants. The AIP provides that the Committee will designate within the first 90 days of each year the executive officers of the Company who will participate in the AIP that year.
Incentive Bonus. Under the AIP each participant will be eligible to be paid an incentive bonus based on the achievement of preestablished quantitative performance goals. The Committee plans to establish the performance goals for each year within the first 90 days of such year. If using more than one performance goal, the Committee will determine the relative weight given each goal. The amount of any bonus will be objectively determinable, as the participant’s actual bonus will depend upon the degree to which the performance goals are achieved. Under the framework of the AIP, the Committee has the discretion to structure the annual incentive bonus program as it deems appropriate, including designing an “umbrella plan,” under which one or more performance goals are established in order to fund a pool, from which individual awards, which may be subject to additional performance criteria, are then made.

The performance goals for each year will be based upon one or more of the following criteria relating to the Company or one or more of our divisions, subsidiaries or lines of business:

Earnings per share	Return on assets
An economic value added measure	Shareholder return
Earnings	Stock price
Return on equity	Return on total capital
Return on invested capital	Return on investments
Reduction of expenses	Increase in cash flow
Increase in revenues or customer growth	Net income

The Committee’s selection of performance criteria from this list and the targets the Committee chooses to assign to such selected performance criteria may vary among participants and across performance periods. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. The AIP specifies the events or changes that will result in adjustments to the performance goals. The Committee may also specify, within the first 90 days of the year, other events or changes that will result in adjustments.
No participant may be paid a bonus under the AIP of more than $2.0 million for any year. The Committee has discretion to decrease, but not to increase, the amount of the bonus paid to a participant from the amount that is payable under the terms of the pre-established criteria for the applicable year. The Committee may determine to pay bonuses under the plan in whole or in part in (i) cash, (ii) Common Shares, or (iii) restricted stock or restricted stock units, in which case such stock or units will be paid under any of the Company’s stock-based incentive plans that provide for such types of grants. Prior to the payment of annual bonuses under the AIP, the Committee must certify that the performance goals and the applicable conditions to the payment of the bonus have been met.
Termination of Employment. If a participant’s employment is terminated prior to the end of a plan year for any reason, the participant will not receive an award for that year unless the Committee determines otherwise in its discretion as set forth in the AIP.
Forfeiture of Benefits. Incentive bonuses paid under the AIP will be subject to the “clawback” policy included in our Corporate Governance Guidelines.
Amendments to the AIP. The Committee may amend, suspend, or terminate the AIP at any time. Any amendment or termination of the AIP shall not, however, affect the right of a participant to receive any earned bonus for a completed performance period that has not yet been paid.
Term of the AIP. The AIP applies to each of the five calendar years during the period beginning January 1, 2016 and ending December 31, 2020, unless terminated earlier by the Committee.
Certain Federal Income Tax Consequences. Amounts received by participants are required to be recognized as ordinary income by such participants (subject to withholding), and the Company is generally entitled to a corresponding deduction at that time; however, as noted previously, Section 162(m) limits the company’s tax deductions for executive compensation to $1 million per executive under certain circumstances.
Under Section 162(m), certain performance-based compensation will be tax deductible without regard to the Section 162(m) limit if the compensation is paid upon the achievement of pre-established, objective performance goals and the material terms of the arrangements are approved by the company’s stockholders.
However, nothing in the AIP precludes the Board of Directors or its committees from making additional payments or special awards in their discretion outside of the Plan that may not qualify as performance-based compensation under Section 162(m), provided that such payments or awards do not affect the qualification of incentive bonuses under the Plan that are designed to be performance-based for purposes for Section 162(m). Further, Section 162(m) is a highly technical and complex provision of the federal tax code, which means that even when we structure compensation arrangements to qualify as performance-based under Section 162(m), we can provide no assurances that our tax position will prevail.
Bonuses to be Paid. If the AIP is not approved at the Annual Meeting, we would not make any incentive awards to participants under the AIP, but participants would instead be permitted to participate in the Company’s other bonus plans in order to provide total compensation commensurate with their responsibilities. In that case, we would not be able to deduct incentive bonuses to certain executives to the extent that such amounts, together with other compensation that does not qualify as performance-based compensation for purposes of Section 162(m), exceeds $1 million.

Plan Benefits
Grants of awards under the AIP, will be made in the future discretion of the Compensation Committee, as necessary to attract and retain key personnel. The following table provides information on the awards made under the AIP on February 26, 2016, for the 2016 fiscal year, which will be paid in 2017 based on the achievement of the performance metrics.

Name and Position	Target Dollar Value	Maximum Dollar Value
Manuel J. Perez de la Mesa President and Chief Executive Officer	$480,000	$960,000
Mark W. Joslin Senior Vice President and Chief Financial Officer	209,250	418,500
A. David Cook Group Vice President	225,750	451,500
Kenneth G. St. Romain Group Vice President	217,500	435,000
Jennifer M. Neil Corporate Secretary and General Counsel	142,500	190,000
All executive officers, as a group (1)	1,355,000	2,551,000
Non-Executive Officer Director Group	N/A	N/A
Non-Executive Officer Employee Group	N/A	N/A
(1)	Includes one additional executive officer.

Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the AIP.
The Board of Directors unanimously recommends that the Company’s stockholders vote FOR Approval of the Pool Corporation Executive Officer Annual Incentive Plan.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED
POOL CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Proposal 7)

In February 2016, our Board of Directors (the Board), upon the recommendation of the Compensation Committee, approved the Amended and Restated Pool Corporation Employee Stock Purchase Plan, formerly known as the SCP Pool Corporation Employee Stock Purchase Plan (the Employee Stock Purchase Plan, or the Plan), subject to approval by our stockholders at the Annual Meeting. If approved, the Plan will become effective on May 4, 2016. If our stockholders do not approve the Plan, the specific amendments that were approved by our Board that require stockholder approval will not become effective. Namely, the amendments relating to the extension of the Plan to employees of foreign subsidiaries and affiliates will not become effective. All other amendments that were approved by our Board that do not require stockholder approval will continue in effect.

The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the Plan, which is attached to this proxy statement as Appendix D.

Purpose of the Plan

We are seeking stockholder approval of the Plan to allow for the grant of options to employees of foreign subsidiaries and affiliates under a “Non-423 Component” which does not qualify for the tax treatment of Section 423 of the Internal Revenue Code (the Code). The Plan has also been amended and restated to address changes in applicable law, to improve the Company’s ability to administer the Plan, to implement other best practices and to eliminate provisions that are no longer relevant. Our stockholders are being requested to approve the Plan as so amended and restated. The amendments will not increase the number of shares of the Company’s common stock (the Common Stock) available for issuance under the Plan.

The Board recommends that you vote for approval of the Plan. The Board believes that it is in the best interests of the Company and our stockholders to approve the Plan because it provides a broad-based plan to U.S. employees, and in the future, global employees, to become long-term stockholders through the purchase of shares of the Company’s Common Stock on favorable terms through payroll deductions. The Board believes that the ability to offer this type of program is an important recruiting and retention tool for the Company to attract, retain and reward the talented employees and officers needed for our success.

Material Changes to the Plan

The following summary highlights the proposed material changes to the Plan. For purposes of this Proxy Statement, “Plan Administrator” means the Compensation Committee of our Board of Directors or such other committee of the Board appointed by the Board.

•
Prior to its amendment in February 2016, the Plan provided for participation only by employees of the Company and its U.S. subsidiaries. With the amendments, the Company may offer the Plan to employees of foreign subsidiaries and affiliates and may create rules, procedures or sub-plans which are designed to meet tax, securities law or other Company compliance objectives in particular locations outside the United States, which offerings may be made under the Non-423 Component of the Plan and therefore may not comply with the requirements of Section 423 of the Code.

•
Because foreign subsidiaries and affiliates are now eligible for participation in the Plan, the Plan has been amended so that the Plan Administrator will designate which of the Company’s subsidiaries and affiliates will be eligible to participate in the Plan, rather than all U.S. domestic subsidiaries being automatically eligible to participate. Similarly, acquired subsidiaries will not be automatically eligible to participate in the Plan.

•
Change of control provisions have been added to the Plan, which will require a shortened offering period and the exercise of outstanding options under the Plan prior to a change of control (as defined in the Plan) of the Company where the options are not assumed by a successor entity.

•
The definition of employees eligible to participate in the Plan has been revised to reflect the full scope of permissible exclusions under Section 423 of the Code, including with respect to employees resident outside the United States, while retaining flexibility for the Company to continue operating the Plan under its pre-existing eligibility requirements.

•
The concept of “offering periods” has been introduced, such that the Company has the flexibility to operate the Plan through consecutive or overlapping periods of up to 27 months, as permitted by Section 423 of the Code, that may contain one or more purchase dates, while preserving the Company’s ability to continue operating the Plan under its pre-existing consecutive six-month plan period structure.

•
The Plan’s purchase price determination provision has been amended to reflect the maximum permissible purchase discount under Section 423 of the Code and the Plan has been amended to give the Plan Administrator discretion to grant options subject to such pricing provision, while preserving the pre-existing purchase price formula (as described below) until otherwise determined by the Plan Administrator.

•
Certain limitations on participation by “statutory insiders” (defined as individuals subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, and any other person so designated by the Board) have been eliminated as no longer relevant or required under applicable laws.

•	The automatic dividend reinvestment feature of the Plan has been eliminated.

•
Various updates have been made to the Plan to reflect amendments to the Treasury Regulations under Section 423 of the Code, including to provide for the offering of the Plan through separate offerings at separate subsidiary corporations, the terms of which need not be identical.

Summary of Material Provisions of the Plan

Purpose of the Plan

The purpose of the Employee Stock Purchase Plan is to promote the long-term growth and profitability of the Company by (i) providing an opportunity for eligible employees to become stockholders in the Company with incentives to maximize stockholder value and (ii) enabling the Company to attract, retain and reward the best available employees.

The options to purchase Common Stock granted under the Plan are intended to be treated as either (i) options granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Code (i.e., the “423 Component” of the Plan), or (ii) options granted under an employee stock purchase plan that is not subject to the terms and conditions of Section 423 of the Code (i.e., the “Non-423 Component” of the Plan). The Plan Administrator will retain the discretion to grant options under either the 423 Component or the Non-423 Component of the Plan.

Administration

The Plan will be administered by the Compensation Committee of our Board. To the extent not prohibited by applicable laws, the Plan Administrator may delegate some of its authority to a subcommittee of the Compensation Committee and, with respect to the day‑to‑day administration of the Plan, to other persons or groups of persons as set forth in the Plan. The Committee will have, among other authority, the authority to interpret the Plan, determine all questions as to eligibility to participate including whether employees will participate in an offering under the 423 Component of the Plan or under the Non-423 Component, determine all terms and conditions of options granted under the Plan, amend outstanding options to the extent permitted by the Plan and, for options granted under the 423 Component, to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. Further, the Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws of jurisdictions outside the United States, including (without limitation) with respect to eligibility to participate, handling of payroll deductions, making of contributions to the Plan (including in forms other than payroll deductions), establishment of bank or trust accounts to hold participating employee contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of issuances of shares of Common Stock.

Eligibility

Generally, any individual in an employee-employer relationship with the Company or with a subsidiary or affiliate that has been designated by the Plan Administrator as participating in the Plan is eligible to participate in the Plan. However, the Plan Administrator, in its discretion may determine on a uniform basis for an offering that employees shall not be eligible to participate if they: (i) have not completed at least two (2) years of service since their last hire date (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (ii) customarily work not more than twenty (20) hours per week, (iii) customarily work not more than five (5) months per calendar year, (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act. Directors of the Company who are not employees of the Company are not eligible to participate in the Plan.

As of December 31, 2015, 2,797 employees were eligible to participate in the current Plan.

No employee is eligible for the grant of any rights under the Plan if, immediately after such grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary or parent of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted options to buy more than $25,000 worth of Company Common Stock (such limit to be determined based on the fair market value of the Common Stock on the date the options are granted) under the Plan in any calendar year such options are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the U.S. may be excluded from participation in the Plan if their participation is prohibited under local laws or if complying with local laws would cause an offering under the 423 Component to fail to qualify under Section 423 of the Code. In the case of an offering under the Non-423 Component, an eligible employee may be excluded from participation in the Plan or an offering if the Plan Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The Plan will be implemented by consecutive offering periods with a new offering period commencing on the first trading day of the relevant offering period and terminating on the last trading day of the relevant offering period. Unless and until the Plan Administrator determines otherwise in its discretion, each offering period will consist of one six-month plan period which will run from the first trading day of January through the last trading day of June and from the first trading day of July through the last trading day of December. The Plan Administrator will have the authority to establish additional or alternative sequential or overlapping offering periods, a different number of plan periods within an offering period, or a different duration of offering periods with respect to future offerings, provided that no offering period may have a duration that exceeds 27 months.

Plan Periods

Each offering period under the Plan may consist of one or more plan periods, as may be determined by the Plan Administrator. Unless otherwise so determined, the dates of each offering period will coincide with the dates of each plan period, which will cover the months January through June and July through December each year. Eligible employees will elect before each plan period whether to participate in that plan period.

Securities Subject to the Plan

The Plan provides a mechanism for payroll deductions to be used toward the purchase of Common Stock of the Company at a discount to the market price. A total of 956,250 shares of Common Stock are reserved for issuance under the Plan, subject to adjustments in the event of certain changes in our capitalization. As of March 16, 2016, 143,800 shares remain available for future issuance under the Plan. Such shares may be authorized but unissued shares of Common Stock, treasury shares or Common Stock purchased in the open market.

Employee Contributions and Stock Purchases

Pursuant to the Plan, eligible employees may elect to deduct amounts from their regular pay during a plan period. Amounts deducted must be in whole-dollar denominations and must equal at least twenty-five dollars ($25.00) or greater for each regular payroll period (i.e., $25.00 or more per paycheck). Amounts deducted will be used to purchase Common Stock of the Company on the last trading day of each plan period. In addition to regular payroll deductions, participating employees may elect to make a lump-sum contribution, either via payroll deduction or check, at any time during a plan period. Contributions are credited to a “contribution account” kept by the Company in the name of each participating employee which does not bear interest.

On a purchase date, the contribution account of each participating employee shall be used to purchase the maximum number of whole shares of Common Stock determined by dividing the purchase price (which is determined according to the formula set forth under “Purchase Price Formula” below) into the balance of the participating employee’s contribution account. Purchased shares of Common Stock shall be allocated to a “stock account” kept by the Company in the name of each participating employee. Any money remaining in a participating employee’s contribution account representing a fractional share shall remain in the participating employee’s contribution account to be used in the next plan period along with new contributions in the next plan period. However, if the participating employee does not enroll for the next plan period, the balance remaining shall be returned to the participating employee in cash. Alternatively, as determined by the Plan Administrator, the number of shares purchased for each participating employee may be determined by dividing the purchase price into the balance of all of the participating employees’ contribution accounts and allocating the purchased shares among the participating employees’ stock accounts according to the amount contributed (including fractional share amounts, if any).

The Plan Administrator will determine whether shares of Common Stock allocated to a participating employee’s stock account will be recorded by means of a book entry system or delivered as physical stock certificates. If the Plan Administrator permits the delivery of stock certificates, shares of Common Stock allocated to a participating employee’s stock account shall remain uncertificated until the participating employee requests the issuance of such stock certificates.

Employees are limited in any plan period to purchases of 500 shares of Common Stock, or such other limit as may be imposed by the Plan Administrator prior to the start of a plan period or offering period under the Plan, subject to adjustments in the event of certain changes in our capitalization.

Purchase Price Formula

The purchase price will be determined by the Plan Administrator, provided that for any offering under the 423 Component the purchase price per share of Common Stock will not be less than eighty-five percent (85%) of the lesser of (i) the closing trading price of the Common Stock on the first trading day of an offering period or (ii) the closing trading price of the Common Stock on the purchase date.

Unless otherwise determined by the Plan Administrator, the purchase price will be, for any six-month plan period, the lesser of: (i) 85% of the closing trading price of the Common Stock on the purchase date or (ii) 85% of the average of the closing trading price of the Common Stock on the purchase date and the closing trading price of the Common Stock on the first trading day of such plan period. As of March 16, 2016 the fair market value of a share was $82.71.

Pro Rata Reduction When Plan Limit is Reached

If the total number of shares of Common Stock to be purchased by all participating employees on a purchase date exceeds the number of shares of Common Stock remaining authorized for issuance under the Plan, a pro-rata allocation of the shares of Common Stock available for issuance will be made among participating employees in proportion to their respective contribution account balances on the purchase date, and any money remaining in the contribution accounts shall be returned to the participating employees.

Restriction on Sale of Shares

Unless otherwise provided by the Plan Administrator, participating employees are not permitted to sell or otherwise transfer any shares of Common Stock acquired under the Plan for a period of six months following each purchase date.

Elections to Participate; Changes to Regular Contribution Amount

An employee may only elect to participate at the beginning of each plan period. A participating employee may not change his or her regular contribution amount except at the beginning of a plan period, but participating employees will be able to discontinue contributions, in which case the participating employee will be eligible to recommence contributions as of the beginning of the next plan period. If at the beginning of a plan period no contribution amount changes are specified by the employee, the employee shall continue to contribute at the same rate as in the preceding plan period.

Withdrawal from the Plan

Participating employees may elect to withdraw the balance of their contribution accounts at any time during a plan period, in which case shares of Common Stock will not be purchased for the relevant participating employees on the purchase date of such plan period and the participating employees will be eligible to recommence contributions as of the beginning of the next plan period.

Transferability

Rights granted under the Plan are not transferable by a participating employee other than by will or by the laws of descent and distribution, and are exercisable during the participating employee’s lifetime only by the participating employee.

Amendments to the Plan

The Board of Directors of the Company may at any time amend the Plan in any respect, including termination of the Plan, without notice to participating employees. If the Plan is terminated, the balance in each participating employee’s contribution account shall be paid to that participating employee. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an offering period in connection with a spin-off or similar corporate event.

Without approval of the stockholders of the Company, the Plan may not be amended to: (i) increase the number of shares reserved under the Plan (except pursuant to certain changes in the capital structure of the Company described below), (ii) change the definition of corporations whose employees may be offered options under the Plan; or (iii) otherwise be made if such amendment would require approval of the Company’s stockholders under the Code, NASDAQ rules, the rules of any other stock exchange on which the Company’s stock may be quoted or other applicable laws. In addition, approval by stockholders must comply with applicable provisions of the corporate charter and Bylaws of the Company and with Delaware law prescribing the method and degree of stockholders approval required for reservation and issuance of corporate stock.

Adjustments for Recapitalization of the Company

The aggregate number and class of shares of Common Stock reserved for purchase under the Plan, the maximum number of shares purchasable by each participating employee in each plan period, the calculation of the purchase price and the number of shares of Common Stock covered by each outstanding option shall be adjusted in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares, spin-off or similar event, and change in corporate structure. If any such adjustment would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares available under the Plan shall be the next lower number of shares, rounding all fractions downward.

Change of Control

In the event of a “Change of Control” (as defined in the Plan), each outstanding option to purchase shares will be equitably adjusted and assumed for an equivalent right to purchase shares substituted by the successor company. In the event that the successor corporation refuses to assume or substitute for the option, or the successor corporation is not a publicly traded corporation, the offering period then in progress will be shortened by setting a new purchase date and will end on the new purchase date. The new purchase date will be before the date of the Company’s proposed Change of Control. The Plan Administrator will notify each participating employee in writing, at least ten (10) trading days prior to the new purchase date, that the purchase date for the participating employee’s option has been changed to the new purchase date and that shares will be purchased automatically for the participating employee on the new purchase date, unless prior to such date the participating employee has withdrawn from the offering period.

Termination of Employment, Death, Retirement and Disability

An employee whose employment with the Company or one of its participating subsidiaries or affiliates is terminated for any reason except death, disability or retirement at or after age 65 will cease being a participating employee in the Plan immediately. The balance of that employee’s contribution account shall be paid to such employee as soon as practical after such employee’s termination. If an employee should die while employed by the Company, no further contributions on behalf of the deceased employee shall be made. The legal representative of the deceased employee may elect to withdraw the balance in said the employee’s contribution account or use the balance accumulated in the deceased employee’s contribution account to purchase shares of Common Stock at the end of that plan period. If an employee should retire from the Company at or after attaining age 65, no further contributions on behalf of the retired employee shall be made. The employee may elect to withdraw the balance in his or her contribution account, but if no election to withdraw is made before the end of the plan period, the balance accumulated in the retired employee’s contribution account shall be used to purchase shares of Common Stock. If an employee should terminate employment with the Company on account of disability, as defined in Section 22(e)(3) of the Code, no further contributions on behalf of the disabled employee shall be made. The employee may elect to withdraw the balance in his or her contribution account, but if no election to withdraw is made before the end of the plan period, the balance accumulated in the disabled employee’s contribution account shall be used to purchase shares of Common Stock.

Certain U.S. Federal Tax Consequences

The following summary briefly describes U.S. federal income tax consequences of rights under the Plan, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Plan should consult their own professional tax advisors concerning tax aspects of rights under the Plan. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

423 Component

Options to purchase shares granted under the 423 Component of the Plan are intended to qualify for favorable federal income tax treatment associated with options granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participating employee until the shares purchased under the Plan are sold or otherwise disposed of. If the shares are disposed of within two years from the option grant date (i.e., the beginning of the offering period or, if later, the date the participating employee entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participating employee will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participating employee’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participating employee holds the shares for more than one year after the purchase date.

If the stock purchased under the Plan is sold (or otherwise disposed of) more than two years after the option grant date and more than one year after the stock is transferred to the participating employee, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the stock as of the first date of the offering period over the purchase price (determined as of the first date of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participating employee’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participating employee as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Non-423 Component

If the option is granted under the Non-423 Component, then the amount equal to the difference between the fair market value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participating employee’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participating employee holds the shares for more than one year after the purchase date.

The Company generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participating employee as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participating employees, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the Non-423 Offering.

Past Participation in the Plan

The table below sets forth the number of shares purchased by each of our Named Executive Officers and other employees of the Company and designated subsidiaries under the Plan, including all executive officers as a group since the inception of the Plan through March 16, 2016. Non-employee directors are not eligible to participate in the Plan.

Name and Position	Number of Shares Purchased
Manuel J. Perez de la Mesa President and Chief Executive Officer	4,922
Mark W. Joslin Senior Vice President and Chief Financial Officer	1,905
A. David Cook Group Vice President	3,581
Kenneth G. St. Romain Group Vice President	1,033
Jennifer M. Neil Corporate Secretary and General Counsel	2,065
Stephen C. Nelson Former Vice President	1,774
All executive officers as a group (1)	15,280
All employees, including all executive officers, as a group	411,612
(1) Includes one additional executive officer.

New Plan Benefits
The amounts of future purchases under the Plan are not determinable because participation is voluntary, participation levels depend on each participating employee’s elections and the restrictions of Section 423 of the Code and the Plan and the per share purchase price depends on the future value of the Common Stock.
Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Plan.

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR Approval of the Amended and Restated Pool Corporation Employee Stock Purchase Plan.

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS
In order to be considered for inclusion in the proxy materials related to our 2017 annual meeting of stockholders, we must receive stockholder proposals no later than November 30, 2016. If such proposal is timely received and in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.

Our Bylaws also require that any stockholder who desires to nominate a director or present a proposal before the 2017 annual meeting must notify the Company’s Corporate Secretary no earlier than July 3, 2016 and no later than November 30, 2016.

By Order of the Board of Directors,
Jennifer M. Neil
Corporate Secretary

Covington, Louisiana
March 30, 2016

APPENDIX A

POOL CORPORATION
STRATEGIC PLAN INCENTIVE PROGRAM

ARTICLE I
PURPOSE OF PROGRAM
Section 1.1    The purpose of the Strategic Plan Incentive Program (the “Program”) is to provide senior management with an additional opportunity to be earned upon the achievement of specified earnings objectives related to the strategic plan for the growth of Pool Corporation (the “Company”). The Program is a cash-based, pay-for-performance program that effectively links the Company’s long-term financial performance with the total cash compensation paid to senior management. The Program serves to complement the Company’s annual bonus program and the longer-term value creation provided by stock option or restricted stock awards. Under the terms of the Program, discussed below, each senior manager is eligible to earn an award either in an amount equal to up to (i) 200% of his or her base salary (“Group I”), (ii) 100% of his or her base salary (“Group II”) or (iii) 50% of his or her base salary (“Group III”) based on the Company’s diluted earnings per share (“EPS”) growth over a three-year period. The first three-year performance period under the Program shall be based on the Company’s EPS growth from 2013 to 2015.  The Program is designed to ensure that payments hereunder to executive officers of the Company are deductible for federal income tax purposes without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (“Section 162(m)”).  In order for the payments under the Program to qualify as “performance-based” compensation under Section 162(m), the Program must be approved by the Company’s stockholders.
ARTICLE II
ADMINISTRATION OF THE PROGRAM
Section 2.1    The Program shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), which shall be made up solely of two or more “outside directors” of the Company, as such term is defined in Section 162(m).  The Committee shall have the sole discretion and authority to administer and interpret the Program in accordance with Section 162(m).
Section 2.2    Subject to the express provisions and limitations set forth in the Program, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Program, including, without limitation, the following:

(a)	To prescribe, amend and rescind rules and regulations relating to the Program and to define terms not otherwise defined herein;

(b)	To determine which persons are eligible to be paid awards and to which of such participants, if any, awards hereunder are actually paid;

(c)	To verify the Company’s EPS, as defined herein, and the extent to which the Company has satisfied any other performance goals or other conditions applicable to the payment of awards under the Program;

(d)	To prescribe and amend the terms of any agreements or other documents under the Program (which need not be identical);

(e)	To determine whether, and the extent to which, adjustments are required pursuant to Article V;

(f)
To interpret and construe the Program, any rules and regulations under the Program, and the terms and conditions of any award opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(g)	To make all other determinations deemed necessary or advisable for the administration of the Program.
ARTICLE III
ELIGIBILITY FOR PARTICIPATION
Section 3.1    The Committee shall, on an annual basis and in accordance with Section 162(m), designate the senior management of the Company who shall participate in the Program for the performance period beginning in that year and identify them as either Group I, Group II, or Group III.

ARTICLE IV
PERFORMANCE CRITERIA
Section 4.1    Program participants shall be entitled to earn an award based upon the Company's EPS growth at a compounded annual growth rate (“CAGR”) of at least 10% during the performance period. Thus, for example, the performance period for awards to be paid in 2016 shall be from January 1, 2013 through December 31, 2015 and the baseline EPS shall be 2012 EPS, adjusted as provided herein. The maximum payout amounts for Group I shall be 200% of base salary as of the end of the performance period, for Group II shall be 100% of base salary as of the end of the performance period, and for Group III shall be 50% of base salary as of the end of the performance period.
No award shall be earned or paid unless the CAGR of the threshold EPS baseline established by the Committee is at least 10%.

Section 4.2    A CAGR of EPS of between 10% to 20% of the baseline established by the Committee shall result in a pro rata increase in the award based on the following criteria: (1) Group I: 10% EPS growth rate will result in an award to a participant equal to 50% of the participant's base salary; 15% EPS growth rate will result in an award to a participant equal to 100% of the participant's base salary; and a 20% EPS growth rate will result in an award to a participant equal to 200% of the participant's base salary; (2) Group II: 10% EPS growth rate will result in an award to a participant equal to 25% of the participant's base salary; 15% EPS growth rate will result in an award to a participant equal to 50% of the participant's base salary; and a 20% EPS growth rate will result in an award to a participant equal to 100% of the participant's base salary; and (3) Group III: 10% EPS growth rate will result in an award to a participant equal to 12.5% of the participant's base salary; 15% EPS growth rate will result in an award to a participant equal to 25% of the participant's base salary; and a 20% EPS growth rate will result in an award to a participant equal to 50% of the participant's base salary.
The following tables present the award, expressed as a percentage of a participant’s salary, to be earned in the initial performance period (fiscal years 2013 - 2015) assuming baseline EPS of $1.85.

Group I
CAGR	Ending EPS	Salary %
10%	$2.46	50%
11%	2.53	60%
12%	2.60	70%
13%	2.67	80%
14%	2.74	90%
15%	2.81	100%
16%	2.89	120%
17%	2.96	140%
18%	3.04	160%
19%	3.12	180%
20%	3.20	200%

Group II
CAGR	Ending EPS	Salary %
10%	$2.46	25%
11%	2.53	30%
12%	2.60	35%
13%	2.67	40%
14%	2.74	45%
15%	2.81	50%
16%	2.89	60%
17%	2.96	70%
18%	3.04	80%
19%	3.12	90%
20%	3.20	100%

Group III
CAGR	Ending EPS	Salary %
10%	$2.46	12.5%
11%	2.53	15.0%
12%	2.60	17.5%
13%	2.67	20.0%
14%	2.74	22.5%
15%	2.81	25.0%
16%	2.89	30.0%
17%	2.96	35.0%
18%	3.04	40.0%
19%	3.12	45.0%
20%	3.20	50.0%

Section 4.3    Within the first 90 days of each performance period, the Committee shall establish in writing the EPS baselines for the performance period, as such baselines may be adjusted pursuant to Section 4.4 below.
Section 4.4    The term “performance period” shall mean the period for which the award is payable. For calculation of the award, the term “EPS” shall mean the net income per weighted average common share outstanding, assuming dilution, for the performance period. EPS shall be adjusted as necessary to reflect the following: acquisition-related charges and/or impact on results; the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; major capital restructuring; goodwill and other non-cash impairment charges; and any extraordinary items as described in management's discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year. EPS shall also be adjusted to reflect any other events or changes specified in writing by the Committee within the first 90 days of the performance period.
Section 4.5    An award shall be paid to a participant in cash no later than February 28 following the end of the performance period. Notwithstanding any other provision of the Program to the contrary, no participant shall be entitled to any payment with respect to any award unless the members of the Committee referred to in Section 2.1 hereof shall have certified the payout amount of the awards calculated as provided in this Article IV.
ARTICLE V
AMOUNT OF AWARD
Section 5.1    The maximum award for any Program participant per year shall be $1,500,000. In its sole discretion, the Committee may also reduce, but may not increase, an individual’s award calculated under the formula set forth under this Program. In determining the amount of any reduced award, the Committee reserves the right to apply subjective, discretionary criteria to determine a revised amount.

ARTICLE VI
PAYMENT OF AWARD
Section 6.1    The payment of an award for a given performance period requires that the Program participant be on the Company payroll as of the last day of the performance period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No award shall be paid unless and until the Committee makes a certification in writing to the extent required under Section 162(m).
ARTICLE VII
AMENDMENT AND TERMINATION
Section 7.1    The Company reserves the right to amend or terminate this Program at any time with respect to future services of participants. Program amendments may be adopted by the Board of Directors or the Committee, and will require stockholder approval only to the extent required to satisfy the conditions for exemption under Section 162(m) or otherwise. The Board and the Committee have the power to amend the EPS targets from those provided herein in accordance with Section 162(m) and as a result, for purposes of compliance with Section 162(m), this Program must be approved by the stockholders of the Company every five years.
ARTICLE VIII
TAX WITHHOLDING
Section 8.1    The Company shall have the right to make all payments or distributions pursuant to the Program to a participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to such participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. If the participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.
ARTICLE IX
NON-ASSIGNABILITY
Section 9.1    Unless the Committee expressly states otherwise, no participant in the Program may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any award opportunity or amounts determined by the Committee to be payable under the Program, until such amounts (if any) are actually paid.
ARTICLE X
NON-EXCLUSIVITY OF PROGRAM
Section 10.1    Neither the adoption of the Program by the Board of Directors nor the submission of the Program to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other compensation arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.
ARTICLE XI
EMPLOYMENT AT WILL
Section 11.1    Neither the Program, selection of a person as a participant in the Program nor the payment of any award to any participant under the Program nor any action by the Board of Directors or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any participant whenever in the sole discretion of the Company its interest may so require.
ARTICLE XII
RIGHTS OF PARTICIPANTS
Section 12.1    At no time before the actual payout of an award to any participant under the Program shall any participant accrue any vested interest or right whatsoever under the Program, and the Company has no obligation to treat participants identically under the Program.

Section 12.2    The Program constitutes a mere promise by the Company to make benefit payments in the future and the rights of participants to benefits under this Program shall be solely those of general unsecured creditors of the Company. No participant shall have any interest in any fund or any specific asset of the Company.
ARTICLE XIII
GOVERNING LAW
Section 13.1    The Program and any agreements and documents hereunder shall be interpreted and construed in accordance with the laws of the State of Louisiana and applicable federal law. The Committee may provide that any dispute concerning the Program shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.
ARTICLE XIV
DEFERRAL OF AWARDS
Section 14.1    The awards payable hereunder are designed to constitute short-term deferrals that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder (“Section 409A”).
Section 14.2    The Company has in effect a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) under which certain employees are eligible to defer compensation, including awards granted under this Program. The requirements applicable to such deferrals, including the timing of deferral elections for any award, shall be made in compliance with the terms of the Deferred Compensation Plan and Section 409A.

APPENDIX B

POOL CORPORATION
AMENDED AND RESTATED
2007 LONG-TERM INCENTIVE PLAN
(as amended and restated effective May 4, 2016)

1.	Establishment of the Plan.

1.1Plan Name. As of the Effective Date, the name of this plan, shall be the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan (the Plan).

1.2Effective Date. The Plan originally became effective on May 8, 2007, and this amended and restated version of the Plan shall become effective on May 4, 2016, upon its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the Pool Corporation (POOL) 2016 Annual Meeting of Stockholders to be held on that date and any necessary approval from any department, board or agency of the United States or states having jurisdiction.

1.3Purpose. The purpose of the Plan is to increase stockholder value and to advance the interests of POOL and its subsidiaries (collectively, the Company) by furnishing stock-based economic incentives (the Incentives) designed to attract, retain, reward and motivate key employees, officers, directors, consultants and advisors to the Company and to strengthen the mutuality of interests between such persons and POOL’s stockholders. Incentives consist of opportunities to purchase or receive shares of common stock, $.001 par value per share, of POOL (the Common Stock), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which POOL owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as now in force or as hereafter amended (the Code), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.	Administration.

2.1Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of POOL or by a subcommittee thereof (the Committee). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the 1934 Act) or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Code (Section 162(m)).

2.2Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the Incentive Agreements) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3.Eligible Participants. Key employees, officers, directors and persons providing services as consultants or advisors to the
Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m), and in accordance with applicable law, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives.

4.Types of Incentives. Incentives may be granted under the plan to eligible participants in the forms of (a) non-qualified stock options; and (b) restricted stock.

5.	Shares Subject to the Plan.

5.1Number of Shares. Subject to adjustment as provided in Sections 5.2 and 9.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 9,315,000.

5.2Share Counting. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to the Net Share Exercise of Options, as defined in Section 6.5 hereof, all shares to which the Option relates are counted against the plan limits, rather than the net number of shares delivered upon exercise. In addition, the following shares of Common Stock may not again be made available for issuance as Incentives under the Plan: (i) shares of Common Stock delivered or withheld in payment of the exercise of a stock option, (ii) shares of Common Stock delivered or withheld from payment of an Incentive to satisfy tax obligations with respect to the Incentive, and (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise price of a stock option.

5.3Limitations on Awards. Subject to Sections 5.2 and 9.5, the following additional limitations are imposed under the Plan:

A.Except as provided in Section 5.3(C) with respect to non-employee directors, the maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be the lesser of 400,000 non-qualified stock options or 150,000 shares of restricted stock.

B.The maximum number of shares of Common Stock that may be issued as restricted stock shall be 2,300,000 shares.

C.The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to a non-employee director during any one calendar-year period shall be 10,000 shares.

5.4Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.Stock Options. A stock option is a right to purchase shares of Common Stock from POOL. Each stock option granted by the
Committee under this Plan shall be subject to the following terms and conditions:

6.1Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 9.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

6.2Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 9.5.

6.3Duration and Time for Exercise. The term of each stock option shall be determined by the Committee but shall not exceed 10 years from date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee.

6.4Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 9.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

6.5Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day of the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) by authorizing the Company to withhold from the exercise that number of shares of Common Stock which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options being exercised (a “Net Share Exercise”) or (f) in such other manner as may be authorized from time to time by the Committee.

6.6Repricing. Except for adjustments pursuant to Section 9.5 or actions permitted to be taken by the Committee under Section 9.10(C) in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant; and (b) an outstanding option that has been granted under this Plan may not, as of any date that such option has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option with a lower exercise price, shares of Common Stock or a cash payment.

6.7No Dividend Equivalent Rights. Participants holding stock options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

7.	Restricted Stock.

7.1Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 8 below and meet the additional requirements imposed by Section 162(m).

7.2The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the Restricted Period). Except for shares of restricted stock that vest based on the attainment of performance goals and except for shares of restricted stock granted to directors, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals or if shares of restricted stock are granted to directors, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 9.3 and under the conditions described in Section 9.10 hereof.

7.3Incentive Agreement and Registration of Shares. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. The shares of restricted stock awarded shall be registered in the name of the participant in book entry form reflecting the restrictions on transfer.

7.4Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 9.5 due to a recapitalization, merger or other change in capitalization.

7.6Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock and the right to receive any dividends.

8.	Performance Goals for Section 162(m) Awards.

8.1Goals. To the extent that shares of restricted stock granted under the plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting or grant of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such shares of restricted stock shall vest or be granted shall be any or a combination of the following performance measures applied to the Company, POOL, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, return on invested capital, return on investments, reduction of expenses, increase in cash flow, increase in revenues or customer growth, and net income. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years.

8.2Adjustments. For grants intended to qualify as performance-based compensation under Section 162(m), the Committee may not waive any of the pre-established performance goal objectives, except for an automatic waiver under section 9.10 hereof, or as may be provided by the Committee in the event of death or disability. The performance goals may be subject to such adjustments as are specified during the first ninety (90) days of the performance period by the Committee. In connection with its evaluation of the Company’s performance during a performance period, and unless determined otherwise during the first ninety (90) days of the performance period, the Committee shall make adjustments to the performance objectives for the following, as applicable:

A.significant acquisition-related charges and/or impact on results;

B.the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results;

C.major capital restructuring; goodwill and other non-cash impairment charges; and

D.any extraordinary items as described in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year.

9.	General.

9.1Duration. Subject to Section 9.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

9.2Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) at the discretion of the Committee, as to options, (i) to Family Members, (ii) to a partnership in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Family Members or (v) to a charitable organization. “Family Members” shall be defined as the participant’s child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the employee’s household (other than a tenant or employee). Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

9.3Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

9.4Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

9.5Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

9.6Withholding.

A.The Company shall have the right to withhold from any stock issued under the Plan or to collect as a condition of issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock or the exercise of an option, the participant has the right to satisfy this obligation in whole or in part by electing (the Election) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date as of which the amount of tax to be withheld shall be determined (“Tax Date”).

B.Each Election must be made prior to the Tax Date. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

9.7No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

9.8Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any such deferral arrangement shall comply with Section 409A of the Code.

9.9Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A.without the approval of the stockholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) amend Section 6.6 to permit repricing of options, or (iii) make any other change for which stockholder approval is required by law or under the applicable rules of NASDAQ; or

B.materially impair, without the consent of the recipient, an Incentive previously granted.

9.10Change of Control.

A.A Change of Control shall mean:

i.the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of POOL’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

a.any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 9.10(A)(iii) hereof) of Common Stock directly from the Company,

b.any acquisition of Common Stock by the Company,

c.any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

d.any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 9.10(A)(iii) hereof; or

ii.a majority of the directors of the Company shall be persons other than persons

a.for whose election proxies shall have been solicited by the Board, or

b.who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships; or

iii.consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of POOL) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

a.the individuals and entities who were the beneficial owners of POOL’s outstanding Common Stock and POOL’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

b.except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either POOL, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 50% or more of the combined voting power of the then outstanding voting securities of such corporation, and

c.at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

iv.approval by the stockholders of POOL of a complete liquidation or dissolution of POOL.

For purposes of this Section 9.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B.Unless otherwise provided in an Incentive Agreement, if there has been a Change of Control and followings such Change of Control, Incentives remain outstanding or have been assumed and converted to incentives of another entity, and within two years following such Change of Control a participant’s employment with the Company is terminated by the Company without Cause or by such participant with Good Reason, all outstanding Incentives granted to such participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived at the target level without the necessity of action by any person. Unless otherwise defined in an Incentive Agreement:

i.“Cause” shall mean (i) conviction of a felony or any crime or offense lesser than a felony involving the property of the Company; (ii) conduct that has caused demonstrable and serious injury to the Company, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned, or (iv) breach of duty of loyalty to the Company or other act of fraud or dishonesty with respect to the Company.

ii.“Good Reason” shall mean any of the following (without the participant’s express written consent): (i) a material diminution in the participant’s base salary as of the day immediately preceding the Change of Control, (ii) a material diminution in the participant’s authority, duty or responsibilities as they existed the day immediately preceding the Change of Control, or (iii) the Company’s requiring the participant to be based at any office or location more than 50 miles from the participant’s principal office or location as of the day immediately preceding the Change of Control. Notwithstanding the foregoing, the participant shall not have the right to terminate participant’s employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right the participant provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the Cure Period). If any such condition is not remedied within the Cure Period, the participant must terminate the participant’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.

C.No later than 30 days after a Change of Control of the type described in subsections (A)(i) or (A)(ii) of this Section 9.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (A)(iii) or (A)(iv) of this Section 9.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

i.require that all outstanding options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and all rights of participants thereunder shall terminate,

ii.make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

iii.provide for mandatory conversion of some or all of the outstanding options held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, as defined and calculated below, over the exercise price of such options or, in lieu of such cash payment, the issuance of common stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

iv.provide that thereafter, upon any exercise of an option, the holder shall be entitled to purchase or receive under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option.

D.For the purposes of paragraph (iii) of Section 9.10(C), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

i.the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

ii.the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place,

iii.in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

iv.in the event that the consideration offered to holders of Common Stock in any transaction described in this Section 9.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

9.11Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

9.12Incentive Agreements. Each award of an Incentive hereunder shall be evidenced by an agreement or notice delivered to the participant, by paper copy or electronic copy, that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Incentive of the participant’s ceasing to be employed by or to provide services to the Company. The Incentive Agreement may also provide for the forfeiture of an Incentive in the event that the participant competes with the Company or engages in other activities that are harmful to or against the interests of the Company.

9.13Section 409A of the Code. The Incentives granted under the Plan are intended to be exempt from or comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Incentive Agreements and the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the participant’s termination of service shall instead be paid on the first payroll date after the six-month anniversary of the participant’s separation from service (or the participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any participant for such tax or penalty.

APPENDIX C

POOL CORPORATION
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

1.Purpose. The purpose of the Pool Corporation Executive Officer Annual Incentive Plan (the Plan) is to advance the interests of Pool Corporation (the Company) by providing an annual incentive bonus to be paid to certain designated executive officers of the Company based on the achievement of pre-established performance goals.

2.Qualification as Performance-Based Compensation. The Plan provides for an opportunity to earn an annual incentive bonus based on the achievement of pre-established quantitative performance goals. It is the Company’s intention to structure and operate the Plan such that the incentive bonus will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)) and be fully deductible by the Company for federal income tax purposes.

3.Stockholder Approval. For purposes of qualifying the annual incentive bonus as performance-based compensation under Section 162(m), the payment of any incentive bonus hereunder is subject to the approval of the Plan, including the performance goals used in the Plan, by the stockholders of the Company.

4.Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or, if all of the members of the Compensation Committee do not qualify as “outside directors” under Section 162(m), by a subcommittee of the Compensation Committee, all of the members of which qualify as “outside directors.” The authority of the committee or subcommittee that administers the Plan (the Committee) shall include, in particular, authority to:

(a)designate participants for a particular year;

(b)establish performance goals and objectives for a particular year;

(c)establish regulations for the administration of the Plan and make all determinations deemed necessary for the administration of the Plan; and

(d)certify as to whether performance goals have been met.

5.Eligibility. The Committee shall designate no later than 90 days after the beginning of each fiscal year the executive officers of the Company who shall participate in the Plan that year.

6.Incentive Bonus. No later than 90 days after the beginning of the fiscal year for which an incentive bonus is to be payable hereunder (a Plan Year), the Committee shall establish the performance goals for that year, the objective criteria pursuant to which the incentive bonus for that year is to be payable and the factors that will be considered in determining the bonus. No participant may be paid an incentive bonus for any Plan Year in excess of an amount that is the lesser of two times base salary or $2,000,000. The Committee has the discretion to decrease, but not increase, the amount of the incentive bonus that is payable under the terms of the pre-established performance goals for the applicable Plan Year.

7.Performance Goals. The performance goals for each Plan Year shall apply to performance of the Company or one or more of its divisions, segments, subsidiaries or lines of business and shall include one or more of the following criteria: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, return on invested capital, return on investments, expenses, management, cash flow, revenue, gross margin, operating income, EBITDA, EBIT, NOPA or customer growth; and net income. The performance goals may be subject to such adjustments as are specified in advance by the Committee. For any Plan Year, performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry or market benchmarks, relative to a market index or relative to levels attained in prior years. The Committee may change the performance goals each Plan Year to any of those listed above and may also change the targets applicable to the performance goals from year to year.

8.Payment of Incentive Bonus. As soon as practicable after the Company has publicly announced its earnings for the fiscal year for which the incentive bonus will be paid, the Committee shall evaluate the Company’s performance to determine the amount of the incentive bonus that has been earned. In performing such evaluation, the Committee shall make adjustments for the following:

(a)cumulative effect of accounting changes;

(b)	extraordinary items as described in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year; and

(c)discontinued operations.

The Committee may also specify by no later than 90 days after the beginning of each Plan Year other adjustments to be made with respect to the incentive bonus to be paid for the current Plan Year, including without limitation, adjustments related to the effects of changes in tax laws applicable to the Company during the Plan Year; acquisition-related charges and/or impact on results; major capital and stock restructuring; goodwill and other non-cash impairment charges; asset write-downs; interest expenses and any accrued interest associated with the cost of repurchases of our stock or issuance of dividends; constant currency adjustments or foreign currency gains and losses; items related to financing activities such as interest rate swap agreements and write-offs of previously capitalized costs from refinancing activities; litigation, claims, judgments or settlements and associated fees; the effects of changes in laws or provisions affecting reported results; accruals for reorganization and restructuring programs; unrealized gains or losses on investments; and other specified unusual or infrequently occurring items (less the amount of related income taxes), as those terms are used in Financial Accounting Standards Board Accounting ASC 225-20.
The Committee shall certify, either in writing or by the adoption of written resolutions, prior to the payment of any incentive bonus under the Plan, that the performance goals applicable to the incentive bonus payment were met. The incentive bonus may be paid in whole or part in the form of cash or stock of the Company in the discretion of the Committee. Shares of stock issued in payment hereunder may be paid under any of the Company’s stock-based incentive plans that provide for such grants of stock or stock-based awards. The incentive bonus will be paid by the March 15 following the end of the Plan Year for which it was earned, unless deferred under a separate benefit plan of the Company.
9.Termination of Employment. In order to be eligible to receive a bonus under the Plan, a participant must be an employee of the Company at the end of the Plan Year, unless this requirement is waived by the Committee under such special circumstances as may be determined by the Committee. Any incentive bonus payment to a participant, or the conditions thereof, upon termination of employment that deviate from the terms and conditions otherwise specified herein must be approved by the Committee and will only be considered for approval if such deviation would not, in the opinion of counsel to the Company, limit the Company’s federal income tax deduction for such incentive bonus payment under Section 162(m).

10.Forfeiture and Recovery of Benefits. Awards under the Plan are subject to the Company’s clawback policy included in the Corporate Governance Guidelines, as such policy may be amended from time to time, and the Company reserves the right to recover any incentive bonus awarded under the Plan in accordance with such policy.

11.Employee Rights Under the Plan. Nothing in this Plan shall be construed to:

(a)grant any officer of the Company any claim or right to be granted an award under this Plan;

(b)limit in any way the right of the Company to terminate a participant’s employment with the Company at any time; or

(c)be evidence of any agreement or understanding, express or implied, that the Company will employ a participant in any particular position or at any particular rate of remuneration.

12.Assignments and Transfers. A participant may not assign, encumber or transfer his or her rights and interests under the Plan.

13.Amendment and Termination. The Committee may amend, suspend or terminate the Plan at any time in its sole and absolute discretion. Any amendment or termination of the Plan shall not, however, affect the right of a participant to receive any earned but unpaid incentive bonus.

14.Withholding of Taxes. The Company shall deduct from the amount of any incentive bonus paid hereunder any federal or state taxes required to be withheld.

15.Term of Plan. The Plan applies to each of the five Plan Years during the period beginning January 1, 2016 and ending December 31, 2020, unless terminated earlier by the Committee.

16.Performance-Based Compensation under Section 162(m) of the Internal Revenue Code. The Company intends that any incentive bonus paid to an executive officer under the Plan will qualify as performance-based compensation under Section 162(m). Nothing in this Plan precludes the Company from making additional payments or special awards to a participant outside of the

Plan that may or may not qualify as performance-based compensation under Section 162(m), provided that such payment or award does not affect the qualification of any bonus paid or payable under the Plan as performance-based compensation.

17.Section 409A of the Internal Revenue Code. It is intended that incentive bonus payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”). In the event that any incentive bonus payment does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A. The Plan shall be interpreted and construed accordingly.

18.No Vested Interest or Right. At no time before the actual payout of an incentive bonus to any participant under the Plan shall any participant accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat participants identically under the Plan.

APPENDIX D

POOL CORPORATION
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
GENERAL

1.1 Establishment of Plan. Pool Corporation, a Delaware corporation (the Company) with principal offices located in Covington, LA, has adopted the following employee stock purchase plan for its eligible employees, effective on July 1, 1998 and as amended and restated by the Board of Directors on July 23, 2002 and, subject to the approval of the Company’s stockholders, as further amended and restated on May 4, 2016 (the 2016 Amendment). This Plan shall be known as the “Pool Corporation Amended and Restated Employee Stock Purchase Plan.”

1.2 Purpose. The purpose of this Plan shall be to promote the long-term growth and profitability of the Company and its Subsidiaries and Affiliates by: (i) providing an opportunity for eligible employees to become stockholders in the Company with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available employees.

1.3 Qualification; 423 Component. This Plan consists of two components: a Code Section 423 Component (the 423 Component) and a non-Code Section 423 Component (the Non-423 Component). The 423 Component is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and the provisions of the 423 Component should be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code, although the Company makes no undertaking or representation that it will maintain such qualification.

1.4 Non-423 Component. In addition to the 423 Component described in Section 1.3, this Plan authorizes the grant of options under the Non-423 Component which does not qualify as an “employee stock purchase plan” under Section 423 of the Code and which may be used for Offerings of the Plan to Employees who are foreign nationals or employed outside of the United States, as will be determined by the Plan Administrator. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

ARTICLE II
DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1 Affiliate. Any entity, whether now or hereafter existing, that is directly or indirectly controlled by the Company which does not meet the definition of a Subsidiary below, as determined by the Plan Administrator, and which may participate only in an Offering under the Non-423 Component of the Plan.

2.2 Applicable Laws. The requirements relating to the administration of equity-based awards and the related issuance of shares of Stock under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

2.3 Board of Directors. The Board of Directors of Pool Corporation.

2.4 Change of Control. The occurrence of any of the following:

(i)
a transaction or series of transactions (other than an offering of the Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii)
during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the

Company to effect a transaction described in subsection (i) or (iii) of this definition) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)
the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction (A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section (iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv)
the Company’s stockholders approve a liquidation or dissolution of the Company. Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change of Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.

2.5 Closing Market Price. The last sale price of the Stock as quoted on the principal exchange on which the Stock is listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purpose) on the date specified; or if no sales occurred on such day, the last sale price of the Stock on the first Trading Day immediately prior to such date during which a sale occurred; but if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on an exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.6 Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 Commencement Date. The first day of each Plan Period (January 1 and July 1, unless otherwise determined by the Plan Administrator).

2.8 Committee. The Compensation Committee of the Board of Directors or any subcommittee referred to in Section 9.1.

2.9 Contribution Account. The account established on behalf of the Participant to which shall be credited the amount of the Participant’s Contributions pursuant to Article V.

2.10 Contributions. The amount contributed by a Participant through payroll deductions or other means as may be permitted or required by the Plan Administrator, and other additional payments that the Plan Administrator may permit a Participant to make to fund the exercise of options granted pursuant to the Plan.

2.11 Employee. Each Employee (within the meaning of Section 423(b)(1) of the Code) of a Participating Company. For purposes of clarity, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Participating Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Participating Company who has entered into an independent contractor or consultant agreement with the Company or a Participating Company; (iv) any individual performing services for the Company or a Participating Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Participating Company enters into for services; (v) any individual classified by the Company or a Participating Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Participating Company; and (vii) any leased employee. The Plan Administrator shall have exclusive discretion to determine whether an individual is an Employee for purposes of the Plan.

2.12 Exchange Act. The United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

2.13 Five-Percent Stockholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or Parent thereof. In determining this five-percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator, and the determination will otherwise be made in accordance with U.S. Treasury Regulation Section 1.423-2(d).

2.14 NASDAQ. The National Association of Securities Dealers Automated Quotation System.

2.15 New Purchase Date. A new Purchase Date if the Plan Administrator shortens any Offering Period then in progress.

2.16 Offering. An offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4.2. Unless otherwise specified by the Plan Administrator, each Offering under the Plan to the Employees of the Company or a Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

2.17 Offering Period. The periods established in accordance with Section 4.2 during which options may be granted pursuant to the Plan and may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 4.2 and 9.2.

2.18 Parent. A “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.19 Participant. Any Employee of a Participating Company who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.20 Participating Company. The Company and any present or future Subsidiary or Affiliate that is designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies, provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component. Unless otherwise determined by the Plan Administrator, the term “Participating Company” shall include any corporation into which a Participating Company may be merged or consolidated or to which all or substantially all of its assets may be transferred.

2.21 Plan. Pool Corporation Amended and Restated Employee Stock Purchase Plan (formerly known as the SCP Pool Corporation Employee Stock Purchase Plan), as may be further amended from time to time.

2.22 Plan Administrator. The Committee or, with respect to the day-to-day administration of the Plan, one or more of the Company’s officers or management team appointed by the Board of Directors or the Committee pursuant to the delegation provisions of Section 9.1. Except as otherwise provided in the Plan, the Board of Directors or the Committee may assign any of its administrative tasks to the Plan Administrator.

2.23 Plan Period. A period of time within an Offering Period, as may be specified by the Plan Administrator in accordance with Section 4.2, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Plan Periods.

2.24 Purchase Date. The last Trading Day of each Plan Period of the Plan.

2.25 Purchase Price. The price per share of the Stock to be charged to Participants at the Purchase Date, as determined in Section 6.2, provided, however, that the Purchase Price for an Offering under the Section 423 Component of the Plan shall not be less than eighty-five percent (85%) of the lesser of (i) the Closing Market Price of the Stock on the first Trading Day of the Offering Period or (ii) the Closing Market Price of the Stock on the Purchase Date.

2.26 Stock. Those shares of Common Stock of the Company, par value $.001 per share, which are reserved for issuance under the terms of this Plan.

2.27 Stock Account. The account established on behalf of the Participant to which shall be credited the shares of Stock purchased with each Participant’s Contributions pursuant to Article VI.

2.28 Subsidiary. Any corporation in an unbroken chain of corporations beginning with the Company each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

2.29 Tax-Related Items. Any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

2.30 Trading Day. A day on which the principal exchange on which the Stock is listed is open for trading.

ARTICLE III
STOCKHOLDER APPROVAL

3.1 Condition Precedent. To the extent that stockholder approval is required for the 2016 Amendment, no purchases under the Plan shall be made without approval of the Plan by the stockholders of the Company within twelve (12) months of the adoption of the 2016 Amendment by the Board of Directors. In the event that the stockholders of the Company do not approve the 2016 Amendment, only the portions of the 2016 Amendment that do not require stockholder approval will become effective.

3.2 Stockholder Approval Required for Certain Amendments. Without the approval of the stockholders of the Company, no amendment to this Plan shall:

(i)	increase the number of shares reserved under the Plan, other than as provided in Section 10.3;

(ii)	change the definition of corporations whose Employees may be offered options under the Plan; or

(iii)
otherwise be made if such amendment would require approval of the Company’s stockholders under the Code, NASDAQ rules, the rules of any other stock exchange on which the Company’s stock may be quoted or other Applicable Laws.

Approval by stockholders must comply with applicable provisions of the corporate charter and Bylaws of the Company and with Delaware law prescribing the method and degree of stockholder approval required for reservation and issuance of corporate stock.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

4.1 Conditions of Eligibility.

(i)
General. Each Employee shall be eligible to become a Participant on the Commencement Date for each Plan Period, subject to any limitations under Section 423 of the Code or adopted by the Plan Administrator pursuant to subsection (iii) hereof.

(ii)
Non-U.S. Employees. An Employee who works for a Participating Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering under the Section 423 Component of the Plan to violate Section 423 of the Code. In the case of an Offering under the Non-423 Component of the Plan, an Employee (or group of Employees) may be excluded from participation in the Plan or an Offering if the Plan Administrator has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.

(iii)
Limitations. The Plan Administrator, in its discretion, from time to time may, prior to an Offering Period for all options to be granted in an Offering, determine on a uniform and nondiscriminatory basis that the definition of Employee will or will not include an individual if he or she: (a) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (b) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (c) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (d) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (e) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Participating Company whose employees are participating in that

Offering. Notwithstanding any provisions of the Plan to the contrary, no Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan.

4.2 Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Plan Administrator determines otherwise in its discretion, each Offering Period shall consist of one six-month Plan Period which shall run from the first Trading Day of January through the last Trading Day of June and from the first Trading Day of July through the last Trading Day of December. The Plan Administrator will have the authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Plan Periods within an Offering Period, a different duration for one or more Offering Periods or Plan Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

4.3 Application for Participation. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form and may elect to participate in an Offering Period under the Plan by completing the online enrollment process through the Company’s designated Plan broker (or enrolling through such other process as may be prescribed by the Plan Administrator), no later than five (5) business days prior to the Commencement Date for the Plan Period for which the Employee is enrolling, or within such other period as may be established by the Plan Administrator. The completed enrollment form shall indicate the amount of Contributions authorized by the Employee, which is subject to terms and limits of Article V below. A Participant will be deemed to have authorized the same amount of Contributions for each subsequent payroll period provided that he or she is eligible to participate during each subsequent payroll period. A Participant may change his or her amount of Contributions pursuant to Section 5.2. If any Employee does not elect to participate for any given Plan Period, such Employee may elect to participate on any future Commencement Date so long as he or she continues to meet the eligibility requirements.

4.4 Date of Participation. All eligible Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their timely submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

ARTICLE V
CONTRIBUTION TO ACCOUNT

5.1 Employee Contributions. The Plan Administrator will cause to be established a Contribution Account and a Stock Account for each Participant under the Plan for bookkeeping purposes. The enrollment form signed by each Participant shall include the Participant’s amount of Contributions which, (i) if made via payroll deduction, shall authorize the Participating Company employing the Participant to deduct from the Participant’s compensation an after-tax amount in an exact number of dollars during each payroll period amounting to not less than twenty-five dollars ($25.00) for each payroll period, and (ii) if made by means other than payroll deductions, shall be remitted by the Participant, in an amount not less than twenty-five dollars ($25.00), to the Participating Company employing the Participant or to the Company within such time period and by such means as may be prescribed by the Plan Administrator. The Plan Administrator may establish such other minimum Contributions amount prior to the Commencement Date for any Plan Period. The Contributions shall be credited to the Participant’s Contribution Account. Participant Contributions will not be permitted to commence at any time during the Plan Period other than on a Commencement Date. No interest will accrue on any Contributions or on the balance in a Participant’s Contribution Account.

5.2 Modification of Contribution Rate. No change shall be permitted to take effect in a Participant’s amount of Contributions except upon a Commencement Date. A Participant may increase or decrease his or her amount of Contributions effective as of the first day of the first full payroll period of any Plan Period by filing the appropriate form online through the Company’s designated Plan broker (or through such other process as may be prescribed by the Plan Administrator), no later than five (5) business days prior to the Commencement Date for that Plan Period, or within such other period as may be established by the Plan Administrator. Notwithstanding the foregoing, a Participant may elect to discontinue his or her Contributions at any time prior to the Purchase Date by filing the appropriate form online through the Company’s designated Plan broker (or through such other process as may be prescribed by the Plan Administrator); such election shall become effective not more than thirty (30) days following its receipt by the Company, or within such other period as may be established by the Plan Administrator. The Participant shall become eligible to recommence Contributions on the next Commencement Date.

5.3 Withdrawal of Contributions. A Participant may elect to withdraw the balance of his or her Contribution Account at any time during the Plan Period prior to the Purchase Date by filing the appropriate form online through the Company’s designated Plan broker (or through such other process as may be prescribed by the Plan Administrator). If Contributions are withdrawn in this manner, further Contributions during that Plan Period will be discontinued in the manner provided in Section 5.2 and the Participant will not be permitted to make any lump sum Contributions pursuant to Section 5.4 for the remainder of that Plan Period. The Participant shall become eligible to recommence Contributions on the next Commencement Date.

5.4 Lump Sum Contribution. Subject to the limitation described in Section 5.5 and unless otherwise prescribed for an Offering under the Plan by the Plan Administrator, a Participant, who has not during a Plan Period discontinued his or her Contributions pursuant to Section 5.2 or elected to withdraw his or her Contributions pursuant to Section 5.3, may make a lump sum Contribution at any time during such Plan Period. At the election of the Participant, such lump sum Contribution may be paid by check by the Participant or may be withheld via payroll deductions from the Participant’s compensation by a Participating Company. Any lump sum Contribution made by a Participant shall be credited to the Participant’s Contribution Account.

5.5 Limitation on Contributions. A Participant shall be allocated the number of shares of Stock which may be purchased with such Participant’s Contributions; provided, that a Participant may purchase no more than 500 shares of Stock in any Plan Period under this Plan (subject to adjustment pursuant to Section 10.3 of the Plan). If a Participant’s total Contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Plan Period, without interest. The Plan Administrator, in its discretion, from time to time may, prior to a Plan Period or an Offering Period, specify a different maximum number of shares of Stock which may be purchased by any Participant during that Plan Period or Offering Period and, if an Offering Period contains more than one Purchase Date, the Plan Administrator may, prior to the start of that Offering Period, specify a maximum number of shares which may be purchased by any Participant on each Purchase Date within such Offering Period. Notwithstanding the foregoing, no option granted under this Plan shall permit a Participant to purchase shares of Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries at a rate which in the aggregate exceeds $25,000 of fair market value of such Stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time.

5.6 Options Not Transferable. Options granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

ARTICLE VI
PURCHASE AND ISSUANCE OF STOCK

6.1 Reserved Shares of Stock. Subject to adjustment pursuant to Section 10.3 of the Plan, the Company shall reserve 956,250 shares of Stock for issuance upon purchase under this Plan. Such shares may be authorized but unissued Stock, treasury shares or Stock purchased in the open market. For avoidance of doubt, the limitation set forth in this Section 6.1 may be used to satisfy purchases of Stock under either the Section 423 Component or the Non-423 Component of the Plan.

6.2 Determination of Purchase Price. Unless otherwise provided by the Committee prior to the commencement of an Offering Period, the Purchase Price for Stock issued under this Plan for any Offering Period shall be the lesser of (i) eighty-five percent (85%) of the Closing Market Price of the Stock on the last Trading Day of the Offering Period, or (ii) eighty-five percent (85%) of the average of the Closing Market Price of the Stock on the first Trading Day of the Offering Period and the Closing Market Price of the Stock on the last Trading Day of the Offering Period.

6.3 Purchase of Stock. On a Purchase Date, the Contributions of each Participant during that Plan Period shall be used to purchase shares of Stock which shall be allocated to each Participant’s Stock Account. Subject to the limitations in Section 5.5, the number of whole shares of Stock purchased shall be determined by one of the following methods:

(i)
by dividing the Purchase Price into the balance of each of the Participant’s Contribution Accounts and purchasing the nearest whole-share amount of Stock. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in such Participant’s Contribution Account to be used in the next Plan Period along with new Contributions in the next Plan Period; provided, however, that if the Participant does remain enrolled for the next Plan Period, the balance remaining shall be returned to the Participant in cash; or

(ii)
by dividing the Purchase Price into the balance of all of the Participants’ Contribution Accounts and allocating the purchased shares among the Participants’ Stock Accounts according to the amount contributed (including fractional share amounts, if any).

Shares of Stock allocated to each Participant’s Stock Account shall be recorded by means of a book entry system or may be delivered as physical stock certificates, as determined by the Plan Administrator. If the Plan Administrator permits the delivery of stock certificates, shares of Stock shall remain uncertificated until such Participant requests the issuance of stock certificates through the procedure set forth under Section 8.1 hereto. Fractional share amounts in a Participant’s Stock Account shall not be certificated but will remain in a Participant’s Stock Account or be exchanged for cash under the circumstances set forth in Section 8.1 hereto. The Plan Administrator shall determine in its discretion whether method (i) or (ii) above is applied, and the method chosen shall be applied to all Participants for a given Purchase Date.

6.4 Pro-Rata Reduction of Stock. If the total number of shares of Stock to be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1 (subject to adjustment upon the occurrence of an event described in Section 10.3), a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Purchase Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

6.5 Taxes. At the time a Participant’s option is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock acquired under the Plan, the Participant shall make adequate provision for any Tax-Related Items, to the extent applicable. In their sole discretion, the Company or the Participating Company employing the Participant may satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s wages or other compensation, (ii) withholding a sufficient whole number of shares of Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, as determined in accordance with generally accepted accounting principles, or (iii) withholding from proceeds from the sale of shares of Stock issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

6.6 Conditions upon Issuance of Stock. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Stock, the Company will not be required to deliver any Stock issuable upon exercise of an option under the Plan prior to the completion of any registration or qualification of the Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Plan Administrator shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Stock with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Stock. If, pursuant to this Section 6.6, the Plan Administrator determines that the Stock will not be issued to any Participant, any Contributions credited to such Participant’s Contribution Account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates.
‘

ARTICLE VII
TERMINATION OF PARTICIPATION

7.1 Termination of Employment. Any Employee who is no longer employed by a Participating Company for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after such Participant’s termination.

7.2 Death. If a Participant should die while employed by the Participating Company, no further Contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Participating Company in writing prior to the Purchase Date next occurring after the death of the Participant. In the event no election to withdraw is made on or before the Purchase Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.3. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative. Shares purchased pursuant to this Section 7.2 may not qualify for the tax treatment set forth under Section 423 of the Code.

7.3 Retirement. If a Participant should retire from the employment of Participating Company at or after attaining age 65, no further Contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in such Participant’s Contribution Account by notifying the Participating Company in writing prior to the Purchase Date next occurring after the date such Participant retired. In the event no election to withdraw is made on or before the Purchase Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.3 and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant. Shares purchased pursuant to this Section 7.3 may not qualify for the tax treatment set forth under Section 423 of the Code.

7.4 Disability. If a Participant should terminate employment with the Participating Company on account of disability, as defined in Section 22(e)(3) of the Code, no further Contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in such Participant’s Contribution Account by notifying the Participating Company in writing prior to the Purchase Date next occurring after the Participant became disabled. In the event no election to withdraw is made on or before the Purchase Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.3, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

7.5 Leave of Absence. Subject to the discretion of the Plan Administrator, if a Participant is granted a paid leave of absence, payroll deductions (or other Contributions) on behalf of the Participant shall continue and any amounts credited to the Participant’s Contribution Account may be used to purchase shares of Stock as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant shall be discontinued and no other Contributions shall be permitted (unless otherwise determined by the Plan Administrator or required by Applicable Laws), but any amounts then credited to the Participant’s Contribution

Account may be used to purchase shares of Stock on the next applicable Purchase Date. Where the period of leave of absence exceeds three (3) months and the Participant’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

7.6 Transfer of Employment. A Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Participating Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component of the Plan to an Offering under the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component of the Plan to an Offering under the 423 Component, the exercise of the right will remain non-qualified under the Non-423 Component.

ARTICLE VIII
OWNERSHIP OF STOCK

8.1 Issuance of Stock Certificates. If the Plan Administrator permits the delivery of stock certificates, stock certificates for the number of whole shares of Stock in each Participant’s Stock Account may be issued to Participants upon the receipt by the Plan Administrator (or its agent) of a Participant’s written request indicating the number of shares of Stock (to a maximum of the number of whole shares of Stock in the Participant’s Stock Account) for which the Participant wishes to receive certificates. Such request shall be made on a form at the time prescribed by the Plan Administrator and filed with the Plan Administrator (or its agent). To the extent permitted, stock certificates may be issued, at the request of the Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, or to the Participant as custodian for the Participant’s child under the Gift to Minors Act. Share certificates shall be issued to the Participant as soon as practicable after receipt of Participant’s request. Fractional share amounts shall not be certificated and shall remain in a Participant’s Stock Account or, if the Participant is withdrawing from the Plan, be exchanged for cash upon the request of the Participant (or legal representative) at a rate determined by the Closing Market Price on the Trading Day immediately preceding such request.

8.2 Notice to Company Upon Sales of Stock within Two Years of Purchase. If a Participant (or former Participant) in an Offering under the 423 Component of the Plan sells or otherwise disposes of any shares of Stock obtained under this Plan prior to two (2) years after the Purchase Date, such Participant must notify the Participating Company immediately in writing concerning such disposition.

8.3 Transfer Restrictions. Unless otherwise provided by the Plan Administrator, no Participant shall sell, assign or otherwise transfer any shares of Stock acquired on any Purchase Date for a period of six months following such Purchase Date without the consent of the Plan Administrator. The Plan Administrator may, in its sole discretion, discontinue any Participant’s participation in the Plan for any period of time upon the occurrence of any such sale or transfer.

8.4 Rights as a Stockholder. A Participant shall have no rights as a shareholder with respect to shares of Stock subject to any options granted under this Plan or any shares of Stock deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Plan Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

8.5 Reports to Participants. Unless otherwise determined by the Plan Administrator, an annual report shall be rendered to each Participant in the Plan annually within ninety (90) days after the close of the Plan year, showing for the Plan year just ended: (i) the amounts of Contributions made for each Participant; (ii) ‘the number of shares of Stock acquired for such Participant’s Stock Account; (iii) the cost to the Participant per share of Stock purchased for such Participant; (iv) the number of shares, if any, for which certificates were delivered to such Participant; and (v) the beginning and ending balances in the Participant’s Stock Account and Contribution Account.

ARTICLE IX
ADMINISTRATION AND AMENDMENT

9.1 Administration. The Committee shall have full power and authority to administer the Plan, including, without limitation, (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine all questions arising as to eligibility to participate and adjudicate all disputed claims filed under the Plan, including whether Employees shall participate in an Offering under the Section 423 Component or under the Non-423 Component and which Subsidiaries and Affiliates of the Company shall be Participating Companies in either an Offering under the Section 423 Component or under the Non-423 Component, (iii) determine the amount of Contributions permitted, the compensation from which such Contributions may be made, the Purchase Price and all other terms and conditions of options granted under the Plan, (iv) implement a participation reset feature whereby Participants may be automatically enrolled in a new Offering Period under the Plan if the Closing Market Price on a Purchase Date during an Offering Period is less than or equal to the Closing Market Price on the first Trading Day of that Offering Period, (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (vi) amend an outstanding option, including any amendments to an option that may be necessary for purposes of effecting a transaction contemplated under Sections 10.3 or 10.4 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of an option or the Purchase Price applicable to an option), provided that the amended option otherwise conforms to the terms of the Plan, and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws of jurisdictions outside the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and sub-plans, which, for an Offering under the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the handling of payroll deductions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of issuances of shares of Stock, which may vary according to local requirements. The Committee is also authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S.

The Committee shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and to the extent not prohibited by Applicable Laws, may delegate any or all of the foregoing duties to a subcommittee or subcommittees of the Committee, the Plan Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not stated in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2 Amendment and Termination of the Plan. The Board of Directors may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all Contributions shall cease and the balance in each Participant’s Contribution Account shall be paid to that Participant. The Board of Directors may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the stockholders of the Company.

ARTICLE X
MISCELLANEOUS

10.1 Expenses. Unless otherwise determined by the Plan Administrator, the Company and/or the Participating Companies will pay all expenses of administering the Plan that may arise in connection with the Plan. No expenses attributable to a Participant’s sale of Stock, however, will be borne by any Participating Company.

10.2 No Contract of Employment. Nothing in this Plan shall be construed to constitute a contract of employment between an Participating Company and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Participating Company or to interfere with the right of an Participating Company to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3 Adjustment Upon Changes in Capitalization. The aggregate number and class of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, the numerical limit of Section 5.5, the calculation of the Purchase Price as provided in Section 6.2 and the number of shares of Stock covered by each option under the Plan that has not yet been exercised, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in such manner as it deems equitable to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares, spin-off, or other similar event, and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall disregarded and the number of shares available under the Plan shall be the next lower number of shares, rounding all fractions downward.

10.4 Change of Control. In the event of a Change of Control, each outstanding option shall be equitably adjusted and assumed or an equivalent right to purchase shares substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change of Control refuses to assume or substitute for the option or the successor corporation is not a publicly traded corporation, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed Change of Control. The Plan Administrator shall notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that shares of Stock shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 5.3.

10.5 Code Section 409A. Options granted under an Offering under the Section 423 Component are exempt from the application of Section 409A of the Code. Notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a option under the Plan to be subject to Section 409A of the Code, the Plan Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, provided that any such amendment or action by the Plan Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto. The Company makes no representation that the option under the Plan is compliant with Section 409A of the Code.

10.6 Tax Qualification. Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 10.5 above. The Company shall be unconstrained in its corporate activities without regard to any potential negative tax impact on Participants under the Plan.

10.7 Participating Company’s Rights. The rights and powers of any Participating Company shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Participating Company to make adjustments. reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.8 Limit on Liability. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any other Participating Company, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Participating Company, or any stockholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.8, of any right which is not susceptible to advance waiver under applicable law.

10.9 Gender and Number. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.10 Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that Offerings under the Section 423 Component of the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code.

10.11 Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.12 Severability. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

VOTE BY INTERNET – www.proxyvote.com
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POOL CORPORATION 109 NORTHPARK BLVD. COVINGTON LA 70433
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
POOL CORPORATION

The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of Directors	For	Against	Abstain
	Nominees:
	1a. Wilson B. Sexton	☐	☐	☐			For	Against	Abstain
	1b. Andrew W. Code	☐	☐	☐	2.	Ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year.	☐	☐	☐
	1c. Timothy M. Graven	☐	☐	☐	3.	Say-on-pay vote: Advisory vote to approve executive compensation as disclosed in the proxy statement.	☐	☐	☐
	1d. Manuel J. Perez de la Mesa	☐	☐	☐	4.	Re-approval of the Pool Corporation Strategic Plan Incentive Program.	☐	☐	☐
	1e. Harlan F. Seymour	☐	☐	☐	5.	Approval of the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan.	☐	☐	☐
	1f. Robert C. Sledd	☐	☐	☐	6.	Approval of the Pool Corporation Executive Officer Annual Incentive Plan.	☐	☐	☐
	1g. John E. Stokely	☐	☐	☐	7.	Approval of the Pool Corporation Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐
	1h. David G. Whalen	☐	☐	☐
					Note: Such other business as may properly come before the meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

POOL CORPORATION
109 NORTHPARK BOULEVARD
COVINGTON, LOUISIANA 70433

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
POOL CORPORATION

The undersigned hereby appoints Jennifer M. Neil and Melanie M. Housey Hart, or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Pool Corporation (the “Company”) held of record by the undersigned on March 16, 2016, at the annual meeting of stockholders to be held at the Company’s headquarters at 109 Northpark Boulevard, Covington, Louisiana 70433, on May 4, 2016, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE AND, FOR PROPOSALS 2 THROUGH 7. THE PROXY HOLDERS NAMED ABOVE WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on the reverse side